As filed with the Securities and Exchange Commission on January 5, 1998
                                                      Registration No. 333-40057


--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                              AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             (INCLUDING EXHIBITS)

                             CAVALRY BANCORP, INC.
             -----------------------------------------------------
              (Exact name of registrant as specified in charter)


           Tennessee                       6035                  62-1721072
-------------------------------    ---------------------     -------------------
(State or other jurisdiction of      (Primary SICC No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            114 WEST COLLEGE STREET
                         MURFREESBORO, TENNESSEE 37130
                                (615) 893-1234
       -----------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                         John F. Breyer, Jr., Esquire
                         Victor L. Cangelosi, Esquire
                               BREYER & AGUGGIA
                                Suite 470 East
                              1300 I Street, N.W.
                            Washington, D.C.  20005
                 --------------------------------------------
                    (Name and address of agent for service)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


========================================================================================================================
                                                  Calculation of Registration Fee
========================================================================================================================
Title of Each Class of Securities     Proposed Maximum     Proposed Offering    Proposed Maximum      Amount of
Being Registered                      Amount Being         Price(1)             Aggregate Offering    Registration Fee
                                      Registered(1)                             Price(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, No Par Value             7,538,250             $10.00               $75,382,500           $22,844(2)

Participation interests                   50,000                 --                        --                --(3)
========================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold is subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.


(2)  Previously paid.


(3) The securities of Cavalry Bancorp, Inc., to be purchased by the Cavalry Banking 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1

1.     Forepart of the Registration              Forepart of the Registration Statement;
       Statement and Outside Front               Outside Front Cover Page
       Cover of Prospectus

2.     Inside Front and Outside Back             Inside Front Cover Page; Outside Back
       Cover Pages of Prospectus                 Cover Page

3.     Summary Information, Risk Factors         Prospectus Summary; Risk Factors
       and Ratio of Earnings
       to Fixed Charges

4.     Use of Proceeds                           Use of Proceeds; Capitalization

5.     Determination of Offering Price           Market for Common Stock

6.     Dilution                                  *

7.     Selling Security Holders                  *

8.     Plan of Distribution                      The Conversion

9.     Description of Securities to be           Description of Capital Stock
       Registered

10.    Interests of Named Experts and            Legal and Tax Opinions; Experts
       Counsel

11.    Information with Respect to the
       Registrant

       (a) Description of Business               Business of the Holding Company;
                                                 Business of the Bank

       (b) Description of Property               Business of the Bank -- Properties

       (c) Legal Proceedings                     Business of the Bank -- Legal
                                                 Proceedings

       (d) Market Price of and Dividends         Outside Front Cover Page; Market for
       on the Registrant's Common Equity         Common Stock; Dividend Policy
       and Related Stockholder Matters

       (e) Financial Statements                  Financial Statements; Pro Forma Data

       (f) Selected Financial Data               Selected Financial and Other Data

       (g) Supplementary Financial               *
       Information

       (h) Management's Discussion and           Management's Discussion and Analysis of
       Analysis of Financial Condition           Financial Condition and Results of
       and Results of Operations                 Operations

       (i) Changes in and Disagreements          *
       with Accountants on Accounting
       and Financial Disclosure

       (j) Directors and Executive               Management of the Holding Company; Management of
       Officers                                  the Bank

       (k) Executive Compensation                Management of the Holding Company; Management of
                                                 the Bank -- Benefits -- Executive Compensation

       (l) Security Ownership of Certain         *
       Beneficial Owners and Management

       (m) Certain Relationships and             Management of the Bank -- Transactions with
       Related Transactions                      the Bank

12.    Disclosure of Commission Position         Part II - Item 17
       on Indemnification for Securities
       Act Liabilities

_____________
*Item is omitted because answer is negative or item inapplicable.

PROSPECTUS SUPPLEMENT

                             CAVALRY BANCORP, INC.

                                CAVALRY BANKING
                              401(K) SAVINGS PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Cavalry Banking 401(k) Savings Plan ("Plan" or "401(k) Plan") of participation interests and shares of Cavalry Bancorp, Inc. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed conversion of Cavalry Banking ("Bank" or "Employer") from a federally chartered mutual savings bank to a federally chartered stock savings bank and thereafter, to a Tennessee-chartered commercial bank, a holding company, Cavalry Bancorp, Inc. ("Holding Company"), has been formed. The simultaneous conversion of the Bank to stock form, the issuance of the Bank's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus, dated _________, 1998, of the Holding Company ("Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A PARTICIPANT'S ELIGIBILITY TO PURCHASE COMMON STOCK IN THE CONVERSION THROUGH THE PLAN IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE "THE CONVERSION" AND "-- LIMITATIONS ON PURCHASES OF SHARES" IN THE PROSPECTUS.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" IN THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL OR STATE AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus Supplement is ____________, 1998.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                             PAGE
The Offering
   Securities Offered......................................   S-1
   Election to Purchase Common Stock in the Conversion.....   S-1
   Value of Participation Interests........................   S-1
   Method of Directing Transfer............................   S-1
   Time for Directing Transfer.............................   S-2
   Irrevocability of Transfer Direction....................   S-2
   Direction Regarding Common Stock After the Conversion...   S-2
   Purchase Price of Common Stock..........................   S-2
   Nature of a Participant's Interest in the Common Stock..   S-2
   Voting and Tender Rights of Common Stock................   S-3

Description of the Plan
   Introduction............................................   S-3
   Eligibility and Participation...........................   S-4
   Contributions Under the Plan............................   S-4
   Limitations on Contributions............................   S-5
   Investment of Contributions.............................   S-7
   The Employer Stock Fund.................................   S-7
   Benefits Under the Plan.................................   S-8
   Withdrawals and Distributions from the Plan.............   S-8
   Administration of the Plan..............................   S-9
   Reports to Plan Participants............................   S-9
   Plan Administrator......................................  S-10
   Amendment and Termination...............................  S-10
   Merger, Consolidation or Transfer.......................  S-10
   Federal Income Tax Consequences.........................  S-10
   Restrictions on Resale..................................  S-13

Legal Opinions.............................................  S-14

Investment Form............................................  S-15

                                 THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan and up to _______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Bank is 114 W. College, Murfreesboro, Tennessee 37130. The Bank's telephone number is (615) 893-1234.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Bank's Conversion, each Participant in the 401(k) Plan may direct the trustees of the Plan (collectively, the "Trustees") to transfer up to 100% of a Participant's account balance to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred may include salary deferral, matching and profit sharing contributions. The Employer Stock Fund may consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will continue to be invested by the trustees of the Plan (the "Trustees"). See "DESCRIPTION OF THE PLAN -- INVESTMENT OF CONTRIBUTIONS" below. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION. FOR GENERAL INFORMATION AS TO THE ABILITY OF THE PARTICIPANTS TO PURCHASE SHARES IN THE CONVERSION, SEE "THE CONVERSION -- THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on at least an annual basis. This value represents the market value of past contributions to the Plan by the Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from other plans.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the

Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     THE DEADLINE FOR SUBMITTING A DIRECTION TO TRANSFER AMOUNTS TO THE EMPLOYER STOCK FUND IN ORDER TO PURCHASE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION IS ___________, 1998. The Investment Form should be returned to _________ at the Bank no later than the close of business on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

DIRECTION REGARDING COMMON STOCK AFTER THE CONVERSION

     It is currently anticipated that Participants may be permitted to transfer additional funds from their existing account balances to the Employer Stock Fund following the Conversion. In addition, it is anticipated that a Participant will, on a periodic basis, direct the purchase of Common Stock with new Participant and employer contributions or direct the sale of Common Stock. If Common Stock is sold, the proceeds will be credited to the Participant's account and may be reinvested in the other investment options available under the Plan. In addition, cash dividends, if any, paid on the Common Stock may be invested in the Plan's other investment options but may not be used to purchase additional shares of Common Stock. Special restrictions may apply to purchases or sales directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), or applicable OTS regulations.

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock purchased for an account of a Participant will be held in the name of the Trustees of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

INTRODUCTION

     The Bank adopted the Plan effective January 1, 1993 as an amendment and restatement of the Bank's prior defined contribution retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     EMPLOYEE RETIREMENT INCOME SECURITY ACT. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     REFERENCE TO FULL TEXT OF PLAN. THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE MATERIAL PROVISIONS OF THE PLAN. THEY ARE NOT COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE FULL TEXT OF THE PLAN, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT FILED WITH THE SEC. COPIES OF THE PLAN ARE AVAILABLE TO ALL EMPLOYEES BY FILING A REQUEST WITH THE PLAN ADMINISTRATOR. EACH EMPLOYEE IS URGED TO READ CAREFULLY THE FULL TEXT OF THE PLAN.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Bank is eligible to participate and will become a Participant in the Plan following completion of one year of service with the Bank and the attainment of age 21. The Plan year is the calendar year ("Plan Year"). Directors who are not employees of the Bank are not eligible to participate in the Plan.

     During 1996, approximately __ employees participated in the Plan.

CONTRIBUTIONS UNDER THE PLAN

     PARTICIPANT CONTRIBUTIONS. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement in amounts ranging from 1% to 15% of Compensation and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are transferred by the Bank to the Trustees of the Plan on a periodic basis as required by applicable law.

     EMPLOYER CONTRIBUTIONS. For employees with one or more years of service, the Bank currently matches employee deferral contributions dollar-for-dollar up to 3% of Compensation.

Additional contributions may also be made on a discretionary basis in proportion to each Participant's Compensation.

LIMITATIONS ON CONTRIBUTIONS

     LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     LIMITATION ON 401(K) PLAN CONTRIBUTIONS. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $10,000 (as adjusted under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES.
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e.,
                                                                         ----
the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average
                                                              ----
of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e.,
                                                                          ----
owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted under applicable Code provisions) and, if elected by the Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     TOP-HEAVY PLAN REQUIREMENTS. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer,
(3) a 5% owner of the employer (i.e., owns
                                ----
directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% owner of the employer having compensation in excess of $150,000.

INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustees who are appointed by the Bank's Board of Directors. Currently, the investment of all Plan assets is directed by the Trustees in their discretion in a manner consistent with the Plan's investment policy.

     In connection with the Conversion, a Participant may elect to have prior contributions and additions to the Participant's Account invested either in the Employer Stock Fund. Any amounts credited to a Participant's Accounts for which investment directions are not given will continue to be invested on a discretionary basis by the Trustees.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a periodic basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

THE EMPLOYER STOCK FUND

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion.

     Following the Conversion, when Common Stock is sold, the cost or net proceeds will be charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will also be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Declarations and payments of any dividends (regular and special) by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN RISK FACTORS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE HOLDING COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     VESTING. A Participant has, at all times, a fully vested, nonforfeitable interest in all of his or her Participant and Employer contributions and the earnings thereon under the Plan.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE BANK.

     DISTRIBUTION UPON RETIREMENT, DEATH, DISABILITY OR TERMINATION OF
EMPLOYMENT.   The normal form of distribution under the 401(k) Plan to a married
Participant who retires, incurs a disability, or otherwise terminates employment is an joint-and-50% annuity payable over the life of the Participant and his surviving spouse. The normal form of distribution to an unmarried participant is an annuity for the life of the Participant. Optional forms of distribution include a lump-sum payment or installment periods over a specified period. Distributions generally commence as soon as practicable following the Participant's termination of employment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. Benefits payments ordinarily must begin not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $5,000, no distribution will be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     IN-SERVICE WITHDRAWALS AND LOANS. The Plan provides for distributions of Participant deferral contributions prior to termination of employment in the form of hardship withdrawals. Such withdrawals are permitted where the funds are applied to (i) uninsured medical expenses, (ii) the purchase of a principal residence, (iii) the payment of tuition and other education expenses or (iv) payments necessary to prevent eviction from a principal residence or foreclosure on a mortgage. In order to qualify for a hardship withdrawal, the Participant must satisfy certain requirements relating to his or her financial resources and the amount of the withdrawal may not exceed the Participant's immediate and heavy financial need.

     The Plan does not provide for other in-service withdrawals or loans.

     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     TRUSTEES. The Trustees with respect to Plan assets are currently N. Gary Brown, Frank Crosslin and W. Henry Huddleston, all directors of the Bank.

     Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustees have full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustees receive no compensation for their services. The expenses of the Trustees are paid out of the Trust except to the extent such expenses and compensation are paid by the Bank.

     The Trustees must render at least annual reports to the Bank and to the Participants in such form and containing such information that the Trustees deem necessary.

REPORTS TO PLAN PARTICIPANTS

     The Plan Administrator furnishes to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     The Bank currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     The Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. THE SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE. MOREOVER, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES. FINALLY, THE CONSEQUENCES UNDER APPLICABLE STATE AND LOCAL INCOME TAX LAWS MAY NOT BE THE SAME AS UNDER THE FEDERAL INCOME TAX LAWS.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Sections 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     LUMP SUM DISTRIBUTION. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     AVERAGING RULES. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the
----
distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     DISTRIBUTIONS: ROLLOVERS AND DIRECT TRANSFERS TO ANOTHER QUALIFIED PLAN OR TO AN IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustees transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and
                     ----
the nonrecognition of net unrealized appreciation, discussed earlier.

     ADDITIONAL TAX ON EARLY DISTRIBUTIONS. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants who are officers of the Bank or the Holding Company are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Conversion.

                                Investment Form
                             (Employer Stock Fund)

                                CAVALRY BANKING
                              401(K) SAVINGS PLAN


Name of Participant:______________________________


Social Security Number:___________________________


     1. Instructions. In connection with the proposed conversion of Cavalry Banking ("Bank") to a stock savings bank and the simultaneous formation of a holding company ("Conversion"), participants in the Cavalry Banking 401(k) Savings Plan ("Plan") may elect to direct the investment of up to 100% of their account balance into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of Cavalry Bancorp, Inc. ("Common Stock"), the proposed holding company for the Bank. A PARTICIPANT'S ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN CONVERSION. SEE THE PROSPECTUS FOR ADDITIONAL INFORMATION.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to _________ at the Bank, NO LATER THAN THE CLOSE OF BUSINESS ON _______________, 1998. The Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact _________).

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion. Please transfer this amount from my Prudential Money Market Fund account.

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.



______________________________                    ___________________________
          Signature                                           Date

                             *    *    *    *    *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.



______________________________                    ___________________________
      Plan Administrator                                      Date

PROSPECTUS                    CAVALRY BANCORP, INC.
                (PROPOSED HOLDING COMPANY FOR CAVALRY BANKING)
                    UP TO 6,555,000 SHARES OF COMMON STOCK
                        $10.00 PURCHASE PRICE PER SHARE


     Cavalry Bancorp, Inc. ("Holding Company"), a Tennessee corporation, is offering between 4,845,000 and 6,555,000 shares of its common stock, no par value per share ("Common Stock"), in connection with the conversion of Cavalry Banking ("Bank") from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and the simultaneous issuance of all of the Bank's outstanding capital stock to the Holding Company pursuant to the Bank's plan of conversion, as amended ("Plan of Conversion"). The conversion of the Bank to a federally chartered capital stock savings bank and its acquisition by the Holding Company are collectively referred to herein as the "Stock Conversion." Following the completion of the Stock Conversion, the Bank may convert from a federally chartered capital stock savings bank to a Tennessee-chartered commercial bank as a subsidiary of the Holding Company ("Bank Conversion"). All references to the "Bank" shall include its operation as a federally chartered mutual savings bank, a federally chartered capital stock savings bank, or a Tennessee-chartered commercial bank, as indicated by the context. The Stock Conversion and the Bank Conversion are collectively referred to herein as the "Conversion." As of the date of this Prospectus, neither the Holding Company nor the Bank has filed any of the applicable regulatory applications necessary to undertake the Bank Conversion. Under the Plan of Conversion, the decision whether or not to undertake the Bank Conversion is in the sole discretion of the Bank's Board of Directors. The Board of Directors does not expect to make this decision until after the consummation of the Stock Conversion. No assurance can be given that the Bank Conversion will be undertaken. The decision whether or not to undertake the Bank Conversion will depend on the economic and regulatory climate at that time, among other factors. See "PROSPECTUS SUMMARY -- The Conversion -- Bank Conversion."

       Pursuant to the Plan of Conversion, nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been granted, in order of priority, to (i) depositors with $50.00 or more on deposit at the Bank as of June 30, 1996 ("Eligible Account Holders"), (ii) the Bank's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan, (iii) depositors with $50.00 or more on deposit at the Bank as of December 31, 1997 ("Supplemental Eligible Account Holders"), and (iv) depositors of the Bank as of ______________, 1998 ("Voting Record Date") and borrowers of the Bank with loans outstanding as of January 24, 1991, which continue to be outstanding as of the Voting Record Date ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS") OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. THE SUBSCRIPTION OFFERING WILL EXPIRE AT 12:00 NOON, CENTRAL TIME, ON FEBRUARY __, 1998 ("EXPIRATION DATE"), UNLESS EXTENDED BY THE BANK AND THE HOLDING COMPANY FOR UP TO __ DAYS TO ____________ __, 1998. SUCH EXTENSION MAY BE GRANTED WITHOUT ADDITIONAL NOTICE TO SUBSCRIBERS. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Limitations on Purchases of Shares."

        FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK,
             CALL THE STOCK INFORMATION CENTER AT (615) ___-____.

      FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY EACH
         PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE SAVINGS
      ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OTS, THE FDIC OR ANY OTHER FEDERAL AGENCY OR
  ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

                      (cover continued on following page)

                           TRIDENT SECURITIES, INC.

             The date of this Prospectus is ____________ __, 1998.

------------------------------------------------------------------------------------------------------------------
                                                                        Estimated Underwriting
                                                   Purchase                Commissions and         Estimated Net
                                                   Price(1)           Other Fees and Expenses(2)    Proceeds(3)
                                           -------------------------  --------------------------  ----------------
Minimum Price Per Share..................          $     10.00                 $     0.21           $      9.79
Midpoint Price Per Share.................          $     10.00                 $     0.20           $      9.80
Maximum Price Per Share..................          $     10.00                 $     0.19           $      9.81
Maximum Price Per Share, as adjusted(4)..          $     10.00                 $     0.18           $      9.82
Minimum Total(5).........................          $48,450,000                 $1,002,000           $47,448,000
Midpoint Total(6)........................          $57,000,000                 $1,120,000           $55,880,000
Maximum Total(7).........................          $65,550,000                 $1,238,000           $64,312,000
Maximum Total, as adjusted(4)(8).........          $75,382,500                 $1,373,000           $74,009,500

(1) Determined in accordance with an independent appraisal prepared by Ferguson & Company ("Ferguson") as of November 7, 1997, which states that the estimated aggregate pro forma market value of the Holding Company and the Bank as converted ranged from $48,450,000 to 65,550,000, with a midpoint of $57,000,000 ("Estimated Valuation Range"). See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) Includes estimated expenses to the Holding Company and the Bank arising from the Conversion, including fees to be paid to Trident Securities, Inc. ("Trident Securities") in connection with the Offerings. Trident Securities' fees amount to $414,000, $532,000, $650,000 and $785,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively. Such fees may be deemed to be underwriting fees and Trident Securities may be deemed to be an underwriter. Expenses, other than fees to be paid to Trident Securities, are estimated to total approximately $588,000 at each of the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. Actual expenses may be more or less than estimated amounts. The Holding Company and the Bank have agreed to indemnify Trident Securities against certain liabilities, including liabilities that might arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."
(3) Actual net proceeds can vary substantially from the estimated amounts depending upon actual expenses and the relative number of shares sold in the Offerings. See "USE OF PROCEEDS" and "PRO FORMA DATA."
(4) Gives effect to an increase in the number of shares that could be sold in the Offerings due to an increase in the pro forma market value of the Holding Company and the Bank as converted up to 15% above the maximum of the Estimated Valuation Range, without the resolicitation of subscribers or any right of cancellation. The ESOP shall have a first priority right to subscribe for such additional shares up to an aggregate of 8% of the Common Stock issued in the Conversion; however, the ESOP may purchase all or part of its shares in the open market after the consummation of the Conversion. The issuance of such additional shares will be conditioned on a determination by Ferguson that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Bank as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(5)  Assumes the issuance of 4,845,000 shares at $10.00 per share.
(6)  Assumes the issuance of 5,700,000 shares at $10.00 per share.
(7)  Assumes the issuance of 6,555,000 shares at $10.00 per share.
(8)  Assumes the issuance of 7,538,250 shares at $10.00 per share.

     Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale to members of the general public through a direct community offering ("Direct Community Offering") with preference being given to natural persons and trusts of natural persons who are permanent residents of Rutherford and Bedford Counties, Tennessee ("Local Community"), subject to the right of the Holding Company to accept or reject orders in the Direct Community Offering in whole or in part. The Direct Community Offering, if one is held, is expected to begin immediately after the Expiration Date, but may begin at any time during the Subscription Offering. The Direct Community Offering may terminate on or after the Expiration Date, but not later than ____________ __, 1998 (or _________ __, 1998 if the Subscription Offering is fully extended), unless further extended with the consent of the OTS. It is anticipated that shares of Common Stock not subscribed for or purchased in the Subscription Offering and the Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by Trident Securities in a syndicated offering ("Syndicated Community Offering"). The Subscription Offering, Direct Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings." If the Conversion is not consummated within 45 days after the last day of the Subscription Offering (which date will be no later than ________ __, 1998, assuming a fully extended Subscription Offering) and the OTS consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their orders. Such extensions may not go beyond ___________ __, 1999.


     With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Stock Conversion, the Plan of Conversion provides that no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the Stock Conversion shares of Common Stock with an aggregate purchase price of more than 655,500. If market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range, the maximum purchase limitation may be increased at the sole discretion of the Bank and the Holding Company subject to any required regulatory approval. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Limitations on Purchases of Shares" and "-- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings" for other purchase and sale limitations. The minimum order is 25 shares.

     The Holding Company must receive a properly completed and signed stock order form and certification ("Order Form") along with full payment (or appropriate instructions authorizing a withdrawal of the full payment from a deposit account at the Bank) of $10.00 per share for all shares subscribed for or ordered. Funds so received will be placed in segregated accounts created for this purpose at the Bank and will earn interest at the Bank's passbook rate from the date payment is received until the Stock Conversion is consummated or terminated; these funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at the contractual rate until the Stock Conversion is consummated or terminated, although such funds will be unavailable for withdrawal until the Stock Conversion is consummated or terminated. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY. The Holding Company is not obligated to accept orders submitted on photocopied or telecopied Order Forms.

     The Bank and the Holding Company have engaged Trident Securities as their financial advisor and to assist the Holding Company in the sale of the Common Stock in the Offerings. Trident Securities is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. ("NASD"). Neither Trident Securities nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. The Holding Company and the Bank reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community or Syndicated Community Offerings either at the time of receipt of an order or as soon as practicable following the termination of the Offerings. See "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

     Offering materials for the Subscription Offering initially will be distributed to certain persons by mail, with copies also available by request or at the Stock Information Center. The Bank has established the Stock Information Center for purposes of coordinating the Offerings, including tabulating orders and answering questions about the Offerings by telephone. See "THE CONVERSION -
- Description of Sales Activities."


     Prior to the Offerings, the Holding Company has not issued any capital stock and accordingly there has been no market for the shares offered hereby. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. The Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "CAVB." See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

                                CAVALRY BANKING
                            MURFREESBORO, TENNESSEE



   [Map depicting State of Tennessee and Rutherford, Bedford and Williamson
                                  Counties]



THE STOCK CONVERSION IS CONTINGENT UPON APPROVAL OF THE BANK'S PLAN OF CONVERSION BY AT LEAST A MAJORITY OF THE BANK'S ELIGIBLE VOTING MEMBERS, THE SALE OF AT LEAST 4,845,000 SHARES OF COMMON STOCK PURSUANT TO THE PLAN OF CONVERSION, AND RECEIPT OF ALL APPLICABLE REGULATORY APPROVALS.

--------------------------------------------------------------------------------
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

                              PROSPECTUS SUMMARY

     The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

CAVALRY BANCORP, INC.

     The Holding Company was organized on November 5, 1997 under Tennessee law at the direction of the Bank to acquire all of the capital stock that the Bank will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has only engaged in organizational activities to date. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Bank. Immediately following the Stock Conversion, the only significant assets of the Holding Company will be the outstanding capital stock of the Bank, 50% of the net proceeds of the Offerings as permitted by the OTS to be retained by it and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Stock Conversion. Funds retained by the Holding Company will be used for general business activities. See "USE OF PROCEEDS." Upon consummation of the Stock Conversion, the Holding Company will be classified as a unitary savings and loan holding company subject to OTS regulation. See "REGULATION -- Savings and Loan Holding Company Regulations." If the Bank Conversion is undertaken, the Holding Company's principal business would become the business of the Bank as a Tennessee-chartered commercial bank and it would register with the Board of Governors of the Federal Reserve System ("Federal Reserve") as a bank holding company under the Bank Holding Company Act, as amended ("BHCA"). See "-- The Conversion -- Bank Conversion" and "REGULATION -- Bank Holding Company Regulation." Management believes that the holding company structure and retention of proceeds could facilitate possible geographic expansion and diversification through future acquisitions of other financial institutions and also enable the Holding Company to diversify, should it decide to do so, into a variety of commercial banking-related activities. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such acquisitions or activities. The holding company structure will also facilitate the repurchase of shares in the open market, subject to the discretion of the Holding Company's Board of Directors, regulatory restrictions and market conditions. The main office of the Holding Company is located at 114 West College Street, Murfreesboro, Tennessee 37130 and its telephone number is (615) 893-1234.

CAVALRY BANKING

     The Bank is a federally chartered mutual savings bank located in Murfreesboro, Tennessee, which is approximately 30 miles southeast of Nashville, Tennessee. Chartered in 1929 as a Tennessee-chartered mutual building and loan association under the name "Murfreesboro Building and Loan Association," the Bank converted to a federal charter and adopted the name "Murfreesboro Federal Savings and Loan Association," in 1936. In 1984, the Bank adopted the name "Cavalry Banking Federal Savings and Loan Association." In 1991, the Bank adopted the name "Cavalry Banking, A Federal Savings Bank," and in 1996 the Bank amended its mutual charter to adopt its current name. As a result of the Conversion, the Bank will convert to a federal capital stock savings bank and will become a wholly-owned subsidiary of the Holding Company. The Bank is regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Bank's deposits have been federally-insured since 1936 and are currently insured by the FDIC under the SAIF. The Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1936. At September 30, 1997, the Bank had total assets of $275.9 million, total deposits of $242.0 million and total equity of $29.5 million on a consolidated basis.

                                      (i)

     The Bank is a community-oriented financial institution whose primary business is attracting deposits from the general public and using those funds to originate a variety of loans to individuals residing within its primary market area, and to businesses owned and operated by such individuals. The Bank considers Rutherford, Bedford and Williamson Counties in Central Tennessee as its primary market area.

     The Bank believes that its operations more closely resemble those of a traditional commercial bank than a traditional thrift institution. Unlike a traditional thrift institution that primarily originates long-term residential mortgage loans funded primarily with long term certificates of deposits, a traditional commercial bank primarily originates commercial business, consumer and other short term non-real estate loans funded primarily by non-interest bearing demand deposit accounts and other short term liabilities. The Bank's one- to- four family mortgage loan portfolio, as a percent of the total loan portfolio, has decreased from 50.6% at December 31, 1992 to 32.7% at September 30, 1997. In addition, the Bank's certificates of deposit, as a percentage of deposit accounts, have decreased from 60.7% at December 31, 1994 to 54.6% at September 30, 1997. In addition to the change in its asset and liability mix, the Bank is one of the few thrift institutions in its primary market area that offers trust services. See "BUSINESS OF THE BANK -- Lending Activities," "-- Deposit Activities and Other Sources of Funds --Deposit Accounts" and "-- Trust Department."

     The Bank's lending activities are diverse. The Bank originates both adjustable rate mortgage ("ARM") loans and fixed-rate mortgage loans.
Generally, ARM loans are retained in the Bank's portfolio and long-term fixed-rate mortgage loans are originated for sale in the secondary market. In addition, the Bank actively originates construction and acquisition and development loans. At September 30, 1997, construction loans totalled $68.8 million, or 26.7% of total loans receivable, and acquisition and development loans totalled $10.6 million, or 4.1% of total loans receivable. The Bank also originates commercial real estate, commercial business, and consumer and other non-real estate loans. At September 30, 1997, commercial real estate loans totalled $37.1 million, or 14.4% of total loans receivable, commercial business loans totalled $22.1 million, or 8.6% of total loans receivable, and consumer and other non-real estate loans totalled $33.3 million, or 12.9% of total loans receivable. See "BUSINESS OF THE BANK -- Lending Activities." The Bank invests its excess liquidity in short-term U.S. Government and agency securities. See "BUSINESS OF THE BANK -- Investment Activities."

     The Bank conducts its operations from its main office and four branch offices located in Murfreesboro, Tennessee, a branch office in Shelbyville, Tennessee (Bedford County) and three offices in Smyrna, Tennessee (Rutherford County). The Bank also operates a mortgage loan origination office in Franklin, Tennessee (Williamson County). See "BUSINESS OF THE BANK -- Properties." The main office is located at 114 West College Street, Murfreesboro, Tennessee 37130 and its telephone number is (615) 893-1234.

THE CONVERSION

     STOCK CONVERSION. Pursuant to the Stock Conversion, the Bank is converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank as a wholly owned subsidiary of the Holding Company. Upon consummation of the Stock Conversion, the Bank will issue all of its outstanding capital stock to the Holding Company in exchange for 50% of the net proceeds raised by the Holding Company in the Offerings. Simultaneously, the Holding Company will sell its Common Stock in the Offerings. The Conversion has been conditionally approved by the OTS, subject to approval by the Bank's members at a special meeting to be held on ___________ __, 1998. AFTER CONSUMMATION OF THE CONVERSION, DEPOSITORS AND BORROWERS OF THE BANK WILL HAVE NO VOTING RIGHTS IN THE HOLDING COMPANY UNLESS THEY BECOME STOCKHOLDERS.

     The Plan of Conversion requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be based upon an independent appraisal of the estimated pro forma market value of the Holding Company and the Bank, as converted. Ferguson has advised the Bank that in its opinion, at November 7, 1997, the aggregate estimated pro forma market value of the Holding Company and the Bank, as converted, ranged from $48,450,000 to $65,550,000 or from 4,845,000 shares to 6,555,000 shares, assuming a $10.00 per share Purchase Price. The appraisal of the pro forma market value of the Holding Company and the Bank as converted is based on a number

                                     (ii)
of factors and should not be considered a recommendation to buy shares of the Common Stock or any assurance that after the Conversion shares of Common Stock will be able to be resold at or above the Purchase Price. The appraisal will be updated or confirmed prior to consummation of the Conversion.

     The Board of Directors and management believe that the Conversion is in the best interests of the Bank, its members and the communities it serves. The capital raised in the Conversion is intended to support the Bank's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Conversion is also expected to afford the Bank's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Bank. The Conversion will also enable the Holding Company and the Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. As a mutual institution, the Bank is unable to raise equity capital or issue debt instruments (other than by accepting deposits). See "THE CONVERSION -- Purposes of Conversion."

     BANK CONVERSION. If the Bank Conversion is undertaken, the Bank would operate as a Tennessee-chartered commercial bank and succeed to all of the assets and liabilities of the Bank immediately prior to the Bank Conversion.
The Bank Conversion would have to be approved by the Commissioner of the Department of Financial Institutions of the State of Tennessee ("Commissioner") and the OTS. The Holding Company would also have to file an application with the Federal Reserve to become the bank holding company for the Bank upon consummation of the Bank Conversion. As of the date of this Prospectus, neither the Holding Company nor the Bank has filed any of the required regulatory applications to undertake the Bank Conversion.

     Under the Plan of Conversion, the decision whether or not to undertake the Bank Conversion is in the sole discretion of the Bank's Board of Directors. The Board of Directors does not expect to make this decision until after the consummation of the Stock Conversion, and no assurances can be given that the Bank Conversion will be undertaken. In deciding whether or not to undertake the Bank Conversion, the Board of Directors will consider, among other things, the economic and regulatory climate at the time, particularly the status of proposed federal legislation providing for a common "unified charter" for banks and thrifts. Although no assurances can be given whether or not such legislation will be passed; if passed, it would likely eliminate the banking and thrift industries as separate industries. See "RISK FACTORS -- Recent Legislation and the Future of the Thrift Industry." As a Tennessee-chartered commercial bank, the Bank would have broader investment and lending authorities than it now has as a federally chartered savings bank, particularly in the areas of commercial real estate and commercial business lending. See "REGULATION -- Regulation of the Bank as a Tennessee Chartered Commercial Bank."

     Upon consummation of the Bank Conversion, the deposits of the Bank would continue to be insured by the FDIC under the SAIF and the Bank would continue to be regulated and supervised by the FDIC. The Commissioner, however, would replace the OTS as the Bank's primary regulator. The Bank Conversion would not result in any change in the Bank's management, directors, employees or office locations.

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS


     The Holding Company is offering up to 6,555,000 shares of Common Stock at $10.00 per share to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders; (ii) the Bank's ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members. In the event the number of shares offered in the Stock Conversion is increased above the maximum of the Estimated Valuation Range, the Bank's ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock. ONCE TENDERED, ORDERS ARE IRREVOCABLE WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY. Any shares of Common Stock not subscribed for in the Subscription Offering may be offered in the Direct Community Offering to the general public with preference being given to natural persons and trusts of natural persons who are permanent residents of the Local Community (Rutherford and Bedford

                                     (iii)

Counties of Tennessee). The Bank has engaged Trident Securities to consult with and advise the Holding Company and the Bank in the Offerings, and Trident Securities has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Trident Securities is not obligated to take or purchase any shares of Common Stock in the Offerings. If all shares of Common Stock to be issued in the Stock Conversion are not sold through the Subscription Offering and the Direct Community Offering, then the Holding Company expects to offer the remaining shares in a Syndicated Community Offering managed by Trident Securities, which would occur as soon as practicable following the close of the Subscription and Direct Community Offerings. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription Offering and the Direct Community Offering. See "USE OF PROCEEDS," "PRO FORMA DATA" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The Subscription Offering will expire at 12:00 Noon, Central Time, on the Expiration Date, unless extended by the Bank and the Holding Company for up to __ days. The Direct Community Offering and Syndicated Community Offering, if any, may terminate on the Expiration Date or on any date thereafter; however, in no event later than ____________ __, 1998, unless further extended with the consent of the OTS.

BENEFITS OF THE CONVERSION TO MANAGEMENT


     GENERAL. Management of the Holding Company and the Bank will participate in the ESOP, and in the Cavalry Bancorp, Inc. 1998 Management Recognition Plan and Trust ("MRP') and the Cavalry Bancorp, Inc. Stock Option Plan ("Stock Option Plan") assuming the MRP and Stock Option Plan are approved by the Holding Company's stockholders subsequent to the Stock Conversion. Based on the issuance of 6,555,000 shares of Common Stock at the maximum of the Estimated Valuation Range in the Stock Conversion, an aggregate of 1,441,700 shares of Common Stock would be available for issuance under the ESOP, MRP and Stock Option Plan with an aggregate value of approximately $14.4 million based on the Purchase Price.


     In addition, the Holding Company and the Bank intend to enter into employment and severance agreements with certain members of senior management, as well as establish an employee severance plan for members of management and other key employees that provide for cash severance payments in the event of a change in control of the Holding Company or the Bank. Assuming a change of control had occurred at September 30, 1997, the maximum aggregate payment under such employment and severance arrangements and severance plan would have been approximately $1.9 million.

     ESOP. In connection with the Stock Conversion, the Bank will adopt the ESOP, a tax-qualified employee benefit plan for officers and employees of the Holding Company and the Bank, which intends to purchase 8% of the shares of Common Stock issued in the Offerings (524,400 shares of Common Stock, based on the issuance of the maximum of the Estimated Valuation Range). In the event the number of shares offered in the Stock Conversion is increased above the maximum of the Estimated Valuation Range, the Bank's ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock. In the event that the ESOP's subscription is not filled in its entirety, the ESOP may purchase additional shares in the open market or may purchase authorized but unissued shares with cash contributed to it by the Bank. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan." As a result of the adoption of the ESOP, the Holding Company will recognize compensation expense in an amount equal to the fair market value of the ESOP shares when such shares are committed to be released to participants' accounts. See "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA."


     MRP. The Holding Company expects to seek stockholder approval of the MRP. The MRP will reserve a number of shares equal to 4% of the number of shares issued in the Stock Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the MRP within one year of the consummation of the Stock Conversion. If stockholder approval of the MRP is obtained, it is expected that awards of up to 262,200 shares of Common Stock (based on the issuance of the maximum of the Estimated Valuation Range) will be made to key employees and directors of the Holding Company and the Bank

                                     (iv)
at no cost to the recipient.   Although no specific award determinations have
been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Stock Conversion, (i) no officer or employee could receive an award covering in excess of 25%, (ii) no nonemployee director may receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. See "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition Plan."


     STOCK OPTION PLAN. The Holding Company expects to seek stockholder approval of the Stock Option Plan The Stock Option Plan will reserve a number of shares equal to 10% of the number of shares issued in the Stock Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Stock Conversion. If stockholder approval of the Stock Option Plan is obtained, it is expected that options to acquire up to 655,500 shares of Common Stock of the Holding Company will be awarded to key employees and directors of the Holding Company and the Bank (based on the issuance of the maximum of the Estimated Valuation Range). The exercise price of such options will be 100% of the fair market value of the Common Stock on the date the option is granted. Although no specific award determinations have been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Stock Conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. Options are valuable only to the extent that they are exercisable and the market price for the underlying share of Common Stock is in excess of the exercise price. An option effectively eliminates the market risk of holding the underlying securities since no consideration is paid for the option until it is exercised. Therefore, the recipient may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan."

     EMPLOYMENT AND SEVERANCE AGREEMENTS. The Holding Company and the Bank have agreed to enter into employment agreements with two of the Bank's executive officers, which provide certain benefits in the event of their termination following a change in control of the Holding Company or the Bank. In the event of a change in control of the Holding Company or the Bank, as defined in the agreement, each executive officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times their average annual compensation during the five-year period preceding the change in control. Assuming a change of control occurred as of September 30, 1997 the aggregate value of the severance benefits payable to these executive officers under the employment agreements would have been approximately $1.1 million. See "MANAGEMENT OF THE BANK -- Executive Compensation -- Employment Agreements."

     The Holding Company and the Bank also have agreed to enter into severance agreements with seven of the Bank's senior officers, none of whom will be covered by an employment agreement. The severance agreements provide certain benefits in the event of their termination following a change in control of the Holding Company or the Bank. In the event of a change in control of the Holding Company or the Bank, as defined in the agreement, each senior officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times their average annual compensation during the five-year period preceding the change in control. Assuming a change of control occurred as of September 30, 1997, the aggregate value of the severance benefits payable to these senior

                                      (v)
officers under the severance agreements would have been approximately $650,000. See "MANAGEMENT OF THE BANK -- Executive Compensation -- Severance Agreements."

     KEY EMPLOYEE SEVERANCE COMPENSATION PLAN. In connection with the Stock Conversion, the Board of Directors of the Bank intends to adopt a key Employee Severance Compensation Plan ("Severance Plan") to provide benefits to eligible key employees in the event of a change in control of the Holding Company or the Bank. Officers who enter into separate employment or severance agreements with the Holding Company and the Bank will not be eligible to participate in the Severance Plan. The Severance Plan provides that, in the event of a change in control of the Holding Company or the Bank, eligible key employees who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Bank, subject to certain limits. Assuming that a change in control had occurred at September 30, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $116,000. See "MANAGEMENT OF THE BANK -- Executive Compensation -
- Employee Severance Compensation Plan."

     For information concerning the possible voting control of officers, directors and employees following the Stock Conversion, see "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders."

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING COMMON STOCK

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed later than five days or hand delivered any later than two days prior to the Expiration Date. Execution of the Order Form will confirm receipt or delivery of a Prospectus in accordance with Rule 15c2-8. Order Forms will be distributed only with a Prospectus. Neither the Holding Company, the Bank nor Trident Securities is obligated to deliver a Prospectus and an Order Form by any means other than the U.S. Postal Service.

     To ensure that Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts, or in the case of Other Members who are only borrowers, loans held at the Bank, on the Order Form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date.

     Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original Order Form. THE HOLDING COMPANY IS NOT OBLIGATED TO ACCEPT ORDERS SUBMITTED ON PHOTOCOPIED OR TELECOPIED ORDER FORMS. ORDERS CANNOT AND WILL NOT BE ACCEPTED WITHOUT THE EXECUTION OF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE ORDER FORM. See "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offering."

PURCHASE LIMITATIONS


     With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Stock Conversion, the Plan of Conversion provides that no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the Stock Conversion shares of Common Stock with an aggregate purchase price of more than 655,500. THIS MAXIMUM PURCHASE LIMITATION MAY BE INCREASED CONSISTENT WITH OTS REGULATIONS IN THE SOLE DISCRETION OF THE HOLDING COMPANY AND THE BANK SUBJECT TO ANY REQUIRED REGULATORY APPROVAL. The minimum purchase is 25 shares.

                                     (vi)

     The term "acting in concert" is defined in the Plan of Conversion to mean:
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Holding Company and the Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission ("SEC") with respect to other companies. The term "associate" of a person is defined in the Plan of Conversion to mean:
(i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or any of its parents or subsidiaries. THE HOLDING COMPANY AND THE BANK MAY PRESUME THAT CERTAIN PERSONS ARE ACTING IN CONCERT BASED UPON, AMONG OTHER THINGS, JOINT ACCOUNT RELATIONSHIPS AND THE FACT THAT SUCH PERSONS HAVE FILED JOINT SCHEDULES 13D WITH THE SEC WITH RESPECT TO OTHER COMPANIES.

     Stock orders received either through the Direct Community Offering or the Syndicated Community Offering, if held, may be accepted or rejected, in whole or in part, at the discretion of the Holding Company and the Bank. See "THE CONVERSION -- Limitations on Purchases of Shares." If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE STOCK CONVERSION

     The Purchase Price in the Subscription Offering is a uniform price established by the Board of Directors for all subscribers, including members of the Holding Company's and the Bank's Boards of Directors, their management and tax-qualified employee plans. The number of shares to be offered at the Purchase Price is based upon an independent appraisal of the aggregate pro forma market value of the Holding Company and the Bank, as converted. The aggregate pro forma market value was estimated by Ferguson to range from $48,450,000 to $65,550,000 as of November 7, 1997, or from 4,845,000 to 6,555,000 shares based on the Purchase Price. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The appraisal of the pro forma value of the Holding Company and the Bank, as converted, will be updated or confirmed at the completion of the Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% and the number of shares of Common Stock to be issued in the Stock Conversion may be increased to 7,538,250 shares due to material changes in the financial condition or results of operations of the Bank or changes in market conditions or general financial, economic or regulatory conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. THE APPRAISAL IS NOT INTENDED TO BE AND SHOULD NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON STOCK IN THE OFFERINGS NOR CAN ASSURANCE BE GIVEN THAT PURCHASERS OF THE COMMON STOCK IN THE OFFERINGS WILL BE ABLE TO SELL SUCH SHARES AFTER CONSUMMATION OF THE CONVERSION AT A PRICE THAT IS EQUAL TO OR ABOVE THE PURCHASE PRICE. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock are estimated to range from $47.4 million to $64.3 million, or to $74.0 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the expenses of the Stock Conversion. The Holding Company has received conditional OTS approval

                                     (vii)
to purchase all of the capital stock of the Bank to be issued in the Stock Conversion in exchange for 50% of the net proceeds of the Offerings. This will result in the Holding Company retaining approximately $23.7 million to $32.2 million of the net proceeds, or up to $37.0 million if the Estimated Valuation Range is increased by 15%, from which the Holding Company will fund a loan to the ESOP, and the Bank receiving an equal amount.

     Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Bank's capital and will support the expansion of the Bank's existing business activities. The Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations.

     A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the ESOP to enable it to purchase 8% of the shares of Common Stock issued in the Stock Conversion. Such loan would fund the entire purchase price of the ESOP shares ($5,244,000 at the maximum of the Estimated Valuation Range) and would be repaid principally from the Bank's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations.
Such proceeds will be available for additional contributions to the Bank in the form of debt or equity, to support future growth and diversification activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the MRP or to provide shares to be issued upon exercise of stock options) to the extent permitted under Tennessee law and OTS regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices and the acquisition of other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any such activities.

MARKET FOR COMMON STOCK


     The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market System under the symbol "CAVB." Trident Securities has agreed to act as a market maker for the Holding Company's Common Stock following consummation of the Stock Conversion. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Stock Conversion. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON
STOCK."

DIVIDEND POLICY

     The Holding Company's Board of Directors anticipates paying quarterly cash dividends on the Common Stock at an annual rate of $0.20 per share, commencing in the first full quarter following the consummation of the Conversion. Declarations and payments of dividends by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions. In order to pay any cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Bank or earnings on Holding Company assets. There are certain limitations on the payment of dividends from the Bank to the Holding Company. See "REGULATION." In addition, from time to time in an effort to manage capital to a reasonable level, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. No assurances can be given that any dividends (regular or special) will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue. See "DIVIDEND POLICY."

                                    (viii)

OFFICERS' AND DIRECTORS' COMMON STOCK PURCHASES AND BENEFICIAL OWNERSHIP


     Officers and directors of the Bank (30 persons) are expected to subscribe for an aggregate of approximately 1,331,750 shares of Common Stock, or 27.5% and 20.3% of the shares based on the minimum and the maximum of the Estimated Valuation Range, respectively. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS." In addition, purchases by the ESOP, allocations under the MRP, and the exercise of stock options issued under the Stock Option Plan, will increase the number of shares beneficially owned by directors, officers and employees. Assuming (i) implementation of the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Bank would have voting control, on a fully diluted basis, of 45.0% and 38.5% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders." The MRP and Stock Option Plan are subject to approval by the stockholders of the Holding Company at a meeting to be held no earlier than six months following consummation of the Stock Conversion.

RISK FACTORS

     See "RISK FACTORS" beginning on page 1 for a discussion of certain risks related to the Offerings that should be considered by all prospective investors.

                                     (ix)

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Bank and its subsidiaries at the dates and for the periods indicated. Information at September 30, 1997 and for the nine months ended September 30, 1997 and 1996 are unaudited, but, in the opinion of management, reflect all adjustments (none of which are other than normal recurring entries) necessary for a fair presentation. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.

                                            At September 30,                 At December 31,
                                                               ----------------------------------------------------
                                                  1997          1996         1995        1994       1993       1992
                                            -----------------   ----         ----        ----       ----      -----
                                               (Unaudited)                 (Dollars in thousands)
FINANCIAL CONDITION DATA:

Total assets..............................          $275,925   $244,964     $223,882    $208,844  $206,078  $198,600
Loans receivable, net.....................           216,410    200,600      159,943     165,481   154,139   162,537
Loans held-for-sale.......................             4,149      5,253        3,689       1,452     4,804     7,378
Investment securities held-to-maturity....             3,700      7,705       35,550      19,898    13,535     7,522
Investment securities available-for sale..            10,107         --           --          --        --        --
Mortgage-backed securities held-
  to-maturity.............................             1,333      1,419        1,541       1,665     2,108     2,446
Cash, federal funds sold and overnight
  interest-bearing deposits...............            26,691     19,519       13,935      11,978    22,660     9,954
Deposit accounts..........................           241,950    214,533      196,734     180,283   185,174   180,294
Borrowings................................                --         --           --       5,000        --        --
Total equity, substantially restricted....            29,501     27,250       24,436      21,236    18,778    16,155

                                                          Nine Months
                                                            Ended
                                                        September 30,                         Year Ended December 31,
                                                       ----------------     ------------------------------------------------
                                                       1997        1996     1996         1995       1994      1993      1992
                                                       ----        ----     ----         ----       ----      ----     -----
                                                          (Unaudited)                           (Dollars in thousands)
OPERATING DATA:

Interest income...........................          $ 16,160   $ 14,380     $ 19,584    $ 17,222  $ 15,394  $ 14,963  $15,849
Interest expense..........................             6,815      6,117        8,268       7,696     6,299     6,317    8,116
                                                    --------   --------     --------    --------  --------  --------  -------

Net interest income.......................             9,345      8,263       11,316       9,526     9,095     8,646    7,733
Provision for loan losses.................               700         90          120          80       113       690      366
                                                    --------   --------     --------    --------  --------  --------  -------

Net interest income
 after provision for loan losses..........             8,645      8,173       11,196       9,446     8,982     7,956    7,367

Gains from sale of loans..................               674        733          890         882       530     1,552      945
Gains from sale of securities.............                --         --           --          --        --        --       46
Other income..............................             1,840      1,580        2,268       2,082     1,485     1,618    1,418
Other expenses............................             7,354      7,517        9,786       7,498     7,001     7,000    6,263
                                                    --------   --------     --------    --------  --------  --------  -------

Earnings before income taxes
  and extraordinary item..................             3,805      2,969        4,568       4,912     3,996     4,126    3,513
Provision for income taxes................             1,547      1,129        1,754       1,711     1,538     1,913    1,272
                                                    --------   --------     --------    --------  --------  --------  -------

Earnings before extraordinary item........             2,258      1,840        2,814       3,201     2,458     2,213    2,241
Cumulative effect of change in
 accounting principle.....................                --         --           --          --        --       409       --
                                                    --------   --------     --------    --------  --------  --------  -------

Net earnings                                        $  2,258   $  1,840     $  2,814    $  3,201  $  2,458  $  2,622  $ 2,241
                                                    ========   ========     ========    ========  ========  ========  =======

                                      (x)

                                                    At September 30,      At December 31,
                                                                          --------------
                                                         1997         1996       1995      1994     1993    1992
                                                       ---------      ----       ----      ----     ----    ----
                                                      (Unaudited)
OTHER DATA:

Number of:
 Real estate loans outstanding............                4,816      4,693      4,559     4,690    5,912   5,469
 Deposit accounts.........................               22,772     20,687     18,891    17,812   17,610  16,960
 Full-service offices.....................                    9          7          7         6        6       6


                                                  At or For
                                                  Nine Months
                                                     Ended                            At or For the
                                                  September 30,                    Year Ended December 31,
                                                  -------------   ---------------------------------------------
                                                  1997     1996   1996          1995     1994     1993     1992
                                                  ----     ----   ----          ----     ----     ----     ----
                                                   (Unaudited)
KEY FINANCIAL RATIOS(1):

Performance Ratios:

 Return on average assets(2)..............      1.16%      1.05%      1.20%      1.48%    1.18%    1.30%    1.15%
 Return on average equity(3)..............     10.61       9.68      10.89      14.02    12.29    15.01    14.91
 Interest rate spread(5)..................      4.84       4.50       4.50       4.11     4.28     4.17     3.85
 Net interest margin(6)...................      4.75       4.83       4.83       4.44     4.54     4.38     4.07
 Average interest-earning assets
  as a percentage of average
  interest-bearing liabilities............    108.45     109.04     109.31     109.11   108.20   106.52   105.29
 Noninterest expense as a
  percent of average total assets.........      2.82       3.22       4.17       3.47     3.37     3.46     3.23
 Efficiency ratio(7)......................     62.01      71.08      67.61      60.03    63.02    59.24    61.75

Asset Quality Ratios:

 Nonaccrual and 90 days or more
  past due loans as a percent
  of total loans, net.....................      0.03       0.02       0.02       0.07     0.22     0.49     0.84
 Nonperforming assets as a
  percent of total assets.................      0.02       0.01       0.02       0.05     0.22     0.72     1.23
 Allowance for losses as a
  percent of gross
  loans receivable........................      1.09       1.04       0.87       1.00     0.93     0.92     0.81
 Allowance for losses as a
  percent of nonperforming loans..........  4,747.46   6,953.33   4,160.78   1,866.36   476.14   217.18   106.37
 Net (charge-offs) recoveries to average
  outstanding loans.......................     (0.01)        --         --       0.09    (0.01)   (0.31)   (0.13)

Capital Ratios:

 Total equity-to-assets ratio(4)..........     10.69      10.83      11.12      10.91    10.17     9.11     8.13
 Average equity to average assets.........     10.90      10.98      11.02      10.55     9.64     8.63     7.74


________________
(1) Annualized, where appropriate, for the nine months ended September 30, 1997 and 1996.
(2)  Net earnings divided by average total assets.
(3)  Net earnings divided by average equity.
(4)  Average total equity divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(6)  Net interest income as a percentage of average interest-earning assets.
(7)  Other expenses divided by the sum of net interest income and other income.

                                     (xi)

                                 RISK FACTORS

     Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the matters presented below, in addition to matters discussed elsewhere in this Prospectus.

CERTAIN LENDING RISKS

     CONSTRUCTION AND LAND LENDING RISKS.   The Bank is an active originator of
construction loans and acquisition and development ("land A&D") loans. At September 30, 1997, the Bank had $79.4 million of such loans, representing 30.8% of its total loan portfolio. Of the $79.4 million of such loans, $7.3 million were commercial A&D loans, $10.6 million were residential A&D loans, and $61.5 million were residential construction loans, of which $28.8 million were speculative construction loans, meaning that at the time the loan was originated there was no commitment for permanent financing for the finished property. Land A&D loans are loans to real estate developers for the acquisition and infrastructure development (i.e., installing roads, sewers and other utilities,
                            ----
etc.) of raw or unimproved land so that individual improved lots are available on which to construct a single family home.

     At September 30, 1997, the Bank's portfolio of construction and land A&D loans was concentrated among approximately 25 builders and at that time the Bank had 14 borrowers whose aggregate speculative construction and land A&D loans outstanding in such projects exceeded $500,000.

     Construction and land A&D lending involves greater credit risk than one-to-four family mortgage lending. Construction and land A&D loans generally have higher loan balances than one- to- four family mortgage loans. In addition, the potential for cost overruns because of the inherent difficulties in estimating construction costs and, therefore, collateral values and the difficulties and costs associated with monitoring construction progress, among other things, are major contributing factors to this greater credit risk. Speculative construction loans have the added risk that there is not an identified buyer for the completed home when the loan is originated, with the risk that the builder will have to service the construction loan debt and finance other carrying costs of the completed property for an extended time period until a buyer is identified. Furthermore, the demand for construction loans and the ability of construction loan borrowers to service their debt depends highly on the state of the general economy, including market interest rate levels, and the state of the economy of the Bank's primary market area. A material downturn in economic conditions would be expected to have a material adverse effect on the credit quality of the construction and land A&D loan portfolio, and may require management to reassess the adequacy of the Bank's allowance for loan losses and to establish additional provisions for loan losses, which would have a material adverse effect on net income. See "BUSINESS OF THE BANK -- Lending Activities -- Construction Lending" and "--Allowance for Loan Losses."

     COMMERCIAL REAL ESTATE LENDING. At September 30, 1997, the Bank's commercial real estate loan portfolio amounted to $37.1 million, or 14.4% of total net loans receivable. Commercial real estate lending generally involves greater credit risk than one- to- four family mortgage lending. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy, among other things. See "BUSINESS OF THE BANK -- Lending Activities -- Commercial Real Estate Lending."

     COMMERCIAL BUSINESS LENDING. At September 30, 1997, the Bank's commercial business loan portfolio amounted to $22.1 million, or 8.6% of total net loans receivable. Subject to market conditions and other factors, the Bank intends to expand its commercial business lending activities within its primary market area. Commercial business lending generally involves greater credit risk than one- to- four family mortgage lending. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation value of these assets in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use. See "BUSINESS OF THE BANK -- Lending Activities -- Commercial Business Lending."

     CONSUMER LENDING RISKS. At September 30, 1997, the Bank's consumer loan portfolio amounted to $33.2 million, or 15.4% of loans receivable, net.
Consumer lending is also generally viewed to involve greater credit risk than one- to- four family mortgage lending. Collateral such as automobiles, boats and other personal property depreciate rapidly and are often an inadequate repayment source if a borrower defaults. In addition, consumer loan repayments depend on the borrower's continuing financial stability and are more likely to be adversely affected by job loss, divorce, illness, personal bankruptcy and other financial hardship. See "BUSINESS OF THE BANK --Lending Activities -- Consumer Lending."


     GEOGRAPHIC CONCENTRATION OF CREDIT RISK. The Bank has no significant concentration of credit risk other than that a substantial portion of its loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. The economy of the Bank's primary market area is generally stable and diverse, however, no assurances can be given that such favorable economic conditions will continue. Accordingly, this geographic concentration of credit risk could have a material adverse effect on the Bank's financial condition and results of operations to the extent there is a material deterioration in that area's economy and real estate values. See "BUSINESS OF THE BANK -- Market Area" and "BUSINESS OF THE BANK -- Lending Activities."

INTEREST RATE RISK

     GENERAL. Like all financial institutions, the Bank's financial condition and operations are influenced significantly by general economic conditions, the related monetary and fiscal policies of the federal government and government regulations. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market interest rates. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by other factors affecting the supply of housing and the availability of funds. The Bank's profitability, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. To better control the impact of changes in interest rates, the Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination of adjustable-rate mortgage ("ARM") loans and shorter term construction, commercial real estate, and consumer loans.


     POTENTIAL ADVERSE IMPACT ON RESULTS OF OPERATIONS. The Bank's results of operations would be adversely affected by a material prolonged increase in market interest rates. At September 30, 1997, assuming, for example, an instantaneous 200 basis point increase in market interest rates, the Bank's net portfolio value ("NPV") (the present value of expected cash flows from assets, liabilities and off-balance sheet contracts) would decrease by approximately $1.7 million. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     POTENTIAL ADVERSE IMPACT ON FINANCIAL CONDITION. Changes in the level of interest rates also affect the volume of loans originated or purchased by the Bank and, thus, the amount of loan and commitment fees, as well as the market value of the Bank's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

     At September 30, 1997, out of total gross loans of $257.3 million in the Bank's portfolio, $74.8 million were ARM loans, the majority of which reprice every year. Furthermore, the Bank's ARM loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. While management anticipates that ARM loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of ARM borrowers in a rising interest rate environment could potentially cause an increase in delinquencies and defaults. The Bank has not historically had an increase in such delinquencies and defaults on ARM loans, but no assurance can be given that such delinquencies or defaults would not occur in the future. The marketability of the underlying property also may be adversely affected in a high interest rate environment. Moreover, the Bank's ability to originate or purchase ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans to hedge against future increases in interest rates.

NEW EXPENSES ASSOCIATED WITH ESOP AND MRP

     The Bank will recognize additional material employee compensation and benefit expenses assuming the ESOP and the MRP are implemented. The actual aggregate amount of these new expenses cannot be currently predicted because applicable accounting practices require that they be based on the fair market value of the shares of Common Stock when the expenses are recognized, which would occur when shares are committed to be released in the case of the ESOP and over the vesting period of awards made to recipients in the case of the MRP. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price ($10.00 per share) as fair market value. Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies --Accounting for Employee Stock Ownership Plans," "-- Accounting for Stock-Based Compensation," "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition Plan."

POSSIBLE DILUTIVE EFFECT OF BENEFIT PROGRAMS

     The MRP intends to acquire an amount of Common Stock of the Holding Company equal to 4% of the shares issued in the Stock Conversion. Such shares of Common Stock of the Holding Company may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock of the Holding Company. In the event that the MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -
- Benefits -- Management Recognition Plan." The MRP is subject to approval by the Holding Company's stockholders.

     The Stock Option Plan will provide for options for up to a number of shares of Common Stock of the Holding Company equal to 10% of the shares issued in the Stock Conversion. Such shares may be authorized but unissued shares of Common Stock of the Holding Company and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan." The Stock Option Plan is subject to approval ny the Holding Company's stockholders.

     If the ESOP is not able to purchase 8% of the shares of Common Stock issued in the Offerings, the ESOP may purchase newly issued shares from the Holding Company. In such event, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."

ANTI-TAKEOVER CONSIDERATIONS

     PROVISIONS IN THE HOLDING COMPANY'S GOVERNING INSTRUMENTS AND TENNESSEE LAW. Certain provisions included in the Holding Company's Charter and in the Tennessee Business Corporation Act, as amended ("TBCA") might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors. As a result, these provisions might preclude takeover attempts that certain stockholders may deem to be in their best interest and might tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock, supermajority voting requirements for certain business combinations, staggered terms for directors, non-cumulative voting for directors, the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares, limitations on the calling of special meetings, and specific notice requirements for stockholder nominations and proposals. Certain provisions of the Holding Company's Charter cannot be amended by stockholders unless an 80% stockholder vote is obtained. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, federal regulations prohibit for three years after consummation of the Conversion the ownership of more than 10% of the Bank or the Holding Company without prior OTS approval. Federal law also requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."


     VOTING CONTROL BY INSIDERS. Directors and officers of the Bank and the Holding Company (and their associates) expect to purchase 1,331,750 shares of Common Stock, or 27.5% and 20.3% of the shares issued in the Offerings at the minimum and the maximum of the Estimated Valuation Range, respectively. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Stock Conversion through the ESOP (assuming shares have been allocated under the ESOP). Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares. Three, current, non-employee directors of the Holding Company and the Bank will serve as the ESOP trustees.

     At a meeting of stockholders to be held no earlier than six months following the consummation of the Stock Conversion, the Holding Company expects to seek approval of the Holding Company's MRP, which is a non-tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Bank. The Holding Company expects to acquire common stock of the Holding Company on behalf of the MRP in an amount equal to 4% of the Common Stock issued in the Stock Conversion, or 193,800 and 262,200 shares at the minimum and the maximum of the Estimated Valuation Range, respectively. These shares will be acquired either through open market purchases through a trust established in conjunction with the MRP or from authorized but unissued shares of Common Stock. A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which would also serve as trustees of the MRP trust, if formed. Under the terms of the MRP, the MRP committee or the MRP trustees, will have the power to vote unallocated and unvested shares. In addition, the Holding Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to 10% of the Common Stock issued in the Stock Conversion (484,500 and 655,500 shares at the minimum and the maximum of the Estimated Valuation Range, respectively). The Holding Company also intends to seek approval of the Stock Option Plan at a meeting of stockholders to be held no earlier than six months following the consummation of the Stock Conversion.


     Assuming (i) the implementation of the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Stock Conversion, directors, officers and employees of the Holding Company and the Bank would have voting control, on a fully diluted basis, of an 45.0% and 38.5% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. Management's potential voting control alone, as well as together with additional stockholder support, might preclude or make more difficult takeover attempts that certain stockholders deem to be in their best interest and might tend to perpetuate existing management.

     PROVISIONS OF EMPLOYMENT AND SEVERANCE AGREEMENTS AND SEVERANCE PLAN. The proposed employment and severance agreements with certain senior officers of the Holding Company and the Bank provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Bank. Assuming a change of control occurred as of September 30, 1997, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $1.8 million. In addition, assuming that a change in control had occurred at September 30, 1997 and the termination of all eligible key employees, the maximum aggregate payment due under the Severance Plan would be approximately $116,000. These agreements and plan may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Bank.

     See "MANAGEMENT OF THE BANK -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

RETURN ON EQUITY AFTER CONVERSION

     Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Bank's return on equity for the nine months ended September 30, 1997 and the year ended December 31, 1996 was, and the Holding Company's post-Conversion return on equity will be, less than the average return on equity for publicly traded thrift institutions and their holding companies. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for numerical information regarding the Bank's historical return on equity and "CAPITALIZATION" for a discussion of the Holding Company's estimated pro forma consolidated capitalization as a result of the Conversion. In order for the Holding Company to achieve a return on equity comparable to the historical levels of the Bank, the Holding Company either would have to increase net income or reduce stockholders' equity, or both, commensurate with the increase in equity resulting from the Conversion. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Bank has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). See "DIVIDEND POLICY" and "USE OF PROCEEDS." Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the ESOP and the MRP (see "-- New Expenses Associated with ESOP and MRP"), along with other post-Conversion expenses, as well as operating expenses associated with the new branch offices, are expected to contribute initially to reduced earnings levels. Subject to market conditions, initially the Bank intends to deploy the net proceeds of the Offerings to support its core lending activities to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded thrift institutions, many of which are not newly converted institutions and have had time to deploy their conversion capital.

COMPETITION

     The Bank has faced, and will continue to face, intense competition both in making loans and attracting deposits. The Bank's primary market area of Rutherford and Bedford Counties has a high density of financial institutions, many of which are branches of large Southeastern bank holding companies which have greater financial resources than the Bank and all of which compete with the Bank in varying degrees. Competition for loans principally comes from commercial banks, thrift institutions, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, thrift institutions and credit unions have been the Bank's most direct competition for deposits. The Bank also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. In competing for loans, the Bank may be forced to offer lower loan interest rates periodically. Conversely, in competing for deposits, the Bank may be forced to offer higher deposit interest rates periodically. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE BANK -- Competition."

ABSENCE OF PRIOR MARKET FOR THE COMMON STOCK


     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "CAVB," there can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "MARKET FOR COMMON
STOCK."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

     The Estimated Valuation Range may be increased up to 15% to reflect material changes in the financial condition or results of operations of the Bank or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the Offerings. If the Estimated Valuation Range is increased, it is expected that the Holding Company would increase the Estimated Price Range so that up to 7,538,250 shares of Common Stock at the Purchase Price would be issued for an aggregate price of up to $75,382,500. This increase in the number of shares would decrease a subscriber's pro forma net earnings per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

POTENTIAL DELAY IN CONSUMMATING THE STOCK CONVERSION

     Once tendered, subscription orders cannot be revoked during the Offerings without the consent of the Holding Company and the Bank, unless the Stock Conversion is terminated or there is a resolicitation offering. If the Stock Conversion is not completed by ______ __, 1998 as a result of changes that lead to a material revision in the Estimated Valuation Range and the OTS consents to an extension of time to complete the Stock Conversion, there would be a resolicitation offering. OTS regulations permit the OTS to grant one or more time extensions, none of which shall exceed 90 days. In the resolicitation offering, all subscribers would be mailed a supplement to this Prospectus and given the opportunity to confirm, modify or cancel their subscriptions. Failure to confirm affirmatively or modify would be deemed a cancellation and all subscription funds, together with accrued interest, would be returned to the subscriber, or if the subscriber authorized payment by withdrawal of funds on deposit at the Bank, that authorization would terminate. If a subscriber affirmatively confirms his subscription order during the resolicitation offering, the Holding Company and the Bank would continue to hold all subscription orders and all subscription funds until the expiration of the resolicitation offering. All subscriptions held by the Holding Company and the Bank when the resolicitation offering expires would be irrevocable without the consent of the Holding Company and the Bank until the completion or termination of the Stock Conversion.

RECENT LEGISLATION AND THE FUTURE OF THE THRIFT INDUSTRY

     The Bank is, and the Holding Company upon consummation of the Conversion will be, subject to extensive government regulation designed primarily to protect the federal deposit insurance fund and depositors. Such regulation often has a material impact on the Bank's financial condition and results of operations. For example, recent legislation required the Bank to pay a one-time assessment of $1.2 million, pre-tax, to the FDIC to recapitalize the SAIF. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Nine Months Ended September 30, 1997 and 1996."

     The U.S. Congress is considering several versions of proposed legislation designed to modernize the financial institutions industry. Currently, these various legislative measures are in the committee stage and there is no definitive timetable for considering any of them on the floor of either the House or Senate. Principal among the various measures is the House measure (H.R. 10), which, among other things, includes in its current form provisions calling for the elimination of the thrift charter and the elimination of the absence of restrictions on non-banking activities applicable to unitary thrift holding companies. If the thrift charter is eliminated, alternatives under consideration are requiring thrifts to convert to a bank charter or adopt a common financial institutions charter. The Bank cannot predict whether such legislation will be passed or, if passed, what the attributes of any common charter would be. However, it is possible that the common charter may not offer all the advantages that the Bank now enjoys (e.g., unrestricted nationwide
                                             ----
branching) or that the Holding Company, as a unitary savings and loan holding company, will enjoy upon consummation of the Conversion (e.g., the absence of
                                                         ----
restrictions on non-banking activities).  See "REGULATION."

     In deciding whether or not to undertake the Bank Conversion after the consummation of the Stock Conversion, the Bank will consider the economic and regulatory climate at that time, among other factors. The status of Congressional legislation regarding the common "unified charter" is expected to be a significant factor in its decision making.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

     If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income), to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the Subscription Rights in an amount equal to such value. Additionally, the Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Bank has been advised by Ferguson that such rights have no value; however, Ferguson's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Tax Effects."

                             CAVALRY BANCORP, INC.

     The Holding Company was incorporated on November 5, 1997 under Tennessee law at the direction of the Bank to acquire all of the capital stock that the Bank will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Bank. Prior to the Conversion, the Holding Company will not engage in any material operations. After the Conversion, the Holding Company will be classified as a unitary savings and loan holding company subject to regulation by the OTS, and its principal business will be the ownership of the Bank. Immediately following the Conversion, the only significant assets of the Holding Company will be the capital stock of the Bank, 50% of the net proceeds of the Offerings as permitted by the OTS to be retained by it and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. See "BUSINESS OF THE HOLDING COMPANY."

     The holding company structure will permit the Holding Company to expand the financial services currently offered through the Bank. Management believes that the holding company structure and retention of a portion of the proceeds of the Offerings will, should it decide to do so, facilitate the expansion and diversification of its operations. The holding company structure will also enable the Holding Company to repurchase its stock without adverse tax consequences, subject to applicable regulatory restrictions, including waiting periods. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. See "REGULATION -- Savings and Loan Holding Company Regulations."

                                CAVALRY BANKING

     The Bank is a federally chartered mutual savings bank located in Murfreesboro, Tennessee, which is approximately 30 miles southeast of Nashville, Tennessee. Chartered in 1929 as a Tennessee-chartered mutual building and loan association under the name "Murfreesboro Building and Loan Association," the Bank converted to a federal charter and adopted the name "Murfreesboro Federal Savings and Loan Association," in 1936. In 1984, the Bank adopted the name "Cavalry Banking Federal Savings and Loan Association." In 1991, the Bank adopted the name "Cavalry Banking, A Federal Savings Bank," and in 1996 the Bank amended its mutual charter to adopt its current name. As a result of the Conversion, the Bank will convert to a federal capital stock savings bank and will become a wholly-owned subsidiary of the Holding Company. The Bank is regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Bank's deposits have been federally-insured since 1936 and are currently insured by the FDIC under the SAIF. The Bank has been a member of the FHLB System since 1936. At September 30, 1997, the Bank had total assets of $275.9 million, total deposits of $242.0 million and total equity of $29.5 million on a consolidated basis.

     The Bank is a community-oriented financial institution whose primary business is attracting deposits from the general public and using those funds to originate a variety of loans to individuals residing within its primary market area, and to businesses owned and operated by such individuals. The Bank considers Rutherford, Bedford and Williamson Counties in Central Tennessee as its primary market area.

     The Bank believes that its operations more closely resemble those of a traditional commercial bank than a traditional thrift institution. Unlike a traditional thrift institution that primarily originates long-term residential mortgage loans funded primarily with long term certificates of deposits, a traditional commercial bank primarily originates commercial business, consumer and other short term non-real estate loans funded primarily by non-interest bearing demand deposit accounts and other short term liabilities. The Bank's one- to- four family mortgage loan portfolio, as a percent of the total loan portfolio, has decreased from 50.6% at December 31, 1992 to 32.7% at September 30, 1997. In addition, the Bank's certificates of deposit, as a percentage of deposit accounts, have decreased from 60.7% at December 31, 1994 to 54.6% at September 30, 1997. In addition to its shifting asset and liability mix, the Bank is one of the few thrift institutions in its primary market area that offers trust services. See "BUSINESS OF THE BANK -- Lending Activities," "-- Deposit Activities and Other Sources of Funds -- Deposit Accounts" and "-- Trust Department."

     The Bank's lending activities are diverse. The Bank originates both ARM loans and fixed-rate mortgage loans. Generally, ARM loans are retained in the Bank's portfolio and long-term fixed-rate mortgage loans are originated for sale in the secondary market. In addition, the Bank actively originates construction and acquisition and development loans. At September 30, 1997, construction loans totalled $68.8 million, or 26.7% of total loans receivable, and acquisition and development loans totalled $10.6 million, or 4.1% of total loans receivable. The Bank also originates commercial real estate, commercial business, and consumer and other non-real estate loans. At September 30, 1997, commercial real estate loans totalled $37.1 million, or 14.4% of total loans receivable, commercial business loans totalled $22.1 million, or 8.6% of total loans receivable, and consumer and other non-real estate loans totalled $33.3 million, or 12.9% of total loans receivable. See "BUSINESS OF THE BANK -- Lending Activities." The Bank invests its excess liquidity in short-term U.S. Government and agency securities. See "BUSINESS OF THE BANK -- Investment Activities."

     If the Bank Conversion is undertaken, the Bank, as a Tennessee-chartered commercial bank, would succeed to all of the assets and liabilities of the Bank (which, pursuant to the Stock Conversion will have succeeded to all of the assets and liabilities of the Bank), and would initially continue to conduct business in substantially the same manner as the Bank prior to the Bank Conversion. Over time, however, management anticipates an increase in the percentage of commercial loans in the Bank's loan portfolio. It is anticipated that the Bank will continue to diversify its loan and deposit mix and add other services in connection with the Bank Conversion.

     The deposits of the Bank would continue to be insured by the FDIC under the SAIF upon consummation of the Bank Conversion. Accordingly, FDIC regulation and supervision would continue. However, the Commissioner would replace the OTS as the Bank's primary regulator upon consummation of the Bank Conversion.

     The Bank conducts its operations from its main office and four branch offices located in Murfreesboro, Tennessee, a branch office in Shelbyville, Tennessee (Bedford County) and three offices in Smyrna, Tennessee (Rutherford County). The Bank also operates a mortgage loan origination office in Franklin, Tennessee (Williamson County). See "BUSINESS OF THE BANK -- Properties."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $47.4 million to $64.3 million, or up to $74.0 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Bank to be issued in the Stock Conversion in exchange for 50% of the net proceeds of the Offerings. This will result in the Holding Company retaining approximately $23.7 million to $32.2 million of net proceeds, or up to $37.0 million if the Estimated Valuation Range is increased by 15%, from which it will fund a loan to the ESOP, and the Bank receiving an equal amount.

     Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Bank's capital and will support the expansion of the Bank's existing business activities. The Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations.

     In connection with the Conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of Common Stock sold in the Stock Conversion. The Holding Company's loan to fund the ESOP may range from $3,876,000 to $5,244,000 based on the sale of 387,600 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 524,400 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 7,538,250 shares, are sold in the Stock Conversion, the Holding Company's loan to the ESOP would be approximately $6,030,600 (based on the sale of 603,060 shares to the ESOP). It is anticipated that the ESOP loan will have a 12-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the Stock Conversion. The loan will be repaid principally from the Bank's contributions to the ESOP and from any dividends paid on shares of Common Stock held by the ESOP.

     The remaining net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations. Such proceeds will be available for additional contributions to the Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Tennessee law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities.

     Following consummation of the Stock Conversion, the Board of Directors will have the authority to adopt plans for repurchases of Common Stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the level of nonperforming and classified assets, the Holding Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases and current OTS policy with respect thereto, see "THE CONVERSION -- Restrictions on Repurchase of Stock."

                                DIVIDEND POLICY

GENERAL

  The Holding Company's Board of Directors anticipates paying quarterly cash dividends on the Common Stock at an annual rate of $0.20 per share, commencing in the first full quarter following the consummation of the Conversion. Declarations or payments of dividends will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Bank to the Holding Company discussed below. In addition, from time to time in an effort to manage capital to a reasonable level, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue. In order to pay any cash dividends (regular and special), however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Bank or earnings on Holding Company assets.

CURRENT RESTRICTIONS


  The Holding Company has committed to the OTS not to make any tax-free distributions to stockholders in the form of a return of capital, or take any action in contemplation of any such distributions, within the first year following the consummation of the Stock Conversion.

  Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Bank because the Holding Company initially will have no source of income other than dividends from the Bank and earnings from the investment of the net proceeds from the Offerings retained by the Holding Company. OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Bank to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Bank currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In additional, the Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Bank below the amount required for the liquidation accounts to be established pursuant to the Bank's Plan of Conversion. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital

Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Liquidation Account" and Note 14 of Notes to the Consolidated Financial Statements included elsewhere herein.

     Subsequent to the Bank Conversion, dividends from the Holding Company would continue to depend primarily upon the receipt of dividends from the Bank and the payment of such dividends would be subject to the restrictions under Tennessee law, which generally limit dividend declarations to not more than once each calendar quarter from undivided profits, less any required transfers to surplus. See "REGULATION."

     Dividend payments by the Holding Company will be governed by Tennessee law, which prohibits dividend payments that would either render the Holding Company unable to pay its debts as they came due in the normal course of business or cause the Holding Company's total liabilities to exceed its total assets. If the Bank Conversion is undertaken, the Holding Company would also be subject to Federal Reserve policy governing dividend payments by bank holding companies. See "REGULATION -- Bank Holding Company Regulation -- Dividends."




TAX CONSIDERATIONS

     In addition to the foregoing, retained earnings of the Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Bank at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and
Note 11 of Notes to the Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Bank that would result in a recapture of the Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK


     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market System under the symbol "CAVB" there can be no assurance that the Holding Company will meet Nasdaq National Market System listing requirements, which include a minimum market capitalization, at least two market makers and a minimum number of record holders. Trident Securities has agreed to make a market for the Common Stock following consummation of the Stock Conversion and will assist the Holding Company in seeking to encourage at least two additional market makers to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The Holding Company anticipates that prior to the completion of the Stock Conversion it will be able to obtain the commitment from at least two additional broker-dealers to act as market maker for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that quotations will be available on the Nasdaq National Market System as contemplated.

                                CAPITALIZATION

     The following table presents the historical capitalization of the Bank at September 30, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of Common Stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE STOCK CONVERSION MAY MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.

                                                                                   Holding Company
                                                                         Pro Forma Consolidated Capitalization
                                                                              Based Upon the Sale of
                                                               ----------------------------------------------------------
                                                               4,845,000     5,700,000      6,555,000       7,538,250
                                            Capitalization     Shares at     Shares at      Shares at       Shares at
                                                as of          $10.00        $10.00         $10.00          $10.00
                                           September 30,1997   Per Share(1)  Per Share(1)   Per Share(1)    Per Share(2)
                                           -----------------   ------------  ------------   ------------    ------------
                                                                              (In thousands)
Deposits(3)............................    $ 241,950           $   241,950   $   241,950    $   241,950     $  241,950
FHLB advances..........................           --                    --            --             --             --
                                           ---------           -----------   -----------    -----------     ----------
Total deposits and
 borrowed funds........................    $ 241,950           $   241,950   $   241,950    $   241,950     $  241,950
                                           =========           ===========   ===========    ===========     ==========

Stockholders' equity:

 Preferred stock:
  250,000 shares, no
  par value per share,
  authorized; none issued
  or outstanding.......................    $      --           $        --   $        --    $        --     $       --

 Common Stock:
  49,750,000 shares, no par
  value per Share, authorized;
  specified number of shares
  assumed to be issued and
  outstanding(4).......................           --                47,448        55,880         64,312         74,010

 Additional paid-in capital                       --                    --            --             --             --

 Retained earnings(5)..................       29,508                29,508        29,508         29,508         29,508
 Less:
  Common Stock acquired
   by ESOP(6)..........................           --                (3,876)       (4,560)        (5,244)        (6,031)
  Common Stock to be acquired
   by MRP(7)...........................           --                (1,938)       (2,280)        (2,622)        (3,015)
 Net unrealized losses on available
  for sale securities..................           (7)                   (7)           (7)            (7)            (7)
                                           ---------           -----------   -----------    -----------     ----------
Total stockholders' equity.............    $  29,501           $    71,135   $    78,541    $    85,947     $   94,465
                                           =========           ===========   ===========    ===========     ==========

                         (footnotes on following page)

___________________
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Bank or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of Common Stock issued in the Stock Conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) The Bank's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the Stock Conversion.
(5) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the Stock Conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Liquidation Account."
(6) Assumes that 8% of the Common Stock sold in the Stock Conversion will be acquired by the ESOP in the Stock Conversion with funds borrowed from the Holding Company. Under generally accepted accounting principles ("GAAP"), the amount of Common Stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed MRP, of a number of shares equal to 4% of the shares of Common Stock issued in the Stock Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of Common Stock for the MRP from authorized but unissued shares of Holding Company Common Stock would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition Plan." The MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Stock Conversion.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     The following tables set forth as of September 30, 1997, in order of presentation, (i) the Bank's historical and pro forma capital compliance under OTS regulatory capital requirements (ii) the Bank's historical and pro forma capital compliance under FDIC regulatory capital requirements that would apply upon consummation of the Bank Conversion, and (iii) the Holding Company's pro forma capital compliance under Federal Reserve regulatory capital requirements that would apply upon consummation of the Banks Conversion. For purposes of the following tables, (i) the amount of capital infused into the Bank is 50% of the proceeds of the Offerings and (ii) the amount expected to be borrowed by the ESOP and the cost of the shares of Common Stock expected to be acquired by the MRP are deducted from pro forma regulatory capital. For additional information regarding the financial condition of the Bank and the assumptions underlying the pro forma capital calculations set forth below, see "USE OF PROCEEDS," CAPITALIZATION" and "PRO FORMA DATA" and the Consolidated Financial Statements and related Notes appearing elsewhere herein

                       OTS REGULATORY CAPITAL COMPLIANCE


                                                                            PRO FORMA AT SEPTEMBER 30. 1997
                                                       ------------------------------------------------------------------------

                                                        Minimum of Estimated    Midpoint of Estimated     Maximum of Estimated
                                                          Valuation Range          Valuation Range          Valuation Range
                                                       -----------------------  ---------------------    ----------------------
                                                          4,845,000 Shares         5,700,000 Shares         6,555,000 Shares
                                 September 30, 1997     at $10.00 Per Share      at $10.00 Per Share      at $10.00 Per Share
                                ---------------------  ---------------------    ---------------------    ----------------------
                                           Percent of            Percent of               Percent of               Percent of
                                            Adjusted              Adjusted                 Adjusted                 Adjusted
                                             Total                 Total                    Total                    Total
                                Amount      Assets(1)  Amount     Assets(1)     Amount     Assets(1)     Amount     Assets(1)
                                ------      ---------  ------     ---------     ------     ---------     ------     ---------
                                                                   (Dollars in thousands)
GAAP capital(2)..............   $29,501       10.7%    $47,411      15.9%       $50,601       16.8%      $53,791       17.6%
                                =======       ====     =======      ====        =======       ====       =======       ====

Tangible capital(2)..........   $29,508       10.8%    $47,418      16.1%       $50,608       17.0%      $53,798       17.8%
Tangible capital requirement      4,089        1.5       4,416       1.5          4,474        1.5         4,532        1.5
                                -------       ----     -------      ----        -------       ----       -------       ----
Excess.......................   $25,419        9.3%    $43,002      14.6%       $46,134       15.5%      $49,266       16.3%
                                =======       ====     =======      ====        =======       ====       =======       ====

Core capital(2)..............   $29,508       10.8%    $47,418      16.1%       $50,608       17.0%      $53,798       17.8%
Core capital requirements(3).     8,178        3.0       8,832       3.0          8,948        3.0         9,064        3.0
                                -------       ----     -------      ----        -------       ----       -------       ----
Excess.......................   $21,330        7.8%    $38,586      13.1%       $41,660       14.0%      $44,734       14.8%
                                =======       ====     =======      ====        =======       ====       =======       ====

Risk-based capital...........   $32,309       13.1%    $50,219      20.0%       $53,409       21.2%      $56,599       22.4%
Risk-based
 capital requirements........    19,746        8.0      20,095       8.0         20,157        8.0        20,219        8.0
                                -------       ----     -------      ----        -------       ----       -------       ----
Excess.......................   $12,563        5.1%    $30,124      12.0%       $33,252       13.2%      $36,380       14.4%
                                =======       ====     =======      ====        =======       ====       =======       ====

                              PRO FORMA AT SEPTEMBER 30. 1997
                         -------------------------------------------
                                           15% above
                                      Maximum of Estimated
                                        Valuation Range
                                     ----------------------
                                        7,538,250 Shares
                                      at $10.00 Per Share
                                     ----------------------
                                                 Percent of
                                                  Adjusted
                                                   Total
                                     Amount       Assets(1)
                                     ------       ---------

GAAP capital(2)..............        $57,460       18.5%
                                     =======       ====

Tangible capital(2)..........        $57,467       18.7%
Tangible capital requirement           4,599        1.5
                                     -------       ----
Excess.......................        $52,868       17.2%
                                     =======       ====

Core capital(2)..............        $57,467       18.7%
Core capital requirements(3).          9,198        3.0
                                     -------       ----
Excess.......................        $48,269       15.7%
                                     =======       ====

Risk-based capital(4)........        $60,268       23.8%
Risk-based
 capital requirements........         20,290        8.0
                                     -------       ----
Excess.......................        $39,978       15.8%
                                     =======       ====

                       FDIC REGULATORY CAPITAL COMPLIANCE

                                                                              PRO FORMA AT SEPTEMBER 30, 1997
                                                         -------------------------------------------------------------------------
                                                           Minimum of Estimated     Midpoint of Estimated     Maximum of Estimated
                                                              Valuation Range           Valuation Range         Valuation Range
                                                         ----------------------     ---------------------     --------------------
                                   Historical                 4,845,000 Shares          5,700,000 Shares        6,555,000 Shares
                               At September 30, 1997       at $10.00 Per Share       at $10.00 Per Share       at $10.00 Per Share
                            ------------------------     ----------------------     ---------------------     --------------------
                                       Percent of                   Percent of                Percent of               Percent of
                                        Adjusted                     Adjusted                  Adjusted                 Adjusted
                                         Total                        Total                     Total                    Total
                               Amount    Assets            Amount    Assets           Amount    Assets         Amount    Assets
                            ---------  -------------     ---------  -----------      -------  ----------      -------  ----------
                                                                        (Dollars in thousands)
GAAP capital...............   $29,501       10.7%          $47,411      15.9%         $50,610    16.8%         $53,791    17.6%
                              =======       ====           =======      ====          =======    ====          =======    ====

Tier 1 capital.............   $29,508       10.8%          $47,418      16.1%         $50,608    17.0%         $53,798    17.8%
Minimum Tier 1 (leverage)
 requirement...............    10,904        4.0            11,776       4.0           11,931     4.0           12,086     4.0
                              -------       ----           -------      ----          -------    ----          -------    ----

  Excess...................   $18,604        6.8%          $35,642      12.1%         $38,677    13.0%         $41,712    13.8%
                              =======       ====           =======      ====          =======    ====          =======    ====

                                  15% above
                             Maximum of Estimated
                                Valuation Range
                            -----------------------
                                7,538,250 Shares
                             at $10.00 Per Share
                            -----------------------
                                       Percent of
                                        Adjusted
                                         Total
                              Amount     Assets
                             --------  ----------

GAAP capital...............  $57,460      18.5%
                             =======      ====

Tier 1 capital.............  $57,467      18.7%
Minimum Tier 1 (leverage)
 requirement...............   12,264       4.0
                             -------      ----

  Excess...................  $45,203      14.7%
                             =======      ====

                 FEDERAL RESERVE REGULATORY CAPITAL COMPLIANCE

                                          Historical
                                    At September 30, 1997                        PRO FORMA AT SEPTEMBER 30, 1997
                                    ---------------------    ---------------------------------------------------------------------
                                                Percent of              Percent of              Percent of              Percent of
                                             Risk-weighted           Risk-weighted           Risk-weighted           Risk-weighted
                                     Amount      Assets      Amount      Assets      Amount      Assets      Amount      Assets
                                     ------  -------------   ------  -------------   ------  -------------   ------  -------------
                                                                       (Dollars in thousands)
Tier 1 capital...................... $29,508      12.0%      $71,142     27.8%       $78,548     30.5%       $85,954       33.2%
Tier 1 (risk weighted) requirement..   9,873       4.0        10,237      4.0         10,302      4.0         10,367        4.0
                                     -------      ----       -------     ----        -------     ----        -------       ----
Excess.............................. $19,635       8.0%      $60,905     23.8%       $68,246     26.5%       $75,587       29.2%
                                     =======      ====       =======     ====        =======     ====        =======       ====



Total capital....................... $32,309      13.1%      $73,943     28.9%       $81,349     31.6%       $88,755       34.2%
Total (risk weighted) requirement...  19,746       8.0        20,475      8.0         20,604      8.0         20,733        8.0
                                     -------      ----       -------     ----        -------     ----        -------       ----
Excess.............................. $12,563       5.1%      $53,468     20.9%       $60,745     23.6%       $68,022       26.2%
                                     =======      ====       =======     ====        =======     ====        =======       ====

                                                Percent of
                                              Risk-weighted
                                      Amount     Assets
                                      ------  -------------

Tier 1 capital......................  $94,472      36.2%
Tier 1 (risk weighted) requirement..   10,441       4.0
                                      -------      ----
Excess..............................  $84,031      32.2%
                                      =======      ====

Total capital.......................  $97,273      37.3%
Total (risk weighted) requirement...   20,882       8.0
                                      -------      ----
Excess..............................  $76,391      29.3%
                                      =======      ====

_____________________
(1) Based upon adjusted total assets of $272.6 million for purposes of the tangible capital and core capital requirements, and risk-weighted assets of $246.8 million for purposes of the risk-based capital requirement.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

     Under the Plan of Conversion, the Common Stock must be sold at a price equal to the estimated pro forma market value of the Holding Company and the Bank as converted, based upon an independent valuation. The Estimated Valuation Range as of November 7, 1997 is from a minimum of $48,450,000 to a maximum of $65,550,000 with a midpoint of $57,000,000 or, at a price per share of $10.00, a minimum number of shares of 4,845,000, a maximum number of shares of 6,555,000 and a midpoint number of shares of 5,700,000. The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Trident Securities will receive fees of $414,000, $532,000, $650,000 and $785,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively (see "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings); (ii) all of the Common Stock will be sold in the Subscription and Direct Community Offerings; and (iii) Conversion expenses, excluding the fees paid to Trident Securities, will total approximately $588,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription, Direct Community and Syndicated Community Offerings and other factors.

     The pro forma consolidated net income of the Bank for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been calculated as if the Conversion had been consummated at the beginning of the respective periods and the estimated net proceeds received by the Holding Company and the Bank had been invested at 5.45% and 5.50% at the beginning of the respective periods, which represent the yield on one year Treasury Bill as of September 30, 1997 and December 31, 1996, respectively. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Offerings from which it will fund the ESOP loan. A pro forma after-tax return of 3.38% and 3.41% are used for both the Holding Company and the Bank for the periods, after giving effect to an incremental combined federal and state income tax rate of 38% for both periods. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the respective periods or at September 30, 1997 or December 31, 1996, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

     The following tables summarize the historical net income and retained earnings of the Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Stock Conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Stock Conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Stock Conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares Issued." Shares of Common Stock may be purchased with funds on deposit at the Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund stock purchases.

          THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE CONVERSION AT THE DATE ON WHICH THE CONVERSION ACTUALLY OCCURS AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNTS OF CONSOLIDATED ASSETS AND LIABILITIES OF THE HOLDING COMPANY COMPUTED IN ACCORDANCE WITH GAAP. STOCKHOLDERS' EQUITY HAS NOT BEEN INCREASED OR DECREASED TO REFLECT THE DIFFERENCE BETWEEN THE CARRYING VALUE OF LOANS AND OTHER ASSETS AND MARKET VALUE. STOCKHOLDERS' EQUITY IS NOT INTENDED TO REPRESENT FAIR MARKET VALUE NOR DOES IT REPRESENT AMOUNTS THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION.

                                                          At or For the Nine Months Ended September 30, 1997
                                                      ---------------------------------------------------------
                                                      Minimum of   Midpoint of   Maximum of       15% Above
                                                       Estimated    Estimated     Estimated       Maximum of
                                                       Valuation    Valuation     Valuation       Estimated
                                                         Range        Range         Range      Valuation Range
                                                      ----------   -----------   ----------    ----------------
                                                      4,845,000    5,700,000     6,555,000        7,538,250(1)
                                                      Shares       Shares        Shares           Shares
                                                      at $10.00    at $10.00     at $10.00        at $10.00
                                                      Per Share    Per Share     Per Share        Per Share
                                                      ----------   -----------   ----------    ----------------
                                                                   (In Thousands, Except Per Share Amounts)
Gross proceeds......................................  $   48,450    $   57,000   $   65,550        $   75,383
Less: estimated expenses............................      (1,002)       (1,120)      (1,238)           (1,373)
                                                      ----------    ----------   ----------        ----------
Estimated net proceeds..............................      47,448        55,880       64,312            74,010
Less: Common Stock acquired by ESOP.................      (3,876)       (4,560)      (5,244)           (6,031)
Less: Common Stock to be acquired by MRP............      (1,938)       (2,280)      (2,622)           (3,015)
                                                      ----------    ----------   ----------        ----------
     Net investable proceeds........................  $   41,634    $   49,040   $   56,446        $   64,964
                                                      ==========    ==========   ==========        ==========

Consolidated net earnings:
 Historical.........................................  $    2,258    $    2,258   $    2,258        $    2,258
 Pro forma income on net proceeds(2)................       1,055         1,243        1,430             1,646
 Pro forma ESOP adjustments(3)......................        (150)         (177)        (203)             (234)
 Pro forma MRP adjustments(4).......................        (180)         (212)        (244)             (280)
                                                      ----------    ----------   ----------        ----------
   Pro forma net earnings...........................  $    2,983    $    3,112   $    3,241        $    3,390
                                                      ==========    ==========   ==========        ==========

Consolidated net earnings per share (5)(6):
 Historical.........................................  $     0.50    $     0.43   $     0.37        $     0.32
 Pro forma income on net proceeds...................        0.23          0.23         0.23              0.24
 Pro forma ESOP adjustments(3)......................       (0.03)        (0.03)       (0.03)            (0.03)
 Pro forma MRP adjustments(4).......................       (0.04)        (0.04)       (0.04)            (0.04)
                                                      ----------    ----------   ----------        ----------
   Pro forma net earnings per share.................  $     0.66    $     0.59   $     0.53        $     0.49
                                                      ==========    ==========   ==========        ==========

Consolidated stockholders' equity (book value):
 Historical.........................................  $   29,501    $   29,501   $   29,501        $   29,501
 Estimated net proceeds.............................      47,448        55,880       64,312            74,010
 Less: Common Stock acquired by ESOP................      (3,876)       (4,560)      (5,244)           (6,031)
 Less: Common Stock to be acquired by MRP(4)........      (1,938)       (2,280)      (2,622)           (3,015)
                                                      ----------    ----------   ----------        ----------
   Pro forma stockholders' equity(7)................  $   71,135    $   78,541   $   85,947        $   94,465
                                                      ==========    ==========   ==========        ==========

Consolidated stockholders' equity per share(6)(8):
 Historical(6)......................................  $     6.09    $     5.18   $     4.50        $     3.91
 Estimated net proceeds.............................        9.79          9.80         9.81              9.82
 Less: Common Stock acquired by ESOP................       (0.80)        (0.80)       (0.80)            (0.80)
 Less: Common Stock to be acquired by MRP(4)........       (0.40)        (0.40)       (0.40)            (0.40)
                                                      ----------    ----------   ----------        ----------
   Pro forma stockholders' equity per share(9)......  $    14.68    $    13.78   $    13.11        $    12.53
                                                      ==========    ==========   ==========        ==========

Purchase Price as a percentage of pro forma
 stockholders' equity per share.....................        68.1%         72.6%        76.3%             79.8%
                                                      ==========    ==========   ==========        ==========

Purchase Price as a multiple of pro forma
 net earnings per share.............................       11.4x         12.7x        14.1x             15.4x
                                                      ==========    ==========   ==========        ==========


                     (footnotes on second following page)

                                                                   At or For the Year Ended December 31, 1997
                                                             -------------------------------------------------------
                                                             Minimum of   Midpoint of   Maximum of   15% Above
                                                             Estimated    Estimated     Estimated    Maximum of
                                                             Valuation    Valuation     Valuation    Estimated
                                                             Range        Range         Range        Valuation Range
                                                             -----------  ------------  -----------  ---------------
                                                             4,845,000    5,700,000     6,555,000    7,538,250(1)
                                                             Shares       Shares        Shares       Shares
                                                             at $10.00    at $10.00     at $10.00    at $10.00
                                                             Per Share    Per Share     Per Share    Per Share
                                                             ----------   -----------   ----------   ---------------
                                                                      (In Thousands, Except Per Share Amounts)

Gross proceeds......................................         $   48,450    $   57,000   $   65,550        $   75,383
Less: estimated expenses............................             (1,002)       (1,120)      (1,238)           (1,373)
                                                             ----------    ----------   ----------        ----------
Estimated net proceeds..............................             47,448        55,880       64,312            74,010
Less: Common Stock acquired by ESOP.................             (3,876)       (4,560)      (5,244)           (6,031)
Less: Common Stock to be acquired by MRP............             (1,938)       (2,280)      (2,622)           (3,015)
                                                             ----------    ----------   ----------        ----------
     Net investable proceeds........................         $   41,634    $   49,040   $   56,446        $   64,964
                                                             ==========    ==========   ==========        ==========

Consolidated net earnings:
 Historical.........................................         $    2,814    $    2,814   $    2,814        $    2,814
 Pro forma income on net proceeds(2)................              1,420         1,672        1,925             2,215
 Pro forma ESOP adjustments(3)......................               (200)         (236)        (271)             (312)
 Pro forma MRP adjustments(4).......................               (240)         (283)        (325)             (374)
                                                             ----------    ----------   ----------        ----------
   Pro forma net earnings...........................         $    3,794    $    3,967   $    4,143        $    4,343
                                                             ==========    ==========   ==========        ==========

Consolidated net earnings per share (5)(6):
 Historical.........................................         $     0.62    $     0.53   $     0.46        $     0.40
 Pro forma income on net proceeds...................               0.32          0.32         0.32              0.32
 Pro forma ESOP adjustments(3)......................              (0.05)        (0.05)       (0.05)            (0.05)
 Pro forma MRP adjustments(4).......................              (0.05)        (0.05)       (0.05)            (0.05)
                                                             ----------    ----------   ----------        ----------
   Pro forma net earnings per share.................         $     0.84    $     0.75   $     0.68        $     0.62
                                                             ==========    ==========   ==========        ==========

Consolidated stockholders' equity (book value):
 Historical.........................................         $   27,250    $   27,250   $   27,250        $   27,250
 Estimated net proceeds.............................             47,448        55,880       64,312            74,010
 Less: Common Stock acquired by ESOP................             (3,876)       (4,560)      (5,244)           (6,031)
 Less: Common Stock to be acquired by MRP(4)........             (1,938)       (2,280)      (2,622)           (3,015)
                                                             ----------    ----------   ----------        ----------
   Pro forma stockholders' equity(7)................         $   68,884    $   76,290   $   83,696        $   92,214
                                                             ==========    ==========   ==========        ==========

Consolidated stockholders' equity per share(6)(8):
 Historical(6)......................................         $     5.62    $     4.78   $     4.16        $     3.61
 Estimated net proceeds.............................               9.79          9.80         9.81              9.82
 Less: Common Stock acquired by ESOP................              (0.80)        (0.80)       (0.80)            (0.80)
 Less: Common Stock to be acquired by MRP(4)........              (0.40)        (0.40)       (0.40)            (0.40)
                                                             ----------    ----------   ----------        ----------
   Pro forma stockholders' equity per share(9)......         $    14.21    $    13.38   $    12.77        $    12.23
                                                             ==========    ==========   ==========        ==========

Purchase Price as a percentage of pro forma
 stockholders' equity per share.....................               70.3%         74.7%        78.3%             81.7%
                                                             ==========    ==========   ==========        ==========

Purchase Price as a multiple of pro forma
 net earnings per share.............................              11.9x         13.3x        14.7x             16.1x
                                                             ==========    ==========   ==========        ==========


                         (footnotes on following page)

___________________
(1) Gives effect to the sale of an additional 983,250 shares in the Stock Conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Bank as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by Ferguson that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Bank as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Stock Conversion. Since funds on deposit at the Bank may be withdrawn to purchase shares of Common Stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Bank for investment following receipt of the net proceeds of the Offerings will be reduced by the amount of such withdrawals.
(3) It is assumed that 8% of the shares of Common Stock offered in the Stock Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Stock Conversion, which rate is currently 8.5%) from the net proceeds from the Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Bank's payment of the ESOP debt is based upon equal installments of principal over a 12-year period, assuming a combined federal and state income tax rate of 38%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share Purchase Price. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."


(4) In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Purchase Price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 38%. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.65, $0.58, $0.52 and $0.48 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the nine months ended September 30, 1997, respectively, and $0.82, $0.73, $0.67 and $0.61 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1996, respectively, and pro forma stockholders' equity per share would be $14.50, $13.63, $12.99 and $12.43 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at September 30, 1997, respectively, and $14.06, $13.25, $12.66 and $12.15 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at December 31, 1996 respectively. Shares issued under the MRP vest 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded under the MRP, total MRP expense would increase. The total estimated MRP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in after-tax MRP expense of $180,234, $212,040, $243,846 and $280,423 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the nine months ended September 30, 1997, respectively, and $240,312, $282,720, $325,128 and $373,897 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1996, respectively. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan. If stockholders approve the Stock

     Option Plan following the Stock Conversion, the Holding Company will have reserved for issuance under the Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the shares sold in the Stock Conversion. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting and ownership interests of existing stockholders would be diluted by approximately 9.1%. Assuming stockholder approval of the Stock Option Plan and that all options were exercised at the beginning of the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, at an exercise price of $10.00 per share, pro forma net earnings per share would be $0.62, $0.56, $0.51 and $0.46, respectively, for the nine months ended September 30, 1997, and $0.80, $0.71, $0.65 and $0.59, respectively, for the year ended December 31, 1996, and pro forma stockholders' equity per share would be $14.26, $13.44, $12.83 and $12.30, respectively, for the nine months ended September 30, 1997, and $13.83, $13.08, $12.52 and $12.03, respectively for the year ended December 31, 1996 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan" and "-- Benefits -- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(5) Per share amounts are based upon shares outstanding of 4,489,700, 5,282,000, 6,074,300 and 6,985,445 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the nine months ended September 30, 1997, and the year ended December 31, 1996, respectively, which includes the shares of Common Stock sold in the Stock Conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Stock Conversion.
(6) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Stock Conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Stock Conversion, the additional ESOP expense or the proposed MRP expense, as described above.
(7) "Book value" represents the difference between the stated amounts of the Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Stock Conversion, or the federal income tax consequences of the restoration to income of the Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(8) Per share amounts are based upon shares outstanding of 4,845,000, 5,700,000, 6,555,000 and 7,538,250 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.
(9) Does not represent possible future price appreciation or depreciation of the Common Stock.

     SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

     The following table sets forth certain information as to the approximate purchases of Common Stock by each director and executive officer of the Bank, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of the Bank and their associates may not purchase in excess of 30% of the shares sold in the Stock Conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers and employees will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.


                                                                          Percent of        Percent of
                                          Anticipated     Anticipated     Shares at         Shares at
                                           Number of        Dollar        Minimum of        Maximum of
        Name and                            Shares          Amount        Estimated         Estimated
        Position                         Purchased (1)     Purchased   Valuation Range   Valuation Range
        --------                         -------------     ---------   ---------------   ---------------
William H. Huddleston, III
 Chairman of the Board                       65,550         $655,500          1.4%              1.0%

Ed C. Loughry, Jr.
 President, Chief Executive Officer
 and Director                                65,550          655,500          1.4               1.0

Ronald F. Knight
 Executive Vice President, Chief
 Operating Officer and Director              65,550          655,500          1.4               1.0

Gary Brown
 Vice Chairman of the Board                  65,550          655,500          1.4               1.0

Frank E. Crosslin, Jr.
 Director                                    65,550          655,500          1.4               1.0

Tim J. Durham
 Director                                    65,550          655,500          1.4               1.0

Ed Elam
 Director                                    65,550          655,500          1.4               1.0

James C. Cope
 Director                                    65,550          655,500          1.4               1.0

Terry G. Haynes
 Director                                    65,550          655,500          1.4               1.0

Hillard C. "Bud" Gardner
 Senior Vice President and Chief
 Financial Officer                           65,550          655,500          1.4               1.0


                      (table continued on following page)

                                                                               Percent of        Percent of
                                               Anticipated     Anticipated     Shares at         Shares at
                                                Number of        Dollar        Minimum of        Maximum of
        Name and                                 Shares          Amount        Estimated         Estimated
        Position                              Purchased (1)     Purchased   Valuation Range   Valuation Range
        --------                              -------------     ---------   ---------------   ---------------
William S. Jones
 Senior Vice President and Trust
 Officer/Investor Relations                       65,550           655,500         1.4               1.0

David W. Hopper
 Senior Vice President and Trust Officer          65,550           655,500         1.4               1.0

R. Dale Floyd
 Senior Vice President                            65,550           655,500         1.4               1.0

Ira B. Lewis, Jr.
 Vice President/CRA Compliance Officer
 and Secretary                                    65,550           655,500         1.4               1.0

M. Glenn Layne
 Vice President                                   65,550           655,500         1.4               1.0

Joy B. Jobe
 Vice President                                   65,550           655,500         1.4               1.0

Other officers (14 persons)                      282,950         2,829,500         5.8               4.3
                                               ---------       -----------        ----              ----

     Total                                     1,331,750       $13,317,500        27.5%             20.3%
                                               =========       ===========        ====              ====


_______________
(1) Excludes any shares awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan. For a description of the number of shares to be purchased by the ESOP and intended awards under the MRP and Stock Option Plan, see "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan," "-- Benefits -- Stock Option Plan" and "-- Benefits -- Management Recognition Plan."

                       CAVALRY BANKING AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS

     The following Consolidated Statements of Earnings of Cavalry Banking and Subsidiaries for the fiscal years ended December 31, 1996, 1995 and 1994 have been audited by Rayburn, Betts & Bates, P.C., Nashville, Tennessee, independent auditors, whose report thereon appears elsewhere in this Prospectus. The Consolidated Statements of Earnings for the nine months ended September 30, 1997 and 1996 were not audited by Rayburn, Betts & Bates, P.C., but, in the opinion of management, reflect all adjustments (none of which are other than normal recurring entries) necessary for a fair presentation. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein.


                                                               Nine Months
                                                             Ended September 30,        Years Ended December 31,
                                                             -------------------   ---------------------------------
                                                              1997       1996       1996       1995         1994
                                                             -------  ----------   -------  -----------  -----------
                                                                      (Unaudited)
                                                                                 (In thousands)
Interest and dividend income:
 First mortgage loans......................................  $ 9,312     $ 8,446   $11,516      $ 9,996      $ 9,378
 Other loans...............................................    5,750       4,410     6,165        4,904        4,503
 Investment securities.....................................      399       1,114     1,338        1,601        1,088
 Deposits with other financial institutions................      629         332       464          612          339
 Mortgage-backed securities................................       70          78       101          109           86
                                                             -------     -------   -------      -------      -------
    Total interest income..................................   16,160      14,380    19,584       17,222       15,394
                                                             -------     -------   -------      -------      -------

Interest expense - deposits................................    6,815       6,117     8,232        7,640        6,180
Interest expense - Advances from Federal
  Home Loan Bank...........................................       --          --        36           56          119
                                                             -------     -------   -------      -------      -------
    Total interest expense.................................    6,815       6,117     8,268        7,696        6,299
                                                             -------     -------   -------      -------      -------

    Net interest income....................................    9,345       8,263    11,316        9,526        9,095

Provision for loan losses (note 5).........................      700          90       120           80          113
                                                             -------     -------   -------      -------      -------

    Net interest income after provision for loan losses....    8,645       8,173    11,196        9,446        8,982
                                                             -------     -------   -------      -------      -------

Noninterest income:
 Servicing income..........................................      398         411       548          658          375
 Gain on sale of real estate acquired in
   settlement of loans, net................................       --           7        11           23           18
 Gain on sale of loans, net................................      674         733       890          882          530
 Gain on sale of office properties and equipment...........       --          --        40           --           --
 Deposit servicing fees and charges........................      854         702       973          796          643
 Trust service fees........................................      435         349       483          375          302
 Other operating income....................................      153         111       213          230          147
                                                             -------     -------   -------      -------      -------
     Total noninterest income..............................    2,514       2,313     3,158        2,964        2,015
                                                             -------     -------   -------      -------      -------

Noninterest expenses:
 Compensation payroll taxes and fringe benefits (note 12)..    4,081       3,454     4,661        3,889        3,774
 Occupancy expense.........................................      404         355       493          459          417
 Supplies, communications and other office expenses........      468         413       567          615          460
 Federal insurance premiums (note 18)......................       76       1,537     1,654          418          423
 Advertising expense.......................................      145         142       201          166          122
 Equipment and service bureau expense......................    1,452       1,082     1,466        1,241        1,073
 State and other taxes.....................................      261         149       200          180          170
 Other operating expenses..................................      467         385       544          530          562
                                                             -------     -------   -------      -------      -------
     Total noninterest expenses............................    7,354       7,517     9,786        7,498        7,001
                                                             -------     -------   -------      -------      -------

Earnings before income tax expense.........................    3,805       2,969     4,568        4,912        3,996

Income tax expense (note 11)...............................    1,547       1,129     1,754        1,711        1,538
                                                             -------     -------   -------      -------      -------

     Net earnings..........................................  $ 2,258     $ 1,840   $ 2,814      $ 3,201      $ 2,458
                                                             =======     =======   =======      =======      =======


See accompanying notes to consolidated financial statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Bank. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Prospectus.

OPERATING STRATEGY

     The Bank is a community-oriented financial institution whose primary business is attracting deposits from the general public and using those funds to originate a variety of loans to individuals residing within its primary market area, and to businesses owned and operated by such individuals. The Bank believes that its operations more closely resemble those of a traditional commercial bank than a traditional thrift institution. The Bank originates, in order of magnitude, one-to-four family mortgage loans, construction loans, commercial real estate loans, consumer loans, commercial business loans, and land A&D loans. In addition, the Bank invests in U.S. Government and federal agency obligations. The Bank intends to continue to fund its assets primarily with retail deposits, although FHLB-Cincinnati advances may be used as a supplemental source of funds. The Bank also offers trust services. See "CAVALRY BANKING."

     The Bank's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Bank profitability is also affected by the level of other income and expenses. Other income, net, includes income associated with the origination and sale of mortgage loans, loan servicing fees, other deposit related fees and trust fees. Other expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

     The Bank's business strategy is to operate as a well-capitalized, profitable and independent financial institution dedicated to a community-oriented approach that emphasizes management involvement with customers and the community at large, local decision-making and quality customer service. Management believes that it can best serve an important segment of the marketplace and enhance the long-term value of the Holding Company by operating independently and continuing with and expanding its community-oriented approach, especially in light of recent consolidations of thrift institutions with large regional commercial banks in the Bank's market area.

     The Bank believes that it has successfully implemented its business strategy by: (i) maintaining a strong capital base (see "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE"); (ii) seeking to reduce its exposure to fluctuations in market interest rates (see "-- Asset and Liability Management");
(iii) promoting local loan originations (see "BUSINESS OF THE BANK -- Lending Activities -- General"); (iv) supplementing its traditional menu of mortgage loan products with a variety of consumer and commercial loan products (see "BUSINESS OF THE BANK -- Lending Activities -- Commercial Real Estate Lending," "-- Commercial Business Lending," and "-- Consumer Lending"); (v) providing check imaging services and offering commercial deposit accounts to complement its commercial real estate and commercial business lending activities (see BUSINESS OF THE BANK -- Deposit Activities and Other Sources of Funds); (vi) expanding its branch office network (see BUSINESS OF THE BANK -- Properties");
(vii) seeking to increase its portfolio of loans serviced for others (see "BUSINESS OF THE BANK -- Lending Activities -- Loan Fees"); and (viii) seeking to increase its trust assets under management (see "BUSINESS OF THE BANK --Trust Powers"). The Bank believes that the capital raised in the Offerings will enhance its ability to continue implementing its business strategy.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1997, DECEMBER 31, 1996 AND DECEMBER 31, 1995

     Total assets were $275.9 million, $245.0 million and $223.9 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. This increase resulted primarily from growth in the loan portfolio, which was funded primarily by deposit growth.

     Loans receivable, net, amounted to $216.4 million, $200.6 million and $159.9 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. A substantial portion of the Bank's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. There are certain risks associated with this credit concentration. See "RISK FACTORS -- Concentration of Credit Risk." In addition, the period between December 31, 1995 and September 30, 1997 saw a continuing trend in the growth of the construction commercial and consumer loan portfolios as the Bank emphasized the origination of loans with shorter maturities for asset and liability management purposes. See "-- Asset and Liability Management." Construction, commercial real estate, commercial business and consumer loans are inherently riskier than one- to- four family mortgage loans. See "RISK FACTORS --Certain Lending Risks" and "BUSINESS OF THE BANK -- Lending Activities."

     Loans held-for-sale were $4.1 million, $5.3 million and $3.7 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. The variances resulted primarily from timing differences in the funding of loans.

     Cash and cash equivalents amounted to $26.7 million, $19.5 million and $13.9 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. The increase between December 31, 1995 and September 30, 1997 reflects proceeds from the maturity of investment securities, and, to a lesser extent, deposit growth. See "-- Liquidity and Capital Resources."

     Investment securities held-to-maturity were $3.7 million, $7.7 million and $35.6 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. The decrease between December 31, 1995 and September 30, 1997 resulted from maturities, with the proceeds used to fund loan growth.

     Investment securities available-for-sale were $10.1 million at September 30, 1997. There were no investment securities available-for-sale at December 31, 1996 and December 31, 1995. The increase between December 31, 1996 and September 30, 1997 reflected the investment of excess liquidity. Such securities may be sold for lending or other operating purposes.


     Office properties and equipment, net, were $7.9 million, $6.2 million and $5.3 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. The increase between December 31, 1996 and 1995 resulted primarily from the acquisition of land for the construction of the Cason Lane and SE Broad branch offices, expansion of the Memorial Boulevard office, and the purchase of the building and property for the Hazelwood branch. During 1996, the Bank also upgraded its computer hardware and software. The increase from December 31, 1996 to September 30, 1997 resulted from the continuation of the computer hardware and software upgrade project, the construction and opening of the Cason Lane office, the purchase of two parcels of land for possible branch locations and starting construction on the SE Broad office. Construction in progress was $165,000 at December 31, 1995 and was related to the expansion of the Memorial office. The construction was completed in March 1996 at a total cost of $194,000. Construction in progress was $8,000 at December 31, 1996 and was related to the construction of the Carson lane branch office. The construction was completed in July 1997 at a total cost of $378,000. Construction in progress was $144,000 at September 30, 1997 and was related to the construction of a new branch office on Southeast Broad Street. This new branch office was opened in December 1997 at a total cost of $422,000. See "RECENT DEVELOPMENTS" and "BUSINESS OF THE BANK -- Properties."

     Deposit accounts totaled $242.0 million, $214.5 million and $196.7 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. The increases between September 30, 1997, December 31, 1996 and December 31, 1995 were the result of aggressive marketing and promotion of transaction accounts. See "BUSINESS OF THE BANK -- Deposit Activities and Other Sources of Funds."

     Total equity was $29.5 million, $27.3 million and $24.4 million at September 30, 1997, December 31, 1996 and December 31, 1995, respectively. These increases were primarily the result of retained earnings.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

     NET EARNINGS. Net earnings were $2.3 million for the nine months ended September 30, 1997 compared to $1.8 million for the nine months ended September 30, 1996, a 22.7% increase, attributed primarily to an increase in interest income, offset by increases in interest expense and an increase in the provision for loan losses.


     NET INTEREST INCOME. Net interest income increased 13.1% from $8.3 million for the nine months ended September 30, 1996 to $9.3 million for the nine months ended September 30, 1997. Total interest income increased 12.4% from $14.4 million for the nine months ended September 30, 1996 to $16.2 million for the nine months ended September 30, 1997 primarily as a result of an increase in the average balance of interest-earning assets from $216.2 million to $237.6 million resulting primarily from normal asset growth, combined with an increase in average yield from 8.87% at September 30, 1996 to 9.07% at September 30, 1997 resulting primarily from an increase in market interest rates. Interest income on other loans (consumer loans, commercial real estate loans and commercial business loans) increased from $4.4 million for the nine months ended September 30, 1996 to $5.8 million for the nine months ended September 30, 1997 as a result of the increased volume of such loans. Interest income from investment securities decreased from $1.1 million for the nine months ended September 30, 1996 to $399,000 for the nine months ended September 30, 1997 as a result of decrease in the average balance of investment securities from $24.8 million for the nine months ended September 30, 1996 to $6.9 million for the nine months ended September 30, 1997. Interest expense increased 11.4% from $6.1 million for the nine months ended September 30, 1996 to $6.8 million for the nine months ended September 30, 1997 as a result of an increase in the average balance of deposits from $183.6 million to $203.4 million primarily as a result of normal growth. The average cost of these funds was 4.45% for the period ending September 30, 1996 compared with 4.46% for the period ended September 30, 1997. Interest rate spread increased from 4.42% to 4.61% as a result of the increase in yield on interest-earning assets between the nine months ended September 30, 1996 and the nine months ended September 30, 1997 resulting primarily from increases in loans outstanding and decreases in investments outstanding.


     PROVISION FOR LOAN LOSSES. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. In determining the adequacy of the allowance for loan losses, management periodically reviews the loan portfolio and considers such factors as delinquency status, past performance problems, historical loss experience, adverse situations that may affect the ability of the borrowers to repay, known and inherent risks in the portfolio, assessment of economic conditions, regulatory policies, and the estimated value of any underlying collateral. Although the Bank's credit management systems have resulted in low loss experience, there can be no assurances that such experience will continue. The allowance for loan losses is based principally on delinquency status and historical experience. The Bank gives greater weight to the level of classified assets than to the level of nonperforming assets (nonaccrual loans, accruing loans contractually past due 90 days or more, and real estate acquired in settlement of loans) because classified assets include not only nonperforming assets but also performing assets that otherwise exhibit, in management's judgment, potential credit weaknesses. See "BUSINESS OF THE BANK -- Lending Activities --Nonperforming Assets and Delinquencies" and "-- Lending Activities -- Asset Classification." The required level of the allowance for loan losses is then calculated based upon the outstanding balances in each loan category and the risk weight assigned to each loan category.

     The provision for loan losses was $700,000 for the nine months ended September 30, 1997 compared to $90,000 for the same period in 1996. Management deemed the increase in the provision for loan losses necessary in light of the increase in the relative level of estimated losses inherent in the higher levels of higher risk loans (construction, commercial real estate, land, commercial business and consumer loans), as well as the increase in the level of classified assets at September 30, 1997. See "RISK FACTORS -- Certain Lending Risks" and "BUSINESS OF THE BANK -- Lending Activities -- Asset Classification."
Management deemed the allowance for loan losses adequate at September 30, 1997.

     NONINTEREST INCOME. Noninterest income increased from $2.3 million for the nine months ended September 30, 1996 to $2.5 million for the nine months ended September 30, 1997, primarily as a result of the increase in service charges and trust fees offset by a decrease in other income. Service charges and fees increased from $702,000 for the nine months ended September 30, 1996 to $854,000 for the same period in 1997 primarily as a result of increased income deposit account fees, particularly on the increased number of transaction accounts. Trust fees increased from $349,000 for 1996 to $435,000 for 1997 as a result of an increase in trust assets under management. These increases were partially offset by a decline in net gain on sale of loans from $733,000 for 1996 to $674,000 for 1997 primarily because of a decrease in volume of loan sales.

     NONINTEREST EXPENSES. Noninterest expenses were $7.4 million for the nine months ended September 30, 1997 compared to $7.5 million for the same period in 1996. This decrease resulted primarily from the FDIC special assessment on all SAIF-insured institutions to recapitalize the SAIF. The Bank's assessment amounted to $1.2 million and was accrued during the quarter ended September 30, 1996. Prior to the SAIF recapitalization, the Bank's total annual deposit insurance premiums amounted to 0.23% of assessable deposits. Effective January 1, 1997, the rate decreased to 0.065% of assessable deposits. See "REGULATION -
- Federal Regulation of Savings Associations -- Federal Deposit Insurance Corporation" and Note 17 of Notes to the Consolidated Financial Statements. Compensation, payroll taxes and fringe benefits expenses increased from $3.5 million for 1996 to $4.1 million for 1997 as a result of an increase in personnel to staff the new branch offices and service the increased number of loan and deposit accounts. Occupancy expense increased from $355,000 in 1996 to $404,000 in 1997 as a result of new branch openings and increased maintenance costs on the main office. Equipment and service bureau expenses increased from $1.1 million in 1996 to $1.5 million in 1997 as a result of increased maintenance agreements for the new computer software and hardware and an increase in related depreciation expense. Other operating expenses will increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- Return on Equity After Conversion," "-- New Expenses Associated With ESOP and MRP" and "BUSINESS OF THE BANK --Properties."


     INCOME TAX EXPENSE. Income tax expense was $1.5 million for the nine months ended September 30, 1997 compared to $1.1 million for the nine months ended September 30, 1996 as a result of higher income before taxes. The effective income tax rate increased from 38.0% for the nine months ended September 30, 1996 to 40.7% for the nine months ended September 30, 1997 primarily as a result of a reduction in a state income tax benefit relating to the calculation of the reserve for bad debts that existed for federal income tax purposes prior to 1987.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

     NET EARNINGS. Net earnings were $2.8 million for the year ended December 31, 1996 compared to $3.2 million a year earlier, a 12.1% decline, primarily as a result of increases in noninterest expenses, primarily associated with the one-time FDIC special SAIF assessment, and an increase in the provision for loan losses.

     NET INTEREST INCOME. Net interest income was $11.3 million for the year ended December 31, 1996 compared to $9.5 million for the year ended December 31, 1995, a 18.8% increase. A 13.7% increase in total interest income, from $17.2 million in 1995 to $19.6 million in 1996, was offset by a 7.4% increase in interest expense, from $7.7 million in 1995 to $8.3 million in 1996. The increase in total interest income resulted primarily from an increase in the average balance of interest-earning assets from $199.3 million in 1995 to $220.0 million in 1996 and an increase in the average yield on interest-earning assets from 8.64% in 1995 to 8.92% in 1996 as a result of a combination of higher market interest rates and an increase in the average balance of higher yielding consumer and other loans. Interest income on other loans (consumer loans, commercial real estate loans and commercial business loans) increased from $4.9 million for the year ended December 31, 1995 to $6.2 million of the year ended December 31, 1996 as a result of the increased volume of such loans. Interest income from investment securities decreased from $1.6 million for the year ended December 31, 1995 to $1.3 million for the year ended December 31, 1996 as a result of decrease in the average balance of investment securities from $28.4 million for the year ended December 31, 1995 to $21.9 million for the year ended December 31, 1996. The increase in interest expense was primarily the result of an increase in average deposits from $169.8 million at December 31, 1995 to $185.5 million at December 31, 1996 primarily as a result of market and promotions. The increase was offset by a decrease in the average cost of deposits from 4.50% for 1995 to 4.44% for 1996 as a result of declining market interest rates. Interest rate spread increased from 4.14% in 1995 to 4.48% in 1996.

     PROVISION FOR LOAN LOSSES. The provision for loan losses was $120,000 for the year ended December 31, 1996 compared to $80,000 for the year ended December 31, 1995. Management deemed the increase in the provision for loan losses necessary in light of the increase in the relative level of estimated losses inherent in the higher levels of higher risk loans (construction, commercial real estate, land, commercial business and consumer loans). See "BUSINESS OF THE BANK -- Lending Activities -- Construction Lending" and "-- Lending Activities -- Nonperforming Assets and Delinquencies."

     NONINTEREST INCOME. Noninterest income was $3.2 million for the year ended December 31, 1996 compared to $3.0 million for the year ended December 31, 1995. Loan fees and servicing income declined from $658,000 in 1995 to $548,000 in 1996 as a result of a decrease in the servicing portfolio from $134.4 million at December 31, 1995 to $121.1 million at December 31, 1996. This decrease was offset by an increase in deposit fees from $796,000 in 1995 to $973,000 in 1996, which was a result of an increase in transaction accounts. Trust fees also increased from $375,000 in 1995 to $483,000 in 1996 as a result of increased assets under management.

     NONINTEREST EXPENSES. Noninterest expenses were $9.8 million for the year ended December 31, 1996 compared to $7.5 million for the year ended December 31, 1995, an increase of 30.5%, primarily as a result of the FDIC special assessment on all SAIF-insured institutions. This assessment amounted to $1.2 million in 1996. As the Bank continued to grow and expand during this period, compensation and related employee expenses increased from $3.9 million for the year ended December 31, 1995 to $4.7 million for the same period in 1996, which represents a 19.9% increase. Equipment and service bureau expenses increased from $1.2 million in 1995 to $1.5 million in 1996, an 18.1% increase, as a result of business expansion.


     INCOME TAX EXPENSE. Income tax expense was $1.8 million for the year ended December 31, 1996 compared to $1.7 million for the year ended December 31, 1995. The effective income tax rate increased from 34.8% in 1995 to 38.4% in 1996 as a result of previously unrecognized federal income tax benefits.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

     NET EARNINGS. Net earnings were $2.5 million for the year ended December 31, 1994 compared to $3.2 million for the year ended December 31, 1995, a 30.2% increase, primarily as a result of an increase in net interest income and an increase in other operating income, offset by an increase in other expense.

     NET INTEREST INCOME. Net interest income increased from $9.1 million for the year ended December 31, 1994 to $9.5 million for the year ended December 31, 1995. Interest rate spread increased to 4.14% in 1995 from

4.11% in 1994 primarily as a result of increases in market interest rates. Average interest-earning assets increased from $198.0 million to $199.3 million during 1995, with a corresponding increase in yield from 7.78% to 8.64% as a result of an increase in market interest rates. These increases were partially offset by an increase in cost of funds and borrowings from 3.68% for 1994 compared to 4.5% for 1995 primarily as a result of increases in market interest rates. Total average interest-bearing liabilities were $171.7 million for 1994 compared with $170.8 million for 1995.

     PROVISION FOR LOAN LOSSES. The provision for loan losses was $80,000 for the year ended December 31, 1995 compared to $113,000 for the year ended December 31, 1994. The reduced provision for loan losses was warranted in 1995 as a result of net recoveries of $141,000 during the year. See "BUSINESS OF THE BANK -- Lending Activities --Allowance for Loan Losses."

     NONINTEREST INCOME. Noninterest income was $3.0 million for the year ended December 31, 1995 compared to $2.0 million for the year ended December 31, 1994. Servicing income increased from $375,000 in 1994 to $658,000 in 1995 as a result of the completion of the write-off of the remainder of an excess servicing asset in 1994. There was also an increase in net gain on disposition of loans available for sale from $530,000 in 1994 to $882,000 in 1995, resulting from increased loan sale activity. Transaction account and deposit servicing fees and charges increased from $643,000 in 1994 to $796,000 in 1995 as a result of increased transaction account activity resulting primarily from an increased number of accounts. Trust fees increased from $302,000 in 1994 to $375,000 in 1995 as a result of the growth in assets under management.

     NONINTEREST EXPENSES. Noninterest expenses were $7.5 million in 1995 compared to $7.0 million in 1994, an increase of 7.1%, primarily as a result of general increases in all expense categories, which reflected the increased activity of the Bank during the year.


     INCOME TAX EXPENSE. Income tax expense was $1.7 million for the year ended December 31, 1995 compared to $1.5 million for the year ended December 31, 1994 as a result of higher income before taxes. The effective income tax rate decreased from 38.5% in 1994 to 34.8% in 1995.

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

     The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances are derived from daily balances for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996 and 1995. Average balances for the year ended December 31, 1994 were derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material inconsistencies in the information presented.

                                                    Nine Months Ended September 30,                   Years Ended December 31,
                                    --------------------------------------------------------------  ----------------------------
                                                1997                            1996                            1996
                                    ------------------------------  ------------------------------  ----------------------------
                                              Interest                        Interest                        Interest
                                    Average      and      Yield/    Average      and      Yield/    Average      and     Yield/
                                    Balance   Dividends   Cost(3)   Balance   Dividends   Cost(3)   Balance   Dividends   Cost
                                    --------  ---------  ---------  --------  ---------  ---------  --------  ---------  -------
                                                                        (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1).......   $212,161    $15,062    9.47%    $180,579    $12,856    9.49%    $186,393    $17,681    9.49%
 Mortgage-backed securities......      1,387         70    6.73        1,509         78    6.89        1,497        101    6.75
 Investment securities...........      6,857        316    6.14       24,754      1,038    5.59       21,933      1,236    5.64
 FHLB stock......................      1,544         83    7.17        1,442         76    7.03        1,454        102    7.02
 Federal funds sold and
  overnight interest-bearing
  deposits.......................     15,658        629    5.36        7,948        332    5.57        8,293        464    5.60
                                    --------    -------  ------     --------    -------  ------     --------    -------  ------
   Total interest-earning
    assets.......................    237,607     16,160    9.07      216,232     14,380    8.87      219,570     19,584    8.92

Non-interest-earning assets......     17,823                          14,766                          15,028
                                    --------                        --------                        --------
   Total assets..................   $255,430                        $230,998                        $234,598
                                    ========                        ========                        ========

Interest-bearing liabilities:
 Deposits:
  Passbook accounts..............     15,354        227    1.97       16,821        272    2.16       16,581        350    2.11
  Money market accounts..........     33,243      1,040    4.17       25,286        795    4.20       25,851      1,090    4.22
  NOW accounts...................     27,892        356    1.70       25,849        386    1.99       26,257        505    1.92
  Certificates of deposit........    126,987      5,192    5.45      115,675      4,664    5.39      116,828      6,287    5.38
                                    --------    -------  ------     --------    -------  ------     --------    -------  ------
    Total deposits...............    203,476      6,815    4.46      183,631      6,117    4.45      185,517      8,232    4.44
                                    --------    -------  ------     --------    -------  ------     --------    -------  ------

Advances from FHLB...............         --         --      --           --         --      --          628         36    5.73
                                    --------    -------  ------     --------    -------  ------     --------    -------  ------

   Total interest-bearing
    liabilities..................    203,476      6,815    4.46      183,631      6,117    4.45      186,145      8,268    4.44

Non-interest-bearing
 liabilities(2)..................     23,625                          21,890                          22,726
                                    --------                        --------                        --------
   Total liabilities.............    227,101                         205,521                         208,871

Retained earnings................     28,329                          25,477                          25,727
                                    --------                        --------                        --------
   Total liabilities and
    retained earnings............   $255,430                        $230,998                        $234,598
                                    ========                        ========                        ========

Net interest income..............                 9,345                           8,263                          11,316

Interest rate spread.............                          4.61%                           4.42%                           4.48%
                                                         ======                          ======                          ======

Net interest margin..............                          5.24%                           5.10%                           5.15%
                                                         ======                          ======                          ======

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities.............                        116.77%                         117.75%                         117.96%
                                                         ======                          ======                          ======
                                                       Year Ended December 31,
                                    ------------------------------------------------------------
                                                1995                           1994
                                    ----------------------------  ------------------------------
                                              Interest                      Interest
                                    Average      and     Yield/   Average      and      Yield/
                                    Balance   Dividends   Cost    Balance   Dividends    Cost
                                    --------  ---------  -------  --------  ---------  ---------
                                                       (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1).......   $158,043    $14,900    9.43%  $163,370    $13,881      8.50%
 Mortgage-backed securities......      1,626        109    6.70      1,882         86      4.57
 Investment securities...........     29,090      1,550    5.33     22,873      1,014      4.43
 FHLB stock......................      1,357         93    6.85      1,299         74      5.70
 Federal funds sold and
  overnight interest-bearing
  deposits.......................      9,160        570    6.22      8,540        339      3.97
                                    --------    -------  ------   --------    -------    ------
   Total interest-earning
    assets.......................    199,276     17,222    8.64    197,964     15,394      7.78

Non-interest-earning assets......     13,648                        11,577
                                    --------                      --------
   Total assets..................   $212,924                      $209,541
                                    ========                      ========

Interest-bearing liabilities:
 Deposits:
  Passbook accounts..............     17,943        399    2.22     21,202        445      2.10
  Money market accounts..........     16,352        681    4.16     12,258        396      3.23
  NOW accounts...................     22,052        464    2.10     21,535        431      2.00
  Certificates of deposit........    113,498      6,096    5.37    114,438      4,908      4.29
                                    --------    -------  ------   --------    -------    ------
    Total deposits...............    169,845      7,640    4.50    169,433      6,180      3.65
                                    --------    -------  ------   --------    -------    ------

Advances from FHLB...............      1,000         56    5.60      2,245        119      5.30
                                    --------    -------  ------   --------    -------    ------

   Total interest-bearing
    liabilities..................    170,845      7,696    4.50    171,678      6,299      3.67

Non-interest-bearing
 liabilities(2)..................     19,556                        16,553
                                    --------                      --------
   Total liabilities.............    190,401                       188,231

Retained earnings................     22,523                        21,310
                                    --------                      --------
   Total liabilities and
    retained earnings............   $212,924                      $209,541
                                    ========                      ========

Net interest income..............                 9,526                         9,095

Interest rate spread.............                          4.14%                           4.11%
                                                         ======                          ======

Net interest margin..............                          4.78%                           4.59%
                                                         ======                          ======

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities.............                        116.64%                         115.31%
                                                         ======                          ======

_____________________
(1) Excludes interest on loans 90 days or more past due. Includes loans originated for sale.
(2) Includes non-interest bearing demand deposits of $19.4 million and $17.3 million for the nine months ended September 30, 1997 and 1996, respectively, and $18.0 million, $15.1 million and $13.6 million for the years ended December 31, 1996, 1995 and 1994, respectively.

(3)  Annualized.

YIELDS EARNED AND RATES PAID

     The following table sets forth for the periods and at the dates indicated the weighted average yields earned on the Bank's assets and the weighted average interest rates paid on the Bank's liabilities, together with the net yield on interest-earning assets.

                                                             Nine Months
                                              At               Ended
                                          September 30,      September 30,         Year Ended December 31,
                                                          -----------------     -----------------------------
                                             1997          1997       1996       1996        1995       1994
                                            -------       ------     ------     -------     ------     ------
Weighted average yield on:
  Loans receivable........................    8.87%        9.47%      9.49%       9.49%      9.43%      8.50%
  Mortgage-backed securities..............    7.19         6.73       6.89        6.75       6.70       4.57
  Investment securities...................    5.64         6.14       5.59        5.64       5.33       4.43
  FHLB stock..............................    7.25         7.17       7.03        7.02       6.85       5.70
  Federal funds sold and overnight
     interest-bearing deposits............    6.00         5.36       5.57        5.60       6.22       3.97
  All interest-earning assets.............    8.49         9.07       8.87        8.92       8.64       7.78

Weighted average rate paid on:
  Passbook savings accounts...............    2.00         1.97       2.16        2.11       2.22       2.10
  NOW accounts............................    1.50         1.70       1.99        1.92       2.10       2.00
  Money market accounts...................    4.18         4.17       4.20        4.22       4.16       3.23
  Certificate accounts....................    5.58         5.45       5.39        5.38       5.37       4.29
  FHLB advances...........................      --           --         --        5.73       5.60       5.30
  All interest-bearing liabilities........    4.49         4.46       4.45        4.44       4.50       3.67

Interest rate spread (spread between
  weighted average rate on all interest-
  earning assets and all interest-
  bearing liabilities)....................    4.00         4.61       4.42        4.48       4.14       4.11

Net interest margin (net interest income
  (expense) as a percentage of average
  interest-earning assets)................     N/A         5.24       5.10        5.15       4.78       4.59

RATE/VOLUME ANALYSIS

     The following table sets forth the effects of changing rates and volumes on net interest income of the Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); and (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume). The net change attributable to the combined impact of volume and rate has been allocated proportionately to the change due to volume and the change due to rate.

                                  Nine Months Ended September 30,      Year Ended December 31,         Year Ended December 31,
                                    1997 Compared to Nine Months        1996 Compared to Year           1995 Compared to Year
                                      Ended September 30, 1996         Ended December 31, 1995         Ended December 31, 1994
                                        Increase (Decrease)              Increase (Decrease)             Increase (Decrease)
                                               Due to                           Due to                         Due to
                                  -------------------------------      -----------------------         -----------------------
                                  Rate         Volume       Total      Rate     Volume   Total         Rate    Volume    Total
                                  ----         ------       -----      ----     ------   -----         ----    ------    -----

                                                                       (Dollars in thousands)
Interest-earning assets:
 Loans receivable (1)......         $ 165      $2,041     $2,206      $(1,200)  $ 3,981   $2,781     $  738   $  281   $1,019
 Mortgage-backed securities            --          (8)        (8)          --        (8)      (8)        29       (6)      23
 Investment securities.....          (517)       (205)      (722)       1,212    (1,484)    (272)      (553)   1,048      495
 FHLB stock................            --           7          7            2         7        9         12        6       18
 Federal funds sold and
  overnight
  interest-bearing deposits           (92)        389        297         (366)      218     (148)       116      157      273
                                    -----      ------     ------      -------   -------   ------     ------   ------   ------

Total net change in income
 on interest-earning assets          (444)      2,224      1,780         (352)    2,714    2,362        342    1,486    1,828

Interest-bearing
 liabilities:
 Passbook accounts.........           (24)        (21)       (45)         (15)      (32)     (47)       102      (57)      45
 NOW accounts..............           (82)         52        (30)         113       (72)      41         21       37       58
 Money market accounts.....          (314)        559        245           74       335      409        (44)     212      168
 Certificate accounts......          (138)        666        528         (229)      418      189        954      235    1,189
 FHLB advances.............            --          --         --          (20)       --      (20)       202     (265)     (63)
                                    -----      ------     ------      -------   -------   ------     ------   ------   ------

Total net change in expense
 on interest-bearing
  liabilities..............          (557)      1,255        698          (78)      650      572      1,236      161    1,397
                                    -----      ------     ------      -------   -------   ------     ------   ------   ------

Net change in net interest
 income....................         $ 113      $  969     $1,082      $  (274)  $ 2,064   $1,790     $ (894)  $1,325   $  431
                                    =====      ======     ======      =======   =======   ======     ======   ======   ======

___________
(1) Excludes interest on loans 90 days or more past due. Includes loans held-for-sale.

ASSET AND LIABILITY MANAGEMENT


     QUANTITATIVE ASPECTS OF MARKET RISK. The Bank does not maintain a trading account for any class of financial instrument nor does it engage in hedging activities or purchase purchase high-risk derivative instruments. Furthermore, the Bank is not subject to foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of the Bank's interest-earning assets and interest-bearing liabilities, see the tables under "BUSINESS OF THE BANK -- Lending Activities -- Maturity of Loan Portfolio," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Time Deposits by Maturities."


     QUALITATIVE ASPECTS OF MARKET RISK. The Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Bank's interest-earning assets by retaining for its portfolio loans with interest rates subject to periodic adjustment to market conditions and the selling of fixed-rate one- to- four family mortgage loans. In addition, the Bank maintains an investment portfolio of U.S. Government and agency securities with contractual maturities of between zero and two years. The Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. As part of its interest rate risk management strategy, the Bank promotes transaction accounts and certificates of deposit with terms up to four years.

     In order to encourage institutions to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the OTS, the Bank receives a report which measures interest rate risk by modeling the change in NPV over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under proposed OTS regulations, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction from total capital for purposes of calculating its risk-based capital. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0%, like the Bank, are exempt. However, the Bank will likely not be exempt after the consummation of the Conversion because its asset size will increase as a result of the proceeds of the Offerings. Based on the Bank's regulatory capital levels at September 30, 1997, and assuming the Conversion was consummated at that date, the Bank believes that, if the proposed regulation was implemented at that date, the regulation would not have had a material adverse effect on the Bank's regulatory capital compliance.

     The following table is provided by the OTS and sets forth the change in the Bank's NPV at September 30, 1997, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.


        Basis Point     Estimated Change in    Board Approved
      Change in Rates   Net Portfolio Value        Limit
      ---------------   -------------------    --------------
                       (Dollars in thousands)
                        Amount     Percent        Percent
                        ------     -------        -------
            400        $(5,011)     (13)%          (50)%
            300         (3,243)       (8)           (30)
            200         (1,702)       (4)           (20)
            100           (555)       (1)           (10)
                            --        --             --
            (100)          (77)       --            (10)
            (200)         (454)       (1)           (20)
            (300)         (487)       (1)           (30)
            (400)          456         1            (50)



     The above table illustrates, for example, that an instantaneous 200 basis point increase in market interest rates at September 30, 1997 would reduce the Bank's NPV by approximately $1.7 million, or 4%.

     Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

     The following table presents the Bank's interest sensitivity gap analysis at September 30, 1997.


                                                                           After      After
                                                  Within                   One to     Three      Over
                                                   Six      Six Months     Three     to Five     Ten
                                                  Months   to One Year     Years      Years     Years      Total
                                                  ------   -----------     ------    -------    -----      -----
                                                                         (Dollars in thousands)
Interest-earning assets:

Loans receivable, net..........................  $46,632      $ 38,484   $ 31,846   $ 26,981   $76,616   $220,559
 Mortgage-backed securities....................       15            15         67         77     1,159      1,333
 Other loans...................................      160           160        641        641        --      1,602
 Investment securities.........................    3,698         5,038      5,072         --        --     13,808
 Federal funds sold and overnight
  interest-bearing deposits....................  $17,000            --         --         --        --     17,000
                                                 -------      --------   --------   --------   -------   --------
   Total rate sensitive assets.................   67,505        43,697     37,626     27,699    77,775    254,302

Interest-bearing liabilities:

 Deposits:
  NOW accounts.................................    2,999         2,999     11,996     11,996        --     29,990
  Passbook savings accounts....................    1,520         1,520      6,081      6,081        --     15,202
  Money market deposit accounts................    3,990         3,990     15,961     15,961        --     39,902
  Certificates of deposit......................   66,916        45,334     17,412      2,446        --    132,108
                                                 -------      --------   --------   --------   -------   --------

   Total rate sensitive liabilities............   75,425        53,843     51,450     36,484        --    217,202
                                                 -------      --------   --------   --------   -------   --------

Excess (deficiency) of interest sensitivity
 assets over interest sensitivity liabilities..   (7,920)      (10,146)   (13,824)    (8,785)   77,775     37,100
Cumulative excess (deficiency) of
 interest sensitivity assets...................   (7,920)      (18,066)   (31,890)   (40,675)   37,100     37,100
Cumulative ratio of interest-earning assets
 to interest-bearing liabilities...............    89.50%        86.02%     82.35%     81.27%   117.08%    117.08%
Interest sensitivity gap to total assets.......   (3.11)%       (3.99)%    (5.44)%    (3.45)%    30.58%     14.59%
Ratio of interest-earning assets to
  interest-bearing liabilities.................    89.50%                   81.16%     73.13%    75.92%    117.08%
Ratio of cumulative gap to total assets........   (3.11)%       (7.10)%   (12.54)%   (15.99)%    14.59%     14.59%

LIQUIDITY AND CAPITAL RESOURCES

     The Bank's primary sources of funds are customer deposits, proceeds from principal and interest payments on and the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     The Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Bank generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At September 30, 1997, cash and cash equivalents totalled $26.7 million, or 9.7% of total assets. The Bank did not have any investment securities classified as available-for-sale with maturities of one year or less at September 30, 1997. At September 30, 1997, the Bank also maintained an available line of credit of $12.1 million with the FHLB-Cincinnati that may be used as an additional source of liquidity.

     At September 30, 1997, the Bank's commitments to extend funds consisted of unused lines of credit of $22.7 million, outstanding letters of credit of $8.1 million issued primarily to municipalities as performance bonds, and commitments to originate or purchase loans of $3.8 million. The commitments to originate or purchase loans at September 30, 1997 consisted of commitments to originate or purchase variable rate loans of $800,000, and commitments to originate or purchase fixed rate loans of $3.0 million at interest rates ranging from 5.75% to 9.50%.

     OTS regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 5.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. The Bank's actual short- and long-term liquidity ratios at September 30, 1997 were 13.9% and 17.3%, respectively.


     The Bank's primary lending activity is the origination of real estate mortgage loans. During the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, the Bank originated $121.0 million, $172.0 million, $147.3 million and $133.4 million of such loans, respectively. At September 30, 1997, the Bank had loan commitments totalling $3.8 million and undisbursed loans in process totalling $33.2 million. The Bank anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from September 30, 1997 totalled $112.3 million. Historically, the Bank has been able to retain a significant amount of its deposits as they mature.

     OTS regulations require the Bank to maintain specific amounts of regulatory capital. As of September 30, 1997, the Bank complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 10.8%, 10.8% and 13.1%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

IMPACT OF ACCOUNTING PRONOUNCEMENTS AND REGULATORY POLICIES

     ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The Bank adopted SFAS No. 114 and SFAS No. 118 effective January 1, 1995, and their adoption did not have a material effect on the Bank's financial condition or results of operations.

     ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. In November 1993 the American Institute of Certified Public Accountants issued SOP 93-6, which requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan and to exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and book value per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released. See "PRO FORMA DATA."

     DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES. In December 1994 the Accounting Standards Executive Committee issued SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." This SOP applies to financial statements prepared in conformity with GAAP by all nongovernmental entities. The disclosure requirements in SOP 94-6 focus primarily on risks and uncertainties that could significantly affect the amounts reported in the financial statements in the near-term functioning of the reporting entity. The risks and uncertainties discussed in SOP 94-6 stem from the nature of the entity's operations, from the necessary use of estimates in the preparation of the entity's financial statements and from significant concentrations in certain aspects of the entity's operations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995 and did not have a material impact on the financial condition or results of operations of the Bank.

     ACCOUNTING FOR MORTGAGE SERVICING RIGHTS. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of SFAS No. 122, "Accounting for Mortgage Servicing Rights." The Bank implemented SFAS No. 122, prospectively, effective January 1, 1996 and its implementation did not have a material impact on the Bank's financial condition or results of operations. Effective January 1, 1997, SFAS No. 122 was superseded by SFAS No. 125 discussed below.

     ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management of the Bank has not completed an analysis of the potential effects of SFAS No. 123 on its financial condition or results of operations, but expects to use the intrinsic value method upon consummation of the Conversion.

     ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," and of SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 defers the effective date of the application of certain portions of SFAS No. 125 until January 1, 1998. The adoption of the provisions of SFAS No. 125 and SFAS No. 127 did not have a material impact on the Bank's financial condition or results of operations.

     EARNINGS PER SHARE. SFAS No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. This statement is effective for financial statements issued for periods ending after December 15, 1997 including interim periods; earlier applications not permitted. This statement requires restatement of all prior period EPS data presented.

     DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE. SFAS No. 129, "Disclosure of Information About Capital Structure," establishes standards for disclosing information about an entity's capital structure and applies to all entities. SFAS No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in Accounting Principles Board ("APB") Opinions No. 10, "Omnibus Opinion - 1966," and No. 15, "Earnings Per Share," and SFAS No. 47, "Disclosure of Long-Term Obligations," for entities that were subject to those standards. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 contains no change in disclosure requirements for entities that were previously subject to the requirements of APB Opinions Nos. 10 and 15 and SFAS No. 47. The adoption of the provisions of SFAS No. 129 is not expected to have a material impact on the Bank.

     COMPREHENSIVE INCOME. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

     DISCLOSURE ABOUT SEGMENTS. SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 becomes effective for the Bank's fiscal year ending December 31, 1998, and requires that comparative information from earlier years be restated to conform to its requirements. The adoption of the provisions of SFAS No. 131 is not expected to have a material impact on the Bank.

YEAR 2000 CONSIDERATIONS

     Many existing computer programs use only two digits to identify a year in the date datum field. These programs were designed and developed without considering the impact of the upcoming change in the century. If uncorrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organizations.

     The Bank uses the services of an outside service bureau for its significant data processing applications. Based on discussions with its service bureau, the Bank does not expect that the cost of addressing any Year 2000 issue will be a material event or uncertainty that would cause its reported financial information not to be necessarily indicative of future operating results or future financial condition, or that the costs or consequences of incomplete or untimely resolution of any Year 2000 issue represent a known material event or uncertainty that is reasonably likely to affect the its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition.

EFFECT OF INFLATION AND CHANGING PRICES

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                              RECENT DEVELOPMENTS


     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Bank at the dates and for the periods indicated. Information at November 30, 1997, September 30, 1997 and for the two-months and eleven-months ended November 30, 1997 and 1996 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of such periods. The selected operations data for the two-months and eleven-months ended November 30, 1997 are not necessarily indicative of the results of operation for the entire fiscal year. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.


                                                               At               At             At
                                                          November 30,     September 30,  December 31,
                                                              1997             1997           1996
                                                          ------------     -------------  ------------
                                                                 (In Thousands)
SELECTED FINANCIAL CONDITION DATA:

Total assets.........................................        $281,668        $275,925       $244,964
Loans receivable, net................................         214,825         216,410        200,600
Loans held-for-sale..................................           6,017           4,149          5,253
Investment securities held-to-maturity...............           2,700           3,700          7,705
Investment securities available-for-sale.............          10,082          10,107             --
Mortgage-backed securities held-to-maturity..........           1,318           1,333          1,419
Cash, federal funds sold and
 overnight interest-bearing deposits.................          32,743          26,691         19,519
Deposit accounts.....................................         245,970         241,950        214,533
Borrowings...........................................              --              --             --
Total equity, substantially restricted...............          30,133          29,501         27,250



                                                           Two Months              Eleven Months
                                                       Ended November 30,        Ended November 30,
                                                       ------------------        ------------------
                                                        1997       1996           1997       1996
                                                       -------    -------        -------    -------
                                                                      (In Thousands)
SELECTED OPERATING DATA:

Interest income......................................   $  3,819   $3,440        $19,979   $ 17,820
Interest expense.....................................      1,637    1,414          8,452      7,532
                                                        --------   ------        -------   --------

Net interest income..................................      2,182    2,026         11,527     10,288
Provision for loan losses............................         --       20            700        110
                                                        --------   ------        -------   --------

Net interest income after provision for loan losses..      2,182    2,006         10,827     10,178

Gains from sale of loans.............................        274      103            949        835
Other income.........................................        451      426          2,291      2,007
Other expenses.......................................      1,888    1,481          9,242      8,998
                                                        --------   ------        -------   --------

Earnings before income taxes.........................      1,019    1,054          4,825      4,022
Provision for income taxes...........................        385      417          1,932      1,546
                                                        --------   ------        -------   --------

Net earnings.........................................   $    634   $  637        $ 2,893   $  2,476
                                                        ========   ======        =======   ========

                                                   At or For the         At or For the
                                                     Two Months          Eleven Months
                                                 Ended November 30,    Ended November 30,
                                                --------------------  --------------------
                                                  1997       1996       1997       1996
                                                ---------  ---------  ---------  ---------
SELECTED FINANCIAL RATIOS(1):

Performance Ratios:

Return on average assets(2)...................      1.36%      1.56%      1.21%      1.16%
Return on average equity(3)...................     12.66      14.50      10.99      10.54
Interest rate spread(4).......................      4.58       4.37       4.99       4.32
Net interest margin(5)........................      5.07       5.31       5.21       5.14
Average interest-earning assets to average
 interest-bearing liabilities.................     118.0      118.9      117.1      118.0
Noninterest expense as a percent
 of average total assets......................      4.06       3.63       3.88       4.20
Efficiency ratio(6)...........................     64.95      57.96      62.59      68.53

Asset Quality Ratios:

Nonaccrual and 90 days or more past due
 loans as a percent of total loans, net.......      0.06       0.09       0.06       0.09
Nonperforming assets as a
 percent of total assets......................      0.05       0.07       0.05       0.07
Allowance for losses as a percent
 of gross loans receivable....................      1.10       0.85       1.10       0.85
Allowance for losses as a percent
 of nonperforming loans.......................  2,088.06   1,175.56   2,088.06   1,175.56
Net charge offs to average outstanding loans..        --       0.01         --         --

Capital Ratios:

Total equity-to-assets ratio(7)...............     10.70      10.70      10.70      10.70
Average equity to average assets..............     10.76      10.77      11.05      10.98



________________
(1)  Annualized where appropriate.
(2)  Net earnings divided by average total assets.
(3)  Net earnings divided by average total equity.
(4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(5)  Net interest income as a percentage of average interest-earning assets.
(6)  Other expenses divided by the sum of net interest income and other income.
(7)  Average total equity divided by average total assets.

REGULATORY CAPITAL


     The table below sets forth the Bank's capital position relative to its OTS capital requirements at the date indicated. The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. See "REGULATION -- Federal Regulation of the Bank -- Capital Requirements."


                                           At November 30, 1997
                                   ----------------------------------
                                                  Percent of Adjusted
                                   Amount         Total Assets(1)
                                   ------         -------------------
                                   (In Thousands)

Tangible capital..................   $30,142              10.79%
Tangible capital requirement......     4,190               1.50
                                     -------              -----
Excess............................   $25,952               9.29%
                                     =======              =====

Core capital......................   $30,142              10.79%
Core capital requirement(2).......     8,380               3.00
                                     -------              -----
Excess............................   $21,762               7.79%
                                     =======              =====

Risk-based capital(3).............   $32,940              13.37%
Risk-based capital requirement....    19,712               8.00
                                     -------              -----
Excess............................   $13,228               5.37%
                                     =======              =====



________________


(1) Based on total adjusted assets of $279.3 million for purposes of the tangible and core capital requirements, and risk-weighted assets of $246.4 million for purposes of the risk-based capital requirement.


(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.


(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets.


NON-PERFORMING ASSETS AND DELINQUENCIES


     At November 30, 1997, the Bank had $134,000 of loans accounted for on a non-accrual basis ($114,000 in one-to- four family mortgage loans and $20,000 in consumer loans) compared to $59,000 at September 30, 1997. At November 30, 1997 and September 30, 1997, the Bank had no accruing loans which were contractually past due 90 days or more, no restructured loans and no real estate owned.


     The allowance for loan losses was $2.8 million at November 30, 1997. Charge-offs for the two- and eleven-months ended November 30, 1997 were $3,000 and $40,000, respectively, compared to $4,000 and $212,000 for the comparative periods in 1996. Recoveries for the two- and eleven-months ended November 30, 1997 were $1,000 and $15,000, respectively, compared to $9,000 and $218,000 for the comparative periods in 1996.

     The following table sets forth the breakdown of the allowance for loan losses by category at November 30, 1997.


                                                       Percent of
                                                       Loans in Each
                                                       Category to
                                          Amount       Total Loans
                                          ------       -----------
Mortgage loans:
 One- to- four family...................  $  426           33.5%
 Multi-family...........................      20            0.5
 Commercial.............................     565           14.8
 Construction...........................     496           24.9
 Land...................................     165            4.3
Consumer Loans:
 Home equity lines of credit............      40            1.0
 Automobile.............................      75            2.0
 Credit cards...........................       4            0.1
 Loans secured by deposit accounts......      --             --
 Unsecured..............................      22            0.6
 Other secured..........................     368            9.6
Commercial business loans...............     331            8.7
Unallocated.............................     285            N/A
                                          ------          -----
  Total allowance for loan losses.......  $2,798          100.0%
                                          ======          =====



COMPARISON OF FINANCIAL CONDITION AT NOVEMBER 30, 1997 AND SEPTEMBER 30,
1997


     Total assets increased 2.1% from $275.9 million at September 30, 1997 to $281.7 million at November 30, 1997. This increase resulted primarily from an increase in cash, and overnight deposits with the FHLB, which was funded primarily by increased deposits.


     Loans receivable, net, decreased from $216.4 million at September 30, 1997 to $214.8 million at November 30, 1997. This decrease resulted primarily from a decrease in construction loans offset partially by increases in other secured consumer loans and commercial real estate loans.


     Loans held-for-sale increased from $4.1 million at September 30, 1997 to $6.0 million at November 30, 1997. The variances resulted primarily from timing differences in the funding of loans.


     Cash and overnight deposits increased from $26.7 million at September 30 to $32.7 million at November 30, 1997, a 2.2% increase. This increase was a result of deposit growth and a decline in loans receivable, net.


     Investments securities held to maturity decreased from $3.7 million at September 30, 1997 to $2.7 million at November 30, 1997. This decrease reflects investment maturities.


     Deposits increased 1.7% from $242.0 million at September 30, 1997 to $246.0 million at November 30, 1997 as a result of normal growth.


     Total equity increased from $29.5 million at September 30, 1997 to $30.1 million at November 30, 1997 primarily as a result of retained earnings.

COMPARISON OF OPERATING RESULTS FOR THE TWO MONTHS ENDED NOVEMBER 30, 1997 AND 1996


     NET EARNINGS. Net earnings for the two months ended November 30, 1997 were $634,000 compared to $637,000 for the two months ended November 30, 1996.


     NET INTEREST INCOME. Net interest income increased from $2.0 million for the two months ended November 30, 1996 to $2.2 million for the two months ended November 30, 1997. Interest income increased from $3.4 million in 1996 to $3.8 million in 1997 as a result of an increase in average earning assets from $228.7 million in 1996 to $258.1 million in 1997, offset by a decline in average yield from 9.02% in 1996 to 8.88% in 1997. The decline in average yield can be attributed to an increase in federal funds and investments as a percentage of earning assets. Interest expense increased from $1.4 million for the two months ended November 30 1996 to $1.6 million for the two months ended November 30 1997 as a result of an increase in average interest-bearing liabilities from $192.4 million for the two months ended November 30 1996 to $218.7 million for the two months ended November 30 1997, partially offset by an increase in average cost of funds from 4.41% to 4.48% as a result of an increase on the average rate paid on certificates of deposit attributable to competition. The interest rate spread decreased from 4.61% for the two months ended November 30 1996 to 4.40% for the two months ended November 30 1997.


     PROVISION FOR LOAN LOSSES. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for estimated loan losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions.


     The provision for loan losses was $20,000 for the two months ended November 30, 1996 compared with no provision for the same period in 1997. This decrease was a result of management's assessment of the level of the allowance for loan losses being adequate at November 30, 1997.


     NONINTEREST INCOME. Noninterest income was $725,000 for the two months ended November 30, 1997 compared to $529,000 for the two months ended November 30, 1996. Servicing income decreased from $93,000 for the two months ended November 30 1996 to $84,000 for the same period in 1997 as a result of a decline in the balance of loans serviced for others. Net gain on loans sold increased from $103,000 for the two months ended November 30 1996 to $274,000 for the two months ended November 30 1997 as a result of increased sales activity. Transaction account and deposit servicing fees and charges increased from $172,000 for the two months ended November 30 1996 to $197,000 for the same period in 1997 primarily as a result of an increased number of accounts. Trust fees increased from $83,000 for the two months ended November 30 1996 to $132,000 for the same period in 1997 as a result of increased assets under management.


     NONINTEREST EXPENSES. Noninterest expenses were $1.5 million for the two months ended November 30, 1996 compared to $1.9 million for the two months ended November 30, 1997. This increase is primarily attributable to an increase in personnel expenses from $798,000 to $1.1 million attributable to opening a new branch office and increased loan and deposit activity resulting in increased staffing, higher commission and incentive expenses, increased compensation, overtime and related benefits. This increased activity also contributed to general increases in most other noninterest expense categories in 1997 compared to 1996.


     INCOME TAX EXPENSE. Income tax expense was $417,000 for the two months ended November 30, 1996 compared to $385,000 for the period ending November 30, 1997 as a result of higher income before taxes. The effective tax rate for the two months ended November 30, 1997 was 37.8% compared with 39.5% for the two months ended November 30, 1996.


COMPARISON OF OPERATING RESULTS FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997 AND 1996.


     NET EARNINGS. Net earnings were $2.9 million for the eleven months ended November 30, 1997 compared to $2.5 million for the eleven months ended November 30, 1996, a 16.0% increase. This increase resulted from increases in net interest income offset by an increase in provision for loan losses. Other non-interest income also increased but was offset by an increase in non-interest expenses.


     NET INTEREST INCOME. Net interest income was $11.5 million for the eleven months ended November 30, 1997 compared to $10.3 million for the eleven months ended November 30, 1996, a 11.7% increase. Interest income increased from $17.8 million for the eleven months ended November 30, 1996 to $20.0 million for the eleven months ended November 30, 1997 as a result of a 10.5% increase in average earning assets from $218.4 million to $241.4 million. The average yield also increased from 8.90% for the eleven months ended November 30, 1996 to 9.03% for the comparable period in 1997 as a result of an increase in the average balance of the loan portfolio. Interest expense increased from $7.5 million for the eleven months ended November 30, 1996 to $8.4 million for the eleven months ended November 30, 1997 as a result of a 11.3% increase in average interest-bearing liabilities from $185.2 million to $206.2 million. The average cost of interest-bearing liabilities increased from 4.44% for the eleven months ended November 30, 1996 to 4.48% for the eleven months ended November 30, 1997 as a result of an increase in the average rate paid on certificates of deposit attributable to competition. Interest rate spread increased from 4.45% for the eleven months ended November 30, 1996 to 4.55% for the comparable period in 1997.


     PROVISION FOR LOAN LOSSES. The provision for loan losses was $700,000 for the eleven months ended November 30, 1997 compared to $110,000 for the same period in 1996. Management deemed the increase in the provision for loan losses necessary in light of the increase in the relative level of estimated losses inherent in the higher levels of higher risk loans such as construction, commercial real estate, land, commercial business and consumer loans. Management deemed the allowance for loan losses adequate at November 30, 1997.


     NONINTEREST INCOME. Noninterest income increased from $2.8 million for the eleven months ended November 30, 1996 to $3.2 million for the eleven months ended November 30, 1997. This increase was primarily a result of the increase in service charges, trust fees and, to a lesser extent, an increase in net gain on sale of loans available for sale. Service charges and fees increased from $875,000 for the eleven months ended November 30, 1996 to $1.1 million for the eleven months ended November 30, 1997 primarily as a result of increased income deposit account fees, particularly on the increased number of transaction accounts. Trust fees increased from $432,000 for the eleven months ended November 30, 1996 to $567,000 for the same period in 1997 as a result of an increase in trust assets under management. Net gain on sale of loans increased from $835,000 for the eleven months ended November 30, 1996 to $949,000 for the eleven months ended November 30, 1997 as a result of market interest rate conditions.


     NONINTEREST EXPENSES. Noninterest expenses were $9.0 million for the eleven months ended November 30, 1996 compared with $9.2 million for the eleven months ended November 30, 1997. Personnel expense increased from $4.3 million for the eleven months ended November 30, 1996 to $5.2 million for the eleven months ended November 30, 1997 as a result of increases in personnel to staff the new branch office and service the increased number of loan and deposit accounts. Occupancy expense increased from $450,000 for the eleven months ended November 30, 1996 to $498,000 for the comparable period in 1997 as a result of new branch openings and increased maintenance costs on the main office. Equipment and service bureau expenses increased from $1.3 million for the eleven months ended November 30, 1996 to $1.8 million for the eleven months ended November 30, 1997 as a result of increased maintenance agreements for the new computer software and hardware and an increase in related depreciation expense. These increases were partially offset by the reduction in SAIF premiums and assessments. The Bank recorded $1.6 million in premiums and assessments for the eleven months ended November 30, 1996 compared to $100,000 for the eleven months ended November 30, 1997. In 1996, the FDIC imposed a special assessment on all SAIF-insured institutions to recapitalize the SAIF. The Bank's assessment amounted to $1.2 million and was accrued during the quarter ended September 30, 1996. Prior to the SAIF recapitalization, the Bank's total annual deposit insurance premiums amounted to 0.23% of assessable deposits. Effective January 1, 1997, the rate decreased to 0.065% of assessable deposits. See "REGULATION -- Federal Regulation of Savings Associations --Federal Deposit Insurance Corporation" and Notes to the Consolidated Financial Statements. Other operating expenses will increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- Return on Equity After Conversion," "-- New Expenses Associated With ESOP and MRP" and "BUSINESS OF THE BANK -- Properties."


     INCOME TAX EXPENSE. Income tax expense was $1.9 million for the eleven months ended November 30, 1997 compared to $1.5 million for the eleven months ended November 30, 1996 as a result of higher income before taxes. The effective tax rate for the eleven months ended November 30, 1997 was 39.8% compared with 38.4% for the eleven months ended November 30, 1996.

                        BUSINESS OF THE HOLDING COMPANY

GENERAL

     The Holding Company was organized as a Tennessee business corporation at the direction of the Bank on November 5, 1997 for the purpose of becoming a holding company for the Bank upon completion of the Conversion. As a result of the Conversion, the Bank will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Bank will be owned by the Holding Company.

BUSINESS

     Prior to the Conversion, the Holding Company has not and will not engage in any significant activities other than of an organizational nature. Upon completion of the Conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since the Holding Company will only hold the outstanding capital stock of the Bank upon consummation of the Conversion, the competitive conditions applicable to the Holding Company will be the same as those confronting the Bank. See "BUSINESS OF THE BANK -- Competition."

                             BUSINESS OF THE BANK

GENERAL

     The Bank operates, and intends to continue to operate, as a community oriented financial institution and is devoted to serving the personal and business needs of individuals residing in its primary market area. The Bank's business consists primarily of attracting retail deposits from the general public and using those funds to originate loans secured by real estate.The Bank believes that its operations more closely resemble those of a traditional commercial bank than a traditional thrift institution. In addition to originating one- to- four family mortgage loans, the Bank originates commercial business loans, consumer loans and other short-term non-real estate loans funded increasingly by transaction accounts rather than long-term certificates. See "-- Lending Activities" and "-- Deposit Activities and Other Sources of Funds." In addition, the Bank offers trust services. See "-- Trust Powers."

MARKET AREA

     The Bank considers Rutherford, Bedford and Williamson Counties in Central Tennessee to be its primary market area. A large number of the Bank's depositors reside, and a substantial portion of its loan portfolio is secured by properties located, in Rutherford and Bedford Counties. See "RISK FACTORS -- Geographic Concentration of Credit Risk."

     Rutherford and Bedford Counties had a 1990 population of approximately 118,570 and 30,411, respectively, according to the Rutherford and Bedford Areas Chambers of Commerce. The economy of Rutherford and Bedford Counties are diverse and generally stable. According to the U.S. Bureau of Labor Statistics, the Rutherford and Bedford Counties unemployment rates were 3.4% and 5.1%, respectively, for December 1996. According to the Rutherford and Bedford Area Chambers of Commerce, major employers include Nissan Motor Manufacturing Corp. USA, Rutherford County Government, Whirlpool Corp., Bridgestone/Firestone Inc., Middle Tennessee State University, Alvin C. York Veterans Administration Medical Center and Ingram Book Co., among others.

     The Bank faces intense competition from many financial institutions for deposits and loan originations. See "-- Competition" and "RISK FACTORS -- Competition."

LENDING ACTIVITIES


     GENERAL. At September 30, 1997, the Bank's total loans receivable portfolio amounted to $220.6 million, or 79.9% of total assets at that date. The Bank has traditionally concentrated its lending activities on conventional first mortgage loans secured by one- to- four family properties, with such loans amounting to $84.0 million, or 32.7% of the total loans receivable portfolio at September 30, 1997. In addition, the Bank originates construction loans, commercial real estate loans, land loans, consumer loans and commercial business loans. A substantial portion of the Bank's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. See "RISK FACTORS -- Geographic Concentration of Credit Risk."

     LOAN PORTFOLIO ANALYSIS. The following table sets forth the composition of the Bank's loan portfolio by type of loan as of the dates indicated.


                                       At                                             At December 31,
                                                      -----------------------------------------------------------------------------
                                 September 30,1997            1996               1995                1994               1993
                                --------------------  ------------------  ------------------  ------------------  -----------------
                                 Amount     Percent    Amount   Percent    Amount   Percent    Amount   Percent    Amount   Percent
                                ---------   --------  --------  --------  --------  --------  --------  --------  --------  -------
                                                                                 (Dollars in thousands)
Mortgage Loans:
 One- to four-family(1)........  $ 84,036      32.7%  $ 81,279     33.1%  $ 72,302     36.4%  $ 82,793     43.5%  $ 76,687     42.2%
 Multi-family..................     1,385       0.5      2,847      1.2      1,705      0.9      2,285      1.2      8,546      4.7
 Commercial....................    37,104      14.4     30,099     12.3     22,140     11.1     16,808      8.8     17,617      9.7
 Construction..................    68,794      26.7     61,032     24.9     47,416     23.9     40,261     21.1     35,969     19.8
 Acquisition and
  development..................    10,634       4.1     18,799      7.7     13,816      6.9      9,962      5.2      7,500      4.1
                                 --------   -------   --------    -----   --------    -----   --------    -----   --------    -----
  Total mortgage loans.........   201,953      78.5    194,056     79.1    157,379     79.2    152,109     79.9    146,319     80.4
                                 --------             --------            --------            --------            --------
Consumer Loans:
 Home equity lines of
  credit.......................     2,829       1.1      1,964      0.8        941      0.5        228      0.1          3       --
 Automobile....................     4,808       1.9      3,716      1.5      2,735      1.4      2,144      1.1      2,131      1.2
 Unsecured.....................     1,855       0.7      1,779      0.7      1,996      1.0      2,129      1.1      2,051      1.1
 Other secured.................    23,742       9.2     23,037      9.4     20,982     10.6     22,406     11.8     22,574     12.4
                                 --------   -------   --------    -----   --------    -----   --------    -----   --------    -----
   Total consumer loans........    33,234      12.9     30,496     12.4     26,654     13.5     26,907     14.1     26,759     14.7

Commercial business loans......    22,136       8.6     20,698      8.4     14,771      7.4     11,451      6.0      8,834      4.9
                                 --------   -------   --------    -----   --------    -----   --------    -----   --------    -----

   Total loans.................   257,323     100.0%   245,250    100.0%   198,805    100.0%   190,467    100.0%   181,912    100.0%
                                            =======               =====               =====               =====               =====

Less:
 Undisbursed portion of
  loans in process.............   33,201                36,573              32,615              21,228              20,699
 Net deferred loan fees........      762                   701                 560                 533                 589
 Allowance for loan losses.....    2,801                 2,123               1,997               1,776               1,681
                                 --------             --------            --------            --------            --------

  Total loans receivable, net..  $220,559             $205,853            $163,632            $166,930            $158,943
                                 ========             ========            ========            ========            ========


                                           At December 31,
                                        ----------------------
                                          Amount      Percent
                                         --------     --------
Mortgage Loans:
 One- to four-family(1)........          $ 94,549        50.6%
 Multi-family..................             8,188         4.4
 Commercial....................             7,159         3.8
 Construction..................            27,389        14.6
 Acquisition and
  development..................             8,582         4.6
                                         --------       -----
  Total mortgage loans.........           145,867        78.0
                                         --------
Consumer Loans:
 Home equity lines of
  credit.......................                24          --
 Automobile....................               872         0.5
 Unsecured.....................               127         0.1
 Other secured.................            21,515        11.5
                                         --------       -----
   Total consumer loans........            22,538        12.1

Commercial business loans......            18,675        10.0
                                         --------       -----

   Total loans.................           187,080       100.0%
                                                        =====

Less:
 Undisbursed portion of
  loans in process.............            14,744
 Net deferred loan fees........               902
 Allowance for loan losses.....             1,520
                                         --------

  Total loans receivable, net..          $169,914
                                         ========


___________________
     (1)  Includes loans held-for-sale.

     ONE- TO- FOUR FAMILY REAL ESTATE LENDING. Historically, the Bank has concentrated its lending activities on the origination of loans secured by first mortgage loans on existing one- to- four family residences located in its primary market area. At September 30, 1997, $84.0 million, or 32.7% of the Bank's total loan portfolio, consisted of such loans. The Bank originated $54.6 million, $73.1 million, $63.2 million and $57.1 million of one- to- four family residential mortgage loans during the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively.

     Generally, the Bank's fixed-rate one- to- four family mortgage loans have maturities ranging from 15 to 30 years and are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Generally, they are originated under terms, conditions and documentation which permit them to be sold to U.S. Government sponsored agencies such as Federal Home Loan Mortgage Corporation ("FHLMC"). The Bank's fixed-rate loans customarily include "due on sale" clauses, which give the Bank the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid.

     The Bank also originates ARM loans at rates and terms competitive with market conditions. At September 30, 1997, $72.6 million, or 28.1% of the Bank's gross loan portfolio, were subject to periodic interest rate adjustments. The Bank originates for its portfolio ARM loans which provide for an interest rate which adjusts every year or which is fixed for one, three or five years and then adjusts every year after the initial period. Most of the Bank's one-year, three-year and five-year ARMs adjust every year after the initial fixed rate period based on the one year Treasury constant maturity index. The Bank's ARMs are typically based on a 30-year amortization schedule. The Bank qualifies the borrowers on its nonconforming ARM loans (i.e. loans not originated in
                                          ----
conformity with standards that would permit the loans to be sold in the secondary market) based on the initial rate. The Bank qualifies the borrowers on its conforming ARM loans based on the maximum note interest rate during the second year of the loan. A one-year ARM loan that is originated according to FHLMC secondary market standards may be converted to a fixed-rate loan within five years of the origination date. ARM loans that are not saleable to the FHLMC are not permitted to be converted to fixed rate loans. The Bank does not offer deep discount or "teaser" rates. The Bank's current ARM loans do not provide for negative amortization. The Bank's ARM loans generally provide for annual and lifetime interest rate adjustment limits of 2% and 5% to 6%, respectively.

     Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

     The retention of ARM loans in the Bank's loan portfolio helps reduce the Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. See "RISK FACTORS -- Interest Rate Risk." In addition, although ARM loans allow the Bank to increase the sensitivity of its asset base to changes in the interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, the Bank has no assurance that yields on ARM loans will be sufficient to offset increases in the Bank's cost of funds. The Bank believes these risks, which have not had a material adverse effect on the Bank to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during a rising interest rate environment.

     The Bank also originates one-to four-family mortgage loans under Federal Housing Administration ("FHA") and Veterans Administration ("VA") programs and the Tennessee Housing and Development Agency ("THDA"), an affordable housing program. FHA and VA loans are generally sold to private investors, servicing released (i.e., the right to collect principal and interest payments and forward
          ----
it to the purchaser of the loan, maintain escrow accounts for payment of taxes and insurance and perform other loan administration functions is sold with the loan). THDA loans are sold with servicing rights retained. See "-- Loan Originations, Sales and Purchases."

     The Bank generally requires title insurance insuring the status of its lien or an acceptable attorney's opinion on all loans where real estate is the primary source of security. The Bank also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

     The Bank's one- to- four family residential mortgage loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Bank's Board of Directors, the Bank can lend up to 95% of the appraised value of the property securing a one- to- four family residential loan; however, the Bank generally obtains private mortgage insurance on the portion of the principal amount that exceeds 80% to 95% of the appraised value of the security property.

     CONSTRUCTION LENDING. The Bank actively originates three types of residential construction loans: (i) speculative construction loans, (ii) pre-sold construction loans and (iii) construction/permanent loans. The construction loan portfolio increased from $27.4 million, or 14.6% of total loans receivable at December 31, 1992 to $68.8 million, or 26.7% of total loans receivable, at September 30, 1997. See "RISK FACTORS -- Certain Lending Risks." To a substantially lesser extent, the Bank also originates construction loans for the development of multi-family and commercial properties.

     At September 30, 1997, the composition of the Bank's residential construction loan portfolio was as follows:

                                   Outstanding    Percent of
                                    Balance(1)       Total
                                    ----------       -----
                                        (In thousands)
Residential:
 Speculative construction.......      $28,805         41.9%
 Pre-sold construction..........       21,471         31.2
 Construction/permanent.........       11,227         16.3
Commercial and multi-family.....        7,291         10.6
                                      -------        -----
 Total..........................      $68,794        100.0%
                                      =======        =====

__________________
(1)  Includes loans in process.

     Speculative construction loans are made to home builders and are termed "speculative" because the home builder does not have, at the time of loan origination, a signed contract with a home buyer who has a commitment for permanent financing with either the Bank or another lender for the finished home. The home buyer may be identified either during or after the construction period, with the risk that the builder will have to debt service the speculative construction loan and finance real estate taxes and other carrying costs of the completed home for a significant time after the completion of construction until the home buyer is identified. The Bank lends to approximately 110 local builders, many of whom may have only one or two speculative loans outstanding from the Bank. The Bank considers approximately 25 builders as core borrowers with several speculative loans outstanding at any one time. Rather than originating lines of credit to home builders to construct several homes at once, the Bank originates and underwrites a separate loan for each home. Speculative construction loans are originated for a term of 12 months, with interest rates ranging from 0.5% to 2.0% above the prime lending rate, and with a loan-to-value ratio of no more than 80% of the appraised estimated value of the completed property. At September 30, 1997, the Bank had 14 borrowers each with aggregate outstanding speculative loan balances of more than $500,000, all of which were performing according to their respective terms and the largest of which amounted to $1.4 million.

     Unlike speculative construction loans, pre-sold construction loans are made to home builders who, at the time of construction, have a signed contract with a home buyer who has a commitment for permanent financing for the finished home with the Bank or another lender. Pre-sold construction loans are generally originated for a term of 12 months, with adjustable interest rates ranging from 0.5% to 1.0% above the prime lending rate, and with loan-to-value ratios of 80% of the appraised estimated value of the completed property or cost, whichever is less. At

September 30, 1997, the largest outstanding pre-sold construction loan had an outstanding balance of $404,000 and was performing according to its terms.

     Construction/permanent loans are originated to the home owner rather than the home builder. The construction phase of a construction/permanent loan generally lasts 12 months and the interest rate charged is generally 8.5% to 9.5%, fixed, and with loan-to-value ratios of 80% (or up to 95% with private mortgage insurance) of the appraised estimated value of the completed property or cost, whichever is less. At the completion of construction, the Bank may either originate a fixed-rate mortgage loan or an ARM loan for retention in its portfolio or use its mortgage brokerage capabilities to obtain permanent financing for the customer with another lender. See "-- Lending Activities -- Loan Originations, Sales and Purchases" and "-- Lending Activities-- Mortgage Loan Servicing." At September 30, 1997, the largest outstanding construction/permanent loan had an outstanding balance of $350,000 and was performing according to its terms.

     To a lesser extent, the Bank also provides construction financing for non-residential properties (i.e., multi-family and commercial properties). At
                        ----
September 30, 1997, such construction loans amounted to $7.3 million, $4.4 million of which was repaid subsequent to September 30, 1997.

     Construction loans up to $500,000 may be approved by any two members of the Bank's seven member Loan Committee. All construction loans over $500,000 must be approved by the Board of Directors. See "-- Lending Activities -- Loan Solicitation and Processing." Prior to preliminary approval of any construction loan application, an appraiser approved by the Board of Directors inspects the site and the Bank reviews the existing or proposed improvements, identifies the market for the proposed project, analyzes the pro forma data and assumptions on the project. In the case of a speculative or pre-sold construction loan, the Bank reviews the experience and expertise of the builder. After preliminary approval has been given, the application is processed, which includes obtaining credit reports, financial statements and tax returns on the borrowers and guarantors, an independent appraisal of the project, and any other expert reports necessary to evaluate the proposed project. In the event of cost overruns, the Bank requires that the borrower use its own funds to maintain the original loan-to-value ratio.

     The construction loan documents require that construction loan proceeds be disbursed in increments as construction progresses. Disbursements are based on periodic on-site inspections by an appraiser and/or Bank personnel approved by the Board of Directors. The Bank regularly monitors the construction loan portfolio and the economic conditions and housing inventory. Property inspections are performed by the Bank's property inspector. The Bank believes that the internal monitoring system helps reduce many of the risks inherent in its construction lending.

     Construction lending affords the Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than does its single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Bank may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan depends on the builder's ability to sell the property prior to the time that the construction loan is due. The Bank has sought to address these risks by adhering to strict underwriting policies, disbursement procedures, and monitoring practices. In addition, because the Bank's construction lending is in its primary market area, changes in the local economy and real estate market could adversely affect the Bank's construction loan portfolio.

     ACQUISITION AND DEVELOPMENT LENDING. The Bank originates acquisition and development loans for the purpose of developing the land (i.e., installing
                                                          ----
roads, sewers, water and other utilities) for sale for residential housing construction. At September 30, 1997, the Bank had land A&D loans with aggregate approved commitments of $26.1 million, of which an aggregate of $8.9 million was outstanding. At September 30, 1997, the largest land A&D loan had an outstanding balance of $495,000 and was performing according to its terms. All of the land A&D loans are secured by properties located in the Bank's primary market area. See "RISK FACTORS -- Concentration of Credit Risk."

     Land A&D loans are usually repaid through the sale of the developed land. However, the Bank believes that its land A&D loans are made to individuals with, or to corporations the principals of which possess, sufficient personal financial resources out of which the loans could be repaid, if necessary.

     Land A&D loans are secured by a lien on the property, made for a two year term, and with an interest rate that adjusts with the prime rate. The Bank requires monthly interest payments during the term of the land A&D loan. After the expiration of the two year term, the loan is reevaluated, adjusted and/or extended as a fixed or adjustable rate loan. In addition, the Bank obtains personal guarantees from the principals of its corporate borrowers. At September 30, 1997, the Bank did not have any nonaccruing land A&D loans.

     Loans secured by undeveloped land or improved lots involve greater risks than one- to four-family residential mortgage loans because such loans are more difficult to monitor and foreclose as the Bank may be confronted with a property the value of which is insufficient to assure full repayment. Furthermore, if the borrower defaults the Bank may have to expend its own funds to complete development and also incur costs associated with marketing and holding the building lots pending sale. Land A&D loans are generally considered to involve a higher degree of risk than single-family permanent mortgage loans because of the concentration of principal among relatively few borrowers and development projects, the increased difficulty at the time the loan is originated of estimating the development building costs, the increased difficulty and costs of monitoring the loan, the higher degree of sensitivity to increases in market rates of interest, and the increased difficulty of working out problem loans. A concentration of loans secured by properties in any single area presents the risk that any adverse change in regional economic or employment conditions may result in increased delinquencies and loan losses. The Bank attempts to minimize this risk by limiting the maximum loan-to-value ratio on acquisition and development loans to 75%, although the Board of Directors has the authority to approve acquisition and development loans with loan-to-value ratios of up to 80%.

     COMMERCIAL REAL ESTATE LENDING. The Bank originates mortgage loans for the acquisition and refinancing of commercial real estate properties. At September 30, 1997, $37.1 million, or 14.4% of the Bank's total loan portfolio, consisted of loans secured by existing commercial real estate properties. The majority of the Bank's commercial real estate properties are secured by small businesses, retail properties and churches located in the Bank's primary market area.

     The Bank requires an evaluation of all properties securing commercial real estate loans which are $250,000 and less. Evaluations are performed by the Bank's commercial loan officers or in-house appraiser, an outside fee appraiser, or an employee of the Bank designated by the Board of Directors. Appraisals are required for all properties securing commercial real estate loans in excess of $250,000. Appraisals are performed by an independent appraiser designated by the Bank and are reviewed by management. The Bank considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property.

     The average size of a commercial real estate loan in the Bank's portfolio is approximately $100,000 to $200,000. Commercial real estate loans are generally structured with fixed rates of interest and terms of three to five years based on amortization schedules of fifteen to twenty years. At September 30, 1997, the largest commercial real estate loan had an outstanding balance of $4.4 million. This loan was repaid subsequent to September 30, 1997.

     Loan to value ratios on the Bank's commercial real estate loans are generally limited to 80%. As part of the criteria for underwriting commercial real estate loans, the Bank generally imposes a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 1.2 times. It is also the Bank's policy to obtain personal guarantees from the principals of its corporate borrowers on its commercial real estate loans.

     Commercial real estate lending affords the Bank an opportunity to receive interest at rates higher than those generally available from one- to- four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by multi-family and commercial properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks by limiting the maximum loan-to-value ratio to 80% and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. The Bank also obtains loan guarantees from financially capable parties based on a review of personal financial statements.

     COMMERCIAL BUSINESS LENDING. The Bank's commercial business lending activities focuses primarily on small to medium size businesses owned by individuals well known to the Bank and who reside in the Bank's primary market area. At September 30, 1997, commercial business loans amounted to $22.1 million, or 8.6% of total loans.

     Commercial business loans may be unsecured loans, but generally are secured by various types of business collateral other than real estate (i.e., inventory,
                                                                ----
equipment, etc.). In many instances, however, such loans are often also secured by junior liens on real estate. Commercial business loans are generally made in amounts between $50,000 to $75,000 and may be either lines of credit or term loans. Lines of credit are generally renewable and made for a one-year term. Lines of credit are generally variable rate loans indexed to the prime rate. Term loans are generally originated with three to five year maturities, with a maximum of seven years, on a fully amortizing basis. As with commercial real estate loans, the Bank generally requires annual financial statements from its commercial business borrowers and, if the borrower is a corporation, personal guarantees from the principals.

     At September 30, 1997, the largest commercial business loan to an unaffiliated borrower was a $2.0 line of credit secured by marketable investment securities, with no outstanding balance at that date. At September 30, 1997, the largest commercial business loan with an outstanding balance had a balance of $324,000 and was secured by inventory and equipment. Such loan was performing according to its terms at September 30, 1997.

     Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential, commercial and multi-family real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often not a sufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

     As part of its commercial business lending activities, the Bank issues standby letters of credit or performance bonds as an accommodation to its borrowers. See "-- Loan Commitments and Letters of Credit."

     CONSUMER LENDING. The Bank originates a variety of consumer loans that generally have shorter terms to maturity and higher interest rates than residential mortgage loans. At September 30, 1997, the Bank's consumer loans totaled approximately $33.2 million, or 15.4%, of the Bank's loans receivable, net. The Bank's consumer loans consist primarily of home equity lines of credit, automobile loans, and a variety of other secured loans, a substantial portion of which are secured by junior mortgages on real estate. To a substantially lesser extent, the Bank also originates unsecured consumer loans.

     The Bank anticipates that it will continue to be an active originator of consumer loans. Factors that may affect the ability of the Bank to increase its originations in this area include the demand for such loans, interest rates and the state of the local and national economy. Consumer loans accounted for 12.3% of the Bank's total loan originations in the nine months ended September 30, 1997, and 9.5% and 8.9% in fiscal 1996 and 1995, respectively.

     The Bank offers open-ended home equity lines of credit secured by a second mortgage on the borrower's primary residence. These lines of credit have an interest rate that is one to two percentage points above the prime lending rate, as published in The Wall Street Journal, which adjusts monthly. The majority of the approved lines of credit at September 30, 1997 were less than $50,000. At September 30, 1997, approved lines of credit totaled $5.2 million, of which $2.8 million was outstanding.

     At September 30, 1997, the Bank's automobile loan portfolio amounted to $4.8 million, or 1.9%, of total loans at such date, a substantial portion of which were secured by used automobiles. The maximum term for the Bank's automobile loans is 60 months. The Bank generally lends up to 80% to 90% of the purchase price of the automobile. The Bank requires all borrowers to maintain automobile insurance, including collision, fire and theft, with a maximum allowable deductible and with the Bank listed as loss payee. The Bank does not engage in indirect automobile lending.

     The Bank's consumer loan portfolio also includes other consumer loans secured by a variety of collateral, such as recreational vehicles, boats, motorcycles, deposit accounts and, in many instances, junior mortgages on real estate. Such other secured consumer loans were $23.7 million, or 9.2% of total loans, at September 30, 1997.

     At September 30, 1997, unsecured consumer loans amounted to $1.9 million, or 0.7% of total loans. Unsecured loans are made for a term up to 24 months with fixed rates of interest and are offered primarily to existing customers of the Bank. Included in the unsecured consumer loan portfolio are credit card loans with an aggregate outstanding balance of $199,000 at September 30, 1997. Approved credit card lines totaled $942,000 at September 30, 1997. The Bank is a VISA and MASTERCARD card issuer. The Bank does not actively solicit credit card business beyond its customer base and market area and has not engaged in mailing of pre-approved credit cards. The rate currently charged by the Bank on its credit card loans is the prime rate, as published in The Wall Street Journal, plus 6.9%, and the Bank is permitted to change the interest rate quarterly.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles and other vehicles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. At September 30, 1997, the Bank had $59,000 of consumer loans accounted for on a nonaccrual basis.


     MATURITY OF LOAN PORTFOLIO. The following table sets forth certain information at September 30, 1997 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds and do not reflect the deduction for unearned discounts, unearned income and allowance for loan losses.

                                                  After     After
                                        One Year 3 Years   5 Years
                               Within   Through  Through   Through    After
                              One Year  3 Years  5 Years  10 Years  10 Years   Total
                              --------  -------  -------  --------  --------  --------
                                                   (In thousands)
Mortgage loans:
 Residential................   $ 6,801  $10,488  $11,972   $14,802   $56,831  $100,894
 Construction...............    44,144    3,672       --        --        --    47,816
 Commercial.................    14,212    6,272    9,117     4,046       289    33,936
 Consumer and other loans...     9,462    6,956    4,608       203       165    21,394
 Commercial business loans..    10,858    5,177    2,004       387     1,656    20,082
                               -------  -------  -------   -------   -------  --------
   Total....................   $85,477  $32,565  $27,701   $19,438   $58,941  $224,122
                               =======  =======  =======   =======   =======  ========

     The following table sets forth the dollar amount of all loans due after September 30, 1998, which have fixed interest rates and have floating or adjustable interest rates.

                               Fixed     Floating or
                               Rates   Adjustable Rates
                              -------  ----------------
                                   (In thousands)
Mortgage loans:
 Residential................  $21,508        $72,586
 Construction...............       --          3,673
 Commercial.................   18,886            838
 Consumer and other loans...    8,358          3,574
 Commercial business loans..    9,171             52
                              -------        -------
   Total....................  $57,923        $80,723
                              =======        =======

     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates. Furthermore, management believes that a significant number of the Bank's residential mortgage loans are outstanding for a period less than their contractual terms because of the transitory nature of many of the borrowers who reside in its primary market area.

     LOAN SOLICITATION AND PROCESSING. The Bank's lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Bank's Board of Directors and management. Loan originations come from a number of sources. The customary sources of loan originations are realtors, walk-in customers, referrals and existing customers. A business development program has been implemented where loan officers and sales personnel make sales calls on building contractors and realtors. The Bank also advertises its loan products.

     In marketing its products and services, the Bank emphasizes its community ties, customized personal service and an efficient underwriting and approval process. The Bank uses professional fee appraisers for most residential real estate loans and construction loans and all commercial real estate and land loans. The Bank requires hazard, title and, to the extent applicable, flood insurance on all security property.

     Loan approval authority varies based on loan type. Construction loans and acquisition and development loans up to $500,000 may be approved by any two members of the Bank's seven member Loan Committee, while loans over $500,000 must be approved by the Board of Directors. One- to- four family residential mortgage loans up to $500,000 originated to be held in portfolio may be approved by any two members of the Loan Committee, while loans over $500,000 must be approved by the Board of Directors. One- to-four family residential mortgage loans that are originated for sale to investors and that are underwritten to the investor's specifications may be approved by any member of the Loan Committee up to FHLMC loan limits. Consumer and commercial business loans may be approved by loan officers individually or in combination with other loan officers within dollar limits specified by the Loan Committee. These dollar limits range from $2,500 to $25,000 for unsecured loans and from $25,000 to $500,000 for secured loans. The maximum approval authority for an individual loan officer is $125,000 for unsecured loans and $250,000 for secured loans. All unsecured consumer and commercial business loans over $250,000, and all secured consumer and commercial business loans over $500,000, must be approved by the Board of Directors. Each approved loan, regardless of type, is reviewed by the Bank's quality control personnel to insure that proper approval was received.

     LOAN ORIGINATIONS, SALES AND PURCHASES. While the Bank originates both adjustable-rate and fixed-rate loans, its ability to generate each type of loan depends upon relative customer demand for loans in its primary market area.

     The Bank sells all loans originated under FHA and VA programs, including related servicing rights, except for those originated for the THDA. The Bank periodically sells conventional one- to- four family loans (i.e., non-FHA/VA
                                                            ----
loans) with servicing retained and without recourse. These sales generally involve fixed-rate loans which help to reduce the Bank's exposure to interest rate risk, and the proceeds of sale are used to fund continuing operations However, the Bank occasionally may sell ARM loans to satisfy liquidity needs.

     Sellers of loans are exposed to various degrees of "pipeline risk," which is the risk that the value of the loan will decline during the period between the time the loan is originated and the time of sale because of changes in market interest rates. The Bank is exposed to a relatively low degree of pipeline risk because it generally does not fix the loan interest rate until shortly before or on the closing date and loans are generally closed against a mandatory purchase commitment by the FHLMC or other purchaser.

     When conventional loans are sold, the Bank retains the responsibility for servicing the loans, including collection and remitting mortgage loans payments, accounting for principal and interest and holding and disbursing escrow or impound funds for real estate taxes and insurance premiums. The Bank receives a servicing fee for performing these services for others. The Bank's servicing portfolio amounted to $117.1 million at September 30, 1997. The Bank is generally paid a fee equal to 0.25% of the outstanding principal balance for servicing sold loans. Loan servicing income totalled $305,000, $447,000, $561,000 and $285,000 for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively. The Bank earns late charges collected from delinquent customers whose loans are serviced by the Bank. The Bank is allowed to invest escrow impounds (funds collected from mortgage customers for the payment of property taxes and insurance premiums on mortgaged real estate) until they are disbursed on behalf of mortgage customers, but is not required to pay interest on these funds. At September 30, 1997, borrowers' escrow funds amounted to $1.1 million.

     Historically, the Bank has not been an active purchaser of loans or participation interests in loans.

     The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.


                                              Nine Months Ended
                                                September 30,         Year Ended December 31,
                                            --------------------  -------------------------------
                                              1997       1996       1996       1995       1994
                                            ---------  ---------  ---------  ---------  ---------
                                                                   (Dollars in thousands)
Loans originated:
 Mortgage loans:
  One- to four-family.....................  $ 54,597   $ 57,501   $ 73,075   $ 63,175    $ 57,145
  Multi-family............................        --         --         --         --         730
  Commercial..............................     4,200      7,100      9,700      7,200       4,700
  Construction............................    59,137     63,335     78,901     66,798      63,196
  Land....................................     3,091      6,649     10,341     10,114       7,633
 Consumer.................................    21,326     16,641     22,625     15,842      15,653
 Commercial business loans................    30,599     30,601     41,222     14,875      16,142
                                            --------   --------   --------   --------    --------
  Total loans originated..................   172,950    181,827    235,864    178,004     165,199

Loans purchased:
  One- to four-family.....................        --      3,947      3,947         --          --
                                            --------   --------   --------   --------    --------
    Total loans originated and purchased..   172,950    185,774    239,811    178,004     165,199

Loans sold:
 Whole loans sold.........................   (48,684)   (52,278)   (71,235)   (67,136)    (48,939)
                                            --------   --------   --------   --------    --------
 Total loans sold.........................   (48,684)   (52,278)   (71,235)   (67,136)    (48,939)

Mortgage loan principal repayments........   (64,499)   (52,670)   (81,711)   (72,743)    (46,981)

Other loan principal repayments...........   (48,524)   (47,242)   (50,101)   (38,363)    (56,255)

Increase (decrease) in other items, net...     3,463      1,838      5,457     (3,063)     (5,034)
                                            --------   --------   --------   --------    --------
Net increase (decrease) in
 loans receivable, net....................  $ 14,706   $ 35,422   $ 42,221   $ (3,301)   $  7,990
                                            ========   ========   ========   ========    ========


     LOAN COMMITMENTS AND LETTERS OF CREDIT. The Bank issues commitments for mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 45 days from approval, depending on the type of transaction. At September 30, 1997, the Bank had loan commitments (excluding undisbursed portions of interim construction loans of $33.2 million) of $3.8 million and unused lines of credit of $22.7 million. See Note 15 of Notes to the Consolidated Financial Statements.

     As an accommodation to its commercial business borrowers, the Bank issues standby letters of credit or performance bonds in favor of entities, usually municipalities, for whom the Bank's borrowers are performing work or other services. At September 30, 1997, the Bank had an outstanding standby letter of credit of $8.1 million that was issued primarily to municipalities as performance bonds. See Note 15 of Notes to the Consolidated Financial Statements.

     LOAN FEES. In addition to interest earned on loans, the Bank receives income from fees in connection with loan originations, loan modification, late payments and for miscellaneous service related to its loan. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

     The Bank charges loan origination fees which are calculated as a percentage of the amount borrowed. In accordance with applicable accounting procedures, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accreted and amortized in the same manner. The Bank recognized $820,000, $1.2 million, $918,000 and $1.2 million of deferred loan fees during the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.


     The Bank also earns fee income on loans serviced for others. Loan servicing fees for the nine months ended September 30, 1997 and the year ended December 31, 1996 amounted to $305,000 and $447,000, respectively. At September 30, 1997, the Bank serviced loans for others totalling $116.7 million. See Note 1 of Notes to Consolidated Financial Statements.

     NONPERFORMING ASSETS AND DELINQUENCIES. When a borrowers fails to make a required payment on a loan, the Bank attempts to cure the deficiency by contacting the borrower and seeking the payment. Contacts are generally made ten days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, additional contact is made either through a notice or other means and the Bank will attempt to work out a payment schedule. While the Bank generally prefers to work with borrowers to resolve such problems, the Bank will institute foreclosure or other proceedings, as necessary, to minimize any potential loss.

     Loans are placed on nonaccrual status generally if, in the opinion of management, principal or interest payments are not likely in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more. Interest accrued but not collected at the date the loan is placed on nonaccrual status is reversed against income in the current period. Loans may be reinstated to accrual status when payments are under 90 days past due and, in the opinion of management, collection of the remaining past due balances can be reasonably expected.

     The Bank's Board of Directors is informed monthly of the status of all loans delinquent more than 60 days, all loans in foreclosure and all foreclosed and repossessed property owned by the Bank.

     The following table sets forth information with respect to the Bank's non-performing assets at the dates indicated.

                                                        At September 30,              At December 31,
                                                                           ---------------------------------------
                                                              1997         1996     1995    1994    1993      1992
                                                              ---          ----     ----    ----    ----      ----
                                                                             (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
 Mortgage loans:
  One- to four-family.................................        $  --        $   9    $  37   $ 204   $  657   $  968
  Commercial..........................................           --           --       --      61        4      187
 Consumer loans.......................................           59           42       70     108      113      274
                                                              -----        -----    -----   -----   ------   ------
      Total...........................................        $  59        $  51    $ 107   $ 373   $  774   $1,429

Accruing loans which are contractually
 past due 90 days or more.............................           --           --       --      --       --       --

Total of nonaccrual and 90 days past due loans........           59           51      107     373      774    1,429

Real estate owned.....................................           --           --       --      95      711    1,015
                                                              -----        -----    -----   -----   ------   ------

     Total nonperforming assets.......................        $  59        $  51    $ 107   $ 468   $1,485   $2,444
                                                              =====        =====    =====   =====   ======   ======

Restructured loans....................................        $  --        $  --    $  --   $  95   $  711   $1,015
                                                              =====        =====    =====   =====   ======   ======

Nonaccrual and 90 days or more past due loans
 as a percentage of loans receivable, net.............         0.03%        0.02%    0.07%   0.22%    0.49%    0.84%

Nonaccrual and 90 days or more past due
 loans as a percentage of total assets................         0.02%        0.02%    0.05%   0.18%    0.38%    0.72%

Nonperforming assets as a percentage of total assets..         0.02%        0.02%    0.05%   0.22%    0.72%    1.23%

     Interest income that would have been recorded for the nine months ended September 30, 1997 and the year ended December 31, 1996 had nonaccruing loans been current in accordance with their original terms amounted to $8,700 and $10,300, respectively. No interest was included in interest income on such loans for such periods.

     REAL ESTATE OWNED. See Note 1 of Notes to Consolidated Financial Statements for a discussion of the accounting treatment of real estate owned. At September 30, 1997, the Bank had no real estate acquired in settlement of loans.

     RESTRUCTURED LOANS. Under GAAP, the Bank is required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if the Bank for economic or legal reasons related to the borrower's financial difficulties grants a concession to the borrowers that the Bank would not otherwise consider. Debt restructurings or loan modifications for a borrower do not necessarily always constitute troubled debt restructurings, however, and troubled debt restructurings do not necessarily result in nonaccrual loans. The Bank had no restructured loans.

     ASSET CLASSIFICATION. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected.

Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Bank.

     The aggregate amounts of the Bank's classified and special mention assets, and of the Bank's general and specific loss allowances at the dates indicated, were as follows:

                            At September 30,  At December 31,
                                              ---------------
                                  1997         1996     1995
                            ----------------  -------  ------
                                     (In thousands)

Loss.......................       $   --      $   --   $   --
Doubtful...................           --          --       --
Substandard assets.........          863         735      748
Special mention............        1,398         245      252

General loss allowances....        2,801       2,123    1,997
Specific loss allowances...           --          --       --

     At September 30, 1997, substandard assets consisted of seven one- to- four family mortgage loans totalling $482,000 and 33 consumer loans totalling $381,000.

     At September 30, 1997, special mention assets consisted of four commercial real estate loans, one of which was a $1.1 million loan secured by a golf course property that was repaid subsequent to September 30, 1997.

     ALLOWANCE FOR LOAN LOSSES. The Bank has established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and takes into consideration the need for an overall general valuation allowance as well as specific allowances that are tied to individual loans.

     In originating loans, the Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The Bank increases its allowance for loan losses by charging provisions for loan losses against the Bank's income.

     The general valuation allowance is maintained to cover losses inherent in the loan portfolio. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Specific valuation allowances are established to absorb losses on loans for which full collectibility cannot be reasonably assured. The amount of the allowance is based on the estimated value of the collateral securing the loan and other analyses pertinent to each situation. Generally, a provision for losses is charged against income quarterly to maintain the allowances.

     At September 30, 1997, the Bank had an allowance for loan losses of $2.8 million. Management believes that the amount maintained in the allowances at September 30, 1997 will be adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Bank's financial condition and results of operations.

     The following table sets forth an analysis of the Bank's gross allowance for possible loan losses for the periods indicated.


                                           Nine Months
                                             Ended
                                          September 30,                   Year Ended December 31,
                                     ----------------------  ----------------------------------------------------
                                        1997        1996        1996        1995       1994      1993      1992
                                     ----------  ----------  ----------  ----------  --------  --------  --------
                                                                (Dollars in thousands)
Allowance at beginning of period...  $   2,123   $   1,997   $   1,997   $   1,776   $ 1,681   $ 1,520   $ 1,353
Provision for loan losses..........        700          90         120          80       113       690       366
Recoveries:
 Mortgage loans:
  One- to four-family..............         --           2          14           8         8         6        --
  Multi-family.....................         --          --          --          68        26        --        --
  Commercial.......................         --          --           1         101         7        --        --
  Construction.....................         --          --          --           3        --        --        --
 Consumer loans:
  Unsecured........................         14         194         191          --        --        --        --
  Other............................         --          15          12          12        17        12         9
 Commercial business loans.........         --          --                      --        --         1        --
                                     ---------   ---------   ---------   ---------   -------   -------   -------
   Total recoveries................  $      14   $     211   $     218   $     192   $    59   $    18   $     9

Charge-offs:
 Mortgage loans:
  One- to four-family..............         --          --          10          --        54        --        --
  Construction.....................         --          --          --           6        --        --        --
 Consumer loans:
  Home equity lines of credit......         10          --          --          --        --        --        --
  Automobile.......................         25          --          --           4        --        --        --
  Credit card......................          1          --          --          --        --        --        --
  Unsecured........................         --         196         196          --        --        --        --
  Other............................         --          16           6          34        23       547       208
 Commercial business loans.........         --          --          --           7        --        --        --
                                     ---------   ---------   ---------   ---------   -------   -------   -------
   Total charge-offs...............         36         212         212          51        77       547       208
                                     ---------   ---------   ---------   ---------   -------   -------   -------
   Net recoveries (charge-offs)....        (22)         (1)          6         141       (18)     (529)     (199)
                                     ---------   ---------   ---------   ---------   -------   -------   -------
    Balance at end of period.......  $   2,801   $   2,086   $   2,123   $   1,997   $ 1,776   $ 1,681   $ 1,520
                                     =========   =========   =========   =========   =======   =======   =======

Allowance for loan losses
 as a percentage of total
 loans outstanding at the
 end of the period.................       1.27%       1.05%       1.03%       1.22%     1.06%     1.06%     0.89%

Net (charge-offs) recoveries
 as a percentage of average loans
 outstanding during the period.....     (0.01)%         --%         --%       0.09%   (0.01)%   (0.31)%   (0.13)%

Allowance for loan losses as
 a percentage of nonperforming
 loans at end of period............   4,747.46%   6,953.33%   4,160.76%   1,866.36%   476.14%   217.18%   106.37%

     For additional discussion regarding the provisions for loan losses in recent periods, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Comparison of Operating Results for the Nine months Ended September 30, 1997 and 1995 -- Provision for Loan Losses," "-- Results of Operations -- Comparison of Operating Results for the Years Ended December 31, 1996 and 1995 -- Provision for Loan Losses," and "--Results of Operations -- Comparison of Operating Results for the Years Ended December 31, 1995 and 1994 -- Provision for Loan Losses."

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                      At
                                 September 30,                     At December 31,
                                                        ----------------------------------------
                                     1997                     1996                    1995
                                ---------------         ---------------         ----------------
                                          Percent                 Percent                  Percent
                                          of Loans                of Loans                 of Loans
                                          in Category             in Category              in Category
                                          to Total                to Total                 to Total
                                Amount    Loans         Amount    Loans         Amount     Loans
                                ------    -----         ------    -----         ------     -----
                                                     (Dollars in thousands)
Mortgage loans:
 One- to four-family.......     $  420       32.7%      $ 121.9     33.0%       $  108      36.4%
 Multi-family..............         21        0.5           4.3      1.2             3       0.9
 Commercial................        557       14.4         301.0     12.3           221      11.1
 Construction..............        534       26.7         244.6     24.9           148      23.9
 Land......................        160        4.0         188.0      7.7           138       6.9

Consumer loans:
 Home equity lines of
  credit...................         42        1.1          24.6      0.8             9       0.5
 Automobile................         61        1.9          46.5      1.5            27       1.4
 Credit cards..............          3        0.1            --       --            --        --
 Loans secured by deposit
  accounts.................         --         --           0.4       --             1        --
 Unsecured.................         25        0.6          22.2      0.7            20       1.0
 Other secured.............        356        9.2         287.6      9.4           209      10.5
Commercial business loans..        332        8.6         258.7      8.4           148       7.4
Unallocated................        290        N/A         623.0      N/A           964       N/A
                                ------     ------        ------    -----        ------     -----
   Total allowance
    for loan losses........     $2,801      100.0%       $2,123    100.0%       $1,997     100.0%
                                ======     ======        ======    =====        ======     =====
                                                       At December 31,
                                -----------------------------------------------------------------
                                      1994                    1993                    1992
                                ---------------         ---------------         ----------------
                                          Percent                 Percent                  Percent
                                          of Loans                of Loans                 of Loans
                                          in Category             in Category              in Category
                                          to Total                to Total                 to Total
                                Amount    Loans         Amount    Loans         Amount     Loans
                                ------    -----         ------    -----         ------     -----
                                                   (Dollars in thousands)
Mortgage loans:
 One- to four-family.......     $  124      43.6%       $  115       42.1%      $  142       50.5%
 Multi-family..............          3       1.2            13        4.7           12        4.4
 Commercial................        168       8.8           176        9.7           72        3.8
 Construction..............        190      21.1           153       19.8          126       14.6
 Land......................        100       5.2            75        4.1           86        4.6

Consumer loans:
 Home equity lines of
  credit...................          2       0.1            --         --           --         --
 Automobile................         21       1.1            21        1.2            9        0.5
 Credit cards..............         --        --            --         --           --         --
 Loans secured by deposit
  accounts.................          1       0.2             6        0.3            7        0.4
 Unsecured.................         20       1.1            21        1.1            1        0.1
 Other secured.............        209      11.6           220       12.1          208       11.1
Commercial business loans..        148       6.0            88        4.9          187       10.0
Unallocated................        789       N/A           793        N/A          670        N/A
                                ------    ------        ------     ------       ------     ------
   Total allowance
    for loan losses........     $1,776     100.0%       $1,681      100.0%      $1,520      100.0%
                                ======    ======        ======     ======       ======     ======

INVESTMENT ACTIVITIES

     The Bank is permitted under federal law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Cincinnati, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Bank may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like the Bank are also required to maintain an investment in FHLB stock. The Bank is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     The Bank purchases investment securities with excess liquidity arising when investable funds exceed loan demand. The Bank's investment securities purchases generally have been limited to U.S. Government and agency securities with contractual maturities of between one and five years. The Bank does not expect a material change in these activities upon consummation of the Conversion.

     The Bank's investment policies generally limit investments to U.S. Government and agency securities, municipal bonds, certificates of deposits, marketable corporate debt obligations, mortgage-backed securities. The Bank's investment policy does not permit hedging activities or the purchase of high risk mortgage derivative products or non-investment grade corporate bonds. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the Bank's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and
anticipated loan amortization and repayments).   The effect that the proposed
investment would have on the Bank's credit and interest rate risk and risk-based capital is also considered.

     The following table sets forth the amortized cost and fair value of the Bank's debt and mortgage-based and related securities, by accounting classification and by type of security, at the dates indicated.

                                  At September 30,                                   At December 31,
                                                       ----------------------------------------------------------------------------
                                        1997                     1996                     1995                       1994
                             ------------------------  ------------------------  ------------------------  ------------------------
                              Amortized    Percent of   Amortized    Percent of   Amortized    Percent of   Amortized    Percent of
                               Cost(1)       Total       Cost(1)       Total       Cost(1)       Total       Cost(1)       Total
                             ------------  ----------  ------------  ----------  ------------  ----------  ------------  ----------
                                                                         (In thousands)
Held to Maturity:

Debt Securities:
 U.S. Treasury obligations...  $ 3,000         17.91%    $ 7,005         65.82%    $12,062         31.32%    $ 8,109         35.46%
 U.S. Government agency
  obligations................      700          4.18         700          6.58      23,488         60.99      11,789         51.55
Mortgage-backed securities...    1,333          7.96       1,419         13.33       1,541          4.00       1,665          7.28
FHLB stock...................    1,602          9.56       1,519         14.27       1,418          3.68       1,304          5.70
                               -------        ------     -------        ------     -------        ------     -------        ------
Total held to maturity
 securities..................    6,635         39.60      10,643        100.00      38,509        100.00      22,867        100.00
                               -------        ------     -------        ------     -------        ------     -------        ------

Available for Sale:

Debt Securities:
 U.S. Treasury obligations...    3,052         18.22          --            --          --            --          --            --
 U.S. Government agency
  obligations................    7,066         42.18          --            --          --            --          --            --
                               -------        ------     -------        ------     -------        ------     -------        ------
  Total available for sale
   securities................   10,118         60.40          --            --          --            --          --            --
                               -------        ------     -------        ------     -------        ------     -------        ------

Total portfolio..............  $16,753        100.00%    $10,643        100.00%    $38,509        100.00%    $22,867        100.00%
                               =======        ======     =======        ======     =======        ======     =======        ======

________________
(1) The market value of the Bank's investment portfolio amount to $16.8 million, $10.6 million, $38.6 million and $22.0 million at September 30, 1997 and December 31, 1996, 1995 and 1994, respectively. At September 30, 1997, the market value of the principal components of the Bank's investment securities portfolio was as follows: U.S. Government securities, $13.9 million; mortgage-backed securities, $1.3 million; and FHLB, $1.6 million.

     The following table sets forth the maturities and weighted average yields of the debt and mortgage-backed securities in the Bank's investment securities portfolio at September 30, 1997.

                                              Less Than              One to           Over Five to        Over Ten
                                              One Year              Five Years       Ten Years              Years
                                         --------  -----------  ---------  -------  ------  ------  ------  --------
                                          Amount      Yield      Amount     Yield   Amount  Yield   Amount    Yield
                                         --------  -----------  ---------  -------  ------  ------  ------  ---------
                                                                    (Dollars in thousands)
Held to Maturity:

Debt Securities:
U.S. Government agency obligations.....    $3,000        5.83%     $  700    5.53%    $ --    --%  $   --        --%
Mortgage backed securities.............        --          --          --               --     --    1,333      7.19
FHLB stock.............................     1,602        7.25          --               --              --        --
                                           ------                  ------    ----                   ------
Total held to maturity securities......     4,602        6.33         700    5.53       --     --    1,333      7.19

Available for Sale:

Debt Securities:
U.S. Government agency obligations.....     5,040        5.50       5,078    5.67       --     --       --        --
Mortgage backed securities.............        --          --          --      --       --     --       --        --
Other..................................        --          --          --      --       --     --       --        --
                                           ------                  ------           ------          ------
  Total available for sale securities..     5,040        5.50       5,078    5.67       --     --       --        --
                                           ------                  ------           ------          ------

Total portfolio........................    $9,642        5.89%     $5,778    5.65%    $ --    --%  $1,333      7.19
                                           ======                  ======           ======          ======

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

     GENERAL. Deposits are the major external source of funds for the Bank's lending and other investment activities. In addition, the Bank also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings from the FHLB-Cincinnati may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. Presently, the Bank has no other borrowing arrangements.

     DEPOSIT ACCOUNTS. Most of the Bank's depositors reside in Tennessee. The Bank's deposit products include a broad selection of deposit instruments, including NOW accounts, demand deposit accounts, money market accounts, regular passbook savings, statement savings accounts and term certificate accounts. Deposit account terms vary with the principal difference being the minimum balance deposit, early withdrawal penalties and the interest rate. The Bank reviews its deposit mix and pricing weekly. The Bank does not utilize brokered deposits, nor has it aggressively sought jumbo certificates of deposit.

     The Bank believes it is competitive in the type of accounts and interest rates it offers on its deposit products. The Bank does not seek to pay the highest deposit rates but a competitive rate. The Bank determines the rates paid based on a number of conditions, including rates paid by competitors, rates on U.S. Treasury securities, rates offered on various FHLB-Cincinnati lending programs, and the deposit growth rate the Bank is seeking to achieve.

     In the unlikely event the Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Bank.

  The following table sets forth information concerning the Bank's time deposits and other interest-bearing deposits at September 30, 1997.

Weighted
Average                                                                               Percentage
Interest                                                        Minimum               of Total
Rate                  Term        Category                      Amount     Balance    Deposits
--------              ----        --------                      -------    -------    ---------
                                                                       (In thousands)

    1.50%       --                NOW Accounts                 $  1,000      $29,981     13.80%
    2.00        --                Savings Accounts                  100       15,202      7.00
    4.34        --                Money Market Accounts           5,000       39,902     18.37



                                  Certificates of Deposit
                                  -----------------------

    3.55        32 to 89 Days     Fixed-term, Fixed Rate          1,000           37      0.02
    4.69        90 to 181 Days    Fixed-term, Fixed Rate          1,000        1,120      0.52
    5.22        182 - 364 Days    Fixed-term, Fixed Rate          1,000       27,103     12.48
    5.66        12 Months         Fixed-term, Fixed Rate          1,000        1,818      0.84
    6.00        12 Months         Fixed-term, Adjustable Rate     1,000        2,025      0.93
    8.00        15 Months         Fixed-term, Fixed Rate          1,000           12      0.01
    4.95        18 Months         Floating Rate IRA                 250          390      0.18
    5.52        12 to 18 Month    Fixed-term, Fixed Rate          1,000       35,983     16.57
    5.23        18 to 23 Month    Fixed-term, Fixed Rate          1,000          757      0.35
    5.65        18 to 59 Month    Fixed-term, Fixed Rate          1,000          155      0.07
    5.04        18 Months         Fixed Rate IRA                    250        8,068      3.71
    7.50        21 Months         Fixed-term, Fixed Rate          1,000            4        --
    5.45        24 Months         Fixed-term, Fixed Rate          1,000        1,775      0.82
    5.50        2 Years           Fixed-term, Adjustable Rate     1,000           10        --
    5.60        24 to 35 Month    Fixed-term, Fixed Rate          1,000       12,475      5.74
    5.51        36 to 47 Month    Fixed-term, Fixed Rate          1,000        1,813      0.83
    5.85        60+ Months        Fixed-term, Fixed Rate          1,000       12,540      5.77
    7.75        4 Years           Fixed-term, Fixed Rate          1,000           10        --
    5.82        3 to 60 Months    Fixed-term, Fixed Rate        100,000       26,013     11.98
                                                                            --------    ------
                                                                            $217,193    100.00%
                                                                            ========    =======

     The following table indicates the amount of the Bank's jumbo certificates of deposit by time remaining until maturity as of September 30, 1997. Jumbo certificates of deposit have principal balances of $100,000 or more and the rates paid on such accounts are generally negotiable.


Maturity Period                        Amount
---------------                     -----------
                                  (In thousands)

Three months or less..............      $ 4,390
Over three through six months.....        6,770
Over six through twelve months....       11,395
Over twelve months................        3,458
                                        -------
    Total.........................      $26,013
                                        =======

DEPOSIT FLOW

     The following table sets forth the balances of savings deposits in the various types of savings accounts offered by the Bank at the dates indicated.



                                    At September 30,                                            At December 31,
                                                             -----------------------------------------------------------
                                         1997                          1996                          1995
                              -----------------------------  -------------------------   -------------------------------
                                       Percent                       Percent                        Percent
                                         of      Increase               of     Increase               of      Increase
                              Amount    Total   (Decrease)   Amount    Total   Decrease    Amount    Total   (Decrease)
                             --------  -------  ----------  --------  -------  ---------  --------  -------  -----------
                                                               (Dollars in thousands)

Non-interest-bearing.......  $ 24,757   10.23%    $ 4,913   $ 19,844    9.25%   $   (31)  $ 19,875   10.10%    $ 5,141
NOW checking...............    29,981   12.39       2,245     27,736   12.93      3,410     24,326   12.36       1,838
Passbook savings accounts..    15,202    6.28        (604)    15,806    7.37     (1,422)    17,228    8.76      (2,552)
Money market deposit.......    39,902   16.49      11,403     28,499   13.28      8,054     20,445   10.39       6,553
Fixed-rate certificates
 which
 mature in the year ending:
  Within 1 year............   112,254   46.40      20,150     92,104   42.93      4,453     87,651   44.55      11,434
  After 1 year, but within
   2 years.................    14,155    5.85      (8,331)    22,486   10.48      8,654     13,832    7.03      (3,365)
  After 2 years, but
   within 5 years..........     5,699    2.36      (2,355)     8,054    3.75     (5,290)    13,344    6.78      (2,540)
  Thereafter...............        --      --          (4)         4      --        (29)        33    0.02         (58)
                             --------  ------     -------   --------  ------    -------   --------  ------     -------

     Total.................  $241,950  100.00%    $27,417   $214,533  100.00%   $17,799   $196,734  100.00%    $16,451
                             ========  ======     =======   ========  ======    =======   ========  ======     =======



                                    At December 31,
                              ----------------------------
                                         1994
                              ----------------------------
                                        Percent
                                          of      Increase
                               Amount    Total   (Decrease)
                              --------  -------  ----------
                                 (Dollars in thousands)

Non-interest-bearing.......   $ 14,734    8.17%    $   384
NOW checking...............     22,488   12.47       3,078
Passbook savings accounts..     19,780   10.97      (1,497)
Money market deposit.......     13,892    7.71       2,655
Fixed-rate certificates
 which
 mature in the year ending:
  Within 1 year............     76,217   42.28      (7,006)
  After 1 year, but within
   2 years.................     17,197    9.54      (7,692)
  After 2 years, but
   within 5 years..........     15,884    8.81       5,097
  Thereafter...............         91    0.05          91
                              --------  ------     -------

     Total.................    180,283  100.00%    $(4,890)
                              ========  ======     =======

     TIME DEPOSITS BY RATES. The following table sets forth the amount of time deposits in the Bank categorized by rates at the dates indicated.

                               At
                          September 30,         At December 31,
                                         ----------------------------
                              1997       1996        1995      1994
                          -------------  ----        ----      ------
                                            (Dollars in thousands)
0.00 - 1.99%............       $    269  $    673  $    377  $    276
2.00 - 3.99%............             --        93       277    23,092
4.00 - 4.99%............          3,812    28,995    10,925    42,874
5.00 - 5.99%............         79,328    59,373    74,193    26,621
6.00 - 6.99%............         48,344    32,937    26,738    13,637
7.00% and over..........            355       578     2,349     2,890
                               --------  --------  --------  --------
Total...................       $132,108  $122,649  $114,859  $109,390
                               ========  ========  ========  ========

     TIME DEPOSITS BY MATURITIES. The following table sets forth the amount of time deposits in the Bank categorized by maturities at September 30, 1997.


                                                         Amount Due
                               ---------------------------------------------------------------
                                                       After     After
                                             One to   Two to     Three
                               Less Than      Two      Three     to Four     After
                               One Year      Years     Years     Years      4 Years    Total
                               ---------     -----     -----     -----      -------    -----
                                                 (Dollars in thousands)
0.00 - 1.99%............        $    269   $     --  $     --    $     --   $     --  $    269
2.00 - 3.99%............              --         --        --          --         --        --
4.00 - 4.99%............           3,576        236        --          --         --     3,812
5.00 - 5.99%............          64,143     10,603     2,137         996      1,449    79,328
6.00 - 6.99%............          44,126      3,294       924          --         --    48,344
7.00% and over..........             140         22       193          --         --       355
                                --------   --------  --------    --------   --------  --------
Total...................        $112,254   $ 14,155  $  3,254    $    996   $  1,449  $132,108
                                ========   ========  ========    ========   ========  ========

     DEPOSIT ACTIVITY. The following table set forth the savings activity of the Bank for the periods indicated.


                                              Nine Months
                                                 Ended
                                              September 30,          Year Ended December 31,
                                            ----------------      ----------------------------
                                            1997        1996        1996      1995        1994
                                            ----        ----      ------      ----        ----
                                             (In thousands)
Beginning balance.................         $214,533   $196,734    $196,734  $180,283  $185,174
Net deposits (withdrawals)
  before interest credited........           25,338     10,511      15,025    14,018    (6,895)
Interest credited.................            2,079      2,046       2,774     2,433     2,004
Net increase (decrease)
 in deposits......................           27,417     12,557      17,799    16,451    (4,891)
                                           --------   --------    --------  --------  --------
Ending balance....................         $241,950   $209,291    $214,533  $196,734  $180,283
                                           ========   ========    ========  ========  ========


     BORROWINGS. Savings deposits are the primary source of funds for the Bank's lending and investment activities and for its general business purposes. The Bank has the ability to use advances from the FHLB-Cincinnati to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Cincinnati functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the FHLB-Cincinnati, the Bank is required to own capital stock in the FHLB-Cincinnati and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At September 30, 1997, the Bank had no advances outstanding from the FHLB-Cincinnati.

  The following table sets forth certain information regarding short-term borrowings by the Bank at the end of and during the periods indicated:

                                          At or For the
                                           Nine Months
                                              Ended                 At or For the
                                           September 30,       Year Ended December 31,
                                          --------------    --------------------------------
                                          1997      1996    1996          1995          1994
                                          ----      ----    ----          ----          ----
                                                            (In thousands)
Maximum amount of FHLB advance
  outstanding at any month end..........   $  --   $  --    $5,000        5,000       $5,000

Approximate average FHLB advance
  outstanding...........................      --      --     5,000        5,000        5,000

Approximate weighted average rate paid
 on FHLB advances.......................      --%     --%     5.67%        5.55%        5.34%

COMPETITION

     The Bank faces intense competition in its primary market area for the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits has historically come from commercial banks, credit unions, other thrifts operating in its market area, and other financial institutions such as brokerage firms and insurance companies. As of September 30, 1997, there were 12 commercial banks and no other thrifts operating in Rutherford and Bedford Counties, Tennessee. Particularly in times of high interest rates, the Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Bank's competition for loans comes from commercial banks, thrift institutions, credit unions and mortgage bankers. Such competition for deposits and the origination of loans may limit the Bank's growth in the future. See "RISK FACTORS -- Competition."

SUBSIDIARY ACTIVITIES

     Federal savings associations generally may invest up to 3% of their assets in service corporations, provided that at least one-half of any amount in excess of 1% is used primarily for community, inner-city and community development projects.

     The Bank had three service corporation subsidiaries in dissolution as of September 30, 1997. The subsidiaries were either inactive or engaged in an insignificant level of activities that the Bank is legally permitted to engage in directly.

TRUST DEPARTMENT

     The OTS granted trust powers to the Bank on December 13, 1991. The Bank is one of the few banks in the Bank's primary market area providing a broad range of trust services. These services include acting as trustee under a living trust, a Standby Trust or Testamentary Trust; acting as personal representative; agency services, including custody accounts, agent for the trustee, and agent for the personal representative; and trustee and agent services for accounts subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition to providing fiduciary and investment advisory services, the Bank provides employee benefit services, such as Self-Directed Individual Retirement Accounts ("IRAs"). At September 30, 1997, trust assets under management totalled approximately $185.9 million.

PROPERTIES

     The following table sets forth certain information regarding the Bank's offices at September 30, 1997, all of which are owned except as noted.



                                                            Approximate
Location                                 Year Opened       Square Footage      Deposits
--------                                 -----------       --------------      --------
                                                                              (In thousands)
Main Office:

114 W. College Street                        1974             32,385           $174,076
Murfreesboro, Tennessee 37130

Branch Offices:

804 S. Tennessee Boulevard (1)               1983                578              2,477
Murfreesboro, Tennessee 37130

1745 Memorial Boulevard                      1984              1,500              8,868
Murfreesboro, Tennessee 37129

1645 N.W. Broad Street                       1995              1,500              5,525
Murfreesboro, Tennessee 37130

123 Cason Lane (2)                           1997              1,967             10,810
Murfreesboro, Tennessee 37130

604 N. Main Street                           1958              1,500             17,647
Shelbyville, Tennessee 37160

269 S. Lowry Street                          1972              3,898             22,202
Smyrna, Tennessee 37167

Hazelwood Drive and Nashville Highway        1997              1,100                266
Smyrna, Tennessee 37167


                      (table continued on following page)

                                                                Approximate
Location                                     Year Opened       Square Footage     Deposits
--------                                     -----------       --------------     --------
                                                                                  (In thousands)
Almaville Road and Interstate 24 East (3)        1997                935             112
Smyrna, Tennessee 37167

Loan Production Office:

236 Public Square (4)
Franklin, Tennessee 37604                        1985              1,200             N/A

____________
(1) The Bank has received approval from the OTS to relocate this office to Southeast Broad and Rutherford Boulevard.
(2) The Bank relocated this office from 110 John R. Rice Boulevard, Murfreesboro, Tennessee, effective June 16, 1997.
(3)  Lease expires in April 2001 with a 5-year option to renew.
(4)  Leased month-to-month.

     The Bank owns two commercial building lots for future branch office development. The lots are located on U.S. Highway 231 South, Murfreesboro, Tennessee, and State Highway 96 N.E., Murfreesboro, Tennessee. To date, the Bank has not contracted with an architect or builder and has not filed the required regulatory notices to establish branch offices at either of these locations.

     The Bank uses the services of an outside service bureau for its significant data processing applications. At September 30, 1997, the Bank had 15 proprietary automated teller machines. At September 30, 1997, the net book value of the Bank's office properties and the Bank's fixtures, furniture and equipment was $7.9 million.

PERSONNEL

     As of September 30, 1997, the Bank had 132 full-time and 35 part-time employees, none of whom is represented by a collective bargaining unit. The Bank believes its relationship with its employees is good.

LEGAL PROCEEDINGS

     Periodically, there have been various claims and lawsuits involving the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. The Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Bank.

                       MANAGEMENT OF THE HOLDING COMPANY

     Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of nine persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of Messrs. Brown, Huddleston and Haynes, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Crosslin, Loughry and Cope, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Durham, Elam and Knight, has a term of office expiring at the third annual meeting of stockholders.

     The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

     Name                          Position
     ----                          --------
     William H. Huddleston, III    Chairman of the Board
     Gary Brown                    Vice Chairman of the Board
     Ed C. Loughry, Jr.            President and Chief Executive Officer
     Ronald F. Knight              Executive Vice President and Chief Operating Officer
     Hillard C. "Bud" Gardner      Senior Vice President and Chief Financial Officer
     William S. Jones              Senior Vice President
     Ira B. Lewis, Jr.             Vice President and Secretary

     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE BANK -- Biographical Information."

                            MANAGEMENT OF THE BANK

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of the Bank is presently composed of nine members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Bank. The executive officers of the Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Bank.

                                   DIRECTORS

                                                                                                Current
                                                                                    Director    Term
Name                            Age (1)    Position with Bank                       Since       Expires
----                            -------    ------------------                       ------      -------
William H. Huddleston, III        68       Chairman of the Board                    1967        1997
Gary Brown                        55       Vice Chairman of the Board               1984        1997
Ed C. Loughry, Jr.                55       Director, President and Chief            1982        1998
                                           Executive Officer
Ronald F. Knight                  47       Director, Executive Vice President       1990        1999
                                           and Chief Operating Officer
Frank E. Crosslin, Jr.            61       Director                                 1985        1998
Tim J. Durham                     44       Director                                 1986        1999
Ed Elam                           57       Director                                 1977        1999
James C. Cope                     48       Director                                 1992        1998
Terry G. Haynes                   40       Director                                 1997        1997

                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


Name                        Age (1)      Position with Bank
----                        -------      ------------------
Hillard C. "Bud" Gardner      49         Senior Vice President and Chief Financial Officer
David W. Hopper               54         Senior Vice President and Trust Officer
William S. Jones              37         Senior Vice President and Trust Officer/Investor Relations
Ira B. Lewis, Jr.             51         Vice President/CRA Compliance Officer and Secretary
R. Dale Floyd                 47         Senior Vice President
M. Glenn Layne                43         Vice President
Joy B. Jobe                   53         Vice President

_____________________
(1)  As of September 30, 1997.

BIOGRAPHICAL INFORMATION

     Set forth below is certain information regarding the Directors and executive officers of the Bank. Unless otherwise stated, each Director and executive officer has held his current occupation for the last five years. There are no family relationships among or between the Directors or executive officers.

     William H. Huddleston, III is a Civil Engineer and has been a part-time employee of Huddleston-Steele Engineering, Inc., an engineering company, Murfreesboro, Tennessee, since 1994. Prior to that time, Mr. Huddleston was President and Chief Executive Officer of Huddleston Engineering, Inc. from 1955 to until 1993. Mr. Huddleston is Chairman of the Public Building Authority of Rutherford County and is a director of the Christy/Houston Foundation.


     Ed C. Loughry, Jr. joined the Bank in 1968 and has served as President and Chief Executive Officer of the Bank since 1982. Mr. Loughry has served on the Boards of Directors of the Rutherford County Chamber of Commerce, United Way and Heart Fund, and currently serves as a director of the FHLB of Cincinnati, Tennessee Bankers Association, Rutherford County 20/20 and the Murfreesboro Conference Center Authority. He was selected Business Person of the Year in 1993 by the Chamber of Commerce.

     Ronald F. Knight joined the Bank in 1972 and has served as Executive Vice President and Chief Operating Officer since 1982. Mr. Knight serves on the Board of Directors of the Rutherford County Chamber of Commerce, the Tennessee Housing Development Agency, and is a committee member of the United Way and is co-founder of a local charity, "Christmas For The Children." Mr. Knight has also served as a director of the Tennessee Bankers Association.

     Gary Brown is the owner and manager of Roscoe Brown, Inc., a heating and air conditioning company, Murfreesboro, Tennessee. Mr. Brown is a member of the Murfreesboro Water Sewer Department Board, the Electrical Examining Board and the Middle Tennessee State University Foundation Board.


     Frank E. Crosslin, Jr. is President and Chairman of the Board of Crosslin Supply Company, Inc., a building supply company, Smyrna, Tennessee. Mr. Crosslin is a member of the Rutherford County Industrial Bond Board, the Public Building Authority of Rutherford County and the Smyrna Economic Development Board. Mr. Crosslin is also a past director of the Tennessee Housing Development
Agency.

     Tim J. Durham is the owner of Durham Realty & Auction, Inc., a real estate and auction service company, Murfreesboro, Tennessee. Mr. Durham is also a partner in D&H Development Co., commercial and residential developers. He is a member of the Murfreesboro Water and Sewer Board. He served on the Murfreesboro Planning

Commission for eight years and is a former member of the Board of Zoning Appeals. Mr. Durham is past President and Director of the Rutherford County Board of Realtors.

     Ed Elam is the Rutherford County Clerk, Murfreesboro, Tennessee, a position he has held since 1973. Mr. Elam is a member of the Christy/Houston Foundation Board and the Evergreen Cemetery Board.

     James C. Cope is a partner in the law firm, Murfree, Cope, Hudson & Scarlett, Murfreesboro, Tennessee. Mr. Cope serves as attorney for Rutherford County, Tennessee, Middle Tennessee Electric Membership Corporation, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general civil practice of law. He was past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.

     Terry G. Haynes is the Chief Executive Officer, General Manager and Chief Operating Officer of Haynes Bros. Lumber Co., a retail building supply dealer located in Murfreesboro, Tennessee. Mr. Haynes is the Chairman of the Rutherford County Chamber of Commerce.

     Hillard C. "Bud" Gardner joined the Bank in 1981 and has been Senior Vice President and Chief Financial Officer since 1982. Mr. Gardner is a member of the Tennessee Society of Certified Public Accountants, the Security for Public Deposit Task Force, the American Institute of Certified Public Accountants and the Optimist International.

     David W. Hopper joined the Bank in 1992 and has been Senior Vice President and Trust Officer since that time. Mr. Hopper is a member of the Murfreesboro Rotary Club, the Hospice of Murfreesboro, and the Murfreesboro School Board.

     William S. Jones joined the Bank in 1992 and has been Senior Vice President since January 1997. Prior to that time, Mr. Jones was Vice President/Senior Vice President and Trust Officer of the Bank. Mr. Jones is an executive officer and a member of the Board of Trustees of the Middle Tennessee State University Foundation and a member of the Board of Trustees of the Middle Tennessee Medical Center Foundation.

     Ira B. Lewis, Jr. joined the Bank in 1993 and has been Vice President/CRA Compliance Officer and Secretary since January 1996. Before joining the Bank, Mr. Lewis was a Field Examiner and Field Manager of the OTS's Nashville Area Office, an affiliate office of the OTS Central Regional Office, Chicago, Illinois.

     R. Dale Floyd joined the Bank in September 1987 and has been Senior Vice President since October 1988. As Senior Vice President, he supervises the Bank's mortgage lending activities, including originations, construction and land development lending and mortgage loan servicing. Mr. Floyd's civic activities include participation in Leadership Rutherford, Habitat for Humanity, Stones River Ducks Unlimited and Kids Castle Volunteers. Mr. Floyd is also a member of the Affordable Housing Advisory Council of the City of Murfreesboro.


     M. Glenn Layne joined the Bank in August 1994 with over 17 years of banking experience and has served as Vice President and Manager of Commercial and Consumer Lending since that time. Before joining the Bank Mr. Layne served as Vice President and Manager of a Commercial Lending Group with Sun Trust Bank. Mr Layne is an active member of the Murfreesboro Downtown Lions Club and the Belle Aire Baptist Church.


     Joy B. Jobe joined the Bank in May 1995 with over 24 years of banking experience and serves as Vice President of Retail Banking and Business Development. Before joining the Bank Ms. Jobe was a Commercial Loan Officer, Relationship Manager and Assistant Vice President with Sun Trust Bank. Ms. Jobe is a member of the Rotary Club and the American Red Cross.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Bank is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended December 31, 1996, the Board of Directors held 12 regular meetings and no special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served.

     The Executive Committee, consisting of Directors Huddleston (Chairman), Elam, Brown, Loughry and Knight, has the authority to act on behalf of the Board of Directors in the event of an emergency. The Executive Committee did not met during the year ended December 31, 1996.

     The full Board of Directors functions as a personnel committee responsible for all personnel issues, including recommending compensation levels for all employees and senior management to the Board of Directors. The Board of Directors, functioning as a personnel committee, met 12 times during the year ended December 31, 1996.

     The Audit Committee, consisting of Directors Durham (Chairman), Elam, Crosslin and Haynes, receives and reviews all reports prepared by the Bank's external and internal auditor. The Committee meets semi-annually in April and October to review the reports issued by the internal auditor and the external auditor. The Audit Committee met twice during the year ended December 31, 1996.

     The Chairman of the Board annually appoints three directors to serve as the Nominating Committee for the annual selection of management's nominees for election as directors. The Nominating Committee met once during the year ended December 31, 1996.

     The Bank also maintains standing Loan, Investment, Asset Classification, Asset/Liability Management, Trust and Compliance Committees.

DIRECTORS' COMPENSATION

     All directors, other than the Chairman of the Board and the Vice-Chairman of the Board, receive a monthly fee of $1,000. The Chairman of the Board receives a monthly fee of $1,200 and the Vice-Chairman of the Board receives a monthly fee of $1,050. Outside directors receive an additional fee of $100 per Executive Committee, Audit Committee and Trust Committee meeting attended. Directors' fees totalled $72,000 for the year ended December 31, 1996. Following consummation of the Conversion, directors' fees will continue to be paid by the Bank and, initially, no separate fees are expected to be paid for service on the Holdings Company's Board of Directors.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following information is furnished for Messrs. Loughry and Knight for the year ended December 31, 1996.

                                    Annual Compensation(1)
                         -----------------------------------------
Name and                                           Other Annual      All Other
Position                 Year   Salary    Bonus    Compensation(2)   Compensation(3)
--------                 ----   ------    -----    ---------------   ---------------
Ed C. Loughry, Jr.       1996   $140,000  $43,120         --             $18,432
President and Chief
Executive Officer

Ronald F. Knight         1996    120,000   36,960         --              16,332
Executive Vice
President and Chief
Operating Officer

___________________
(1) Compensation information for the years ended December 31, 1995 and 1994 has been omitted as the Bank was not a public company nor a subsidiary thereof at such time.
(2) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3) Includes employer paid medical, dental, group term life and disability insurance premiums and employer 401(k) and pension plan contributions.

     EMPLOYMENT AGREEMENTS. In connection with the Conversion, the Holding Company and the Bank (collectively, the "Employers") will enter into three-year employment agreements ("Employment Agreements") with Messrs. Loughry and Knight (individually, the "Executive"). Under the Employment Agreements, the initial salary levels for Messrs. Loughry and Knight will be $162,000 and $135,000, respectively, which amounts will be paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The Employment Agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at September 30, 1997 and that each Executive elected to receive a lump sum cash payment, Messrs. Loughry and Knight would be entitled to payments of approximately $566,000 and $491,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     SEVERANCE AGREEMENTS. In connection with the Conversion, the Holding Company and the Bank will enter into severance agreements with senior officers of the Bank. On each anniversary of the commencement date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. It is anticipated that the severance agreements will have initial terms of two years.

     The severance agreements will provide for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares,
(b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     Assuming that a change in control had occurred at September 30, 1997, and excluding any other benefits due under the severance agreements, the aggregate value of the severance benefits payable to the seven officers would be approximately $650,000.

     KEY PERSONNEL SEVERANCE COMPENSATION PLAN. In connection with the Conversion, the Board of Directors of the Bank intends to adopt the Severance Plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Bank. In general, all officers (except for officers who enter into separate employment or severance agreements with the Holding Company and the Bank) will be eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of the Holding Company or the Bank, eligible officers, who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Bank. However, the maximum payment for any eligible employee would be equal to three months of their then current compensation.. Assuming that a change in control had occurred at September 30, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $116,000.

BENEFITS

     GENERAL. The Bank currently pays 100% of the premiums for medical, life and disability insurance benefits for full-time employees, subject to certain deductibles.

     DEFINED BENEFIT PLAN. The Bank formerly maintained a non-contributory defined benefit pension plan for the benefit of eligible employees. The plan was terminated by resolution of the Board of Directors effective December 31, 1997. The plan covered all employees who completed one year of service and attained the age of 21 years. The normal retirement benefit, payable at age 65, was a monthly amount equal to 1.2% times the participant's years of service up to 25 years. Optional forms of benefit included, at the participant's election, a lump sum distribution or various annuity forms of distribution. The plan also provided for payment of benefits reduced on an actuarial basis if the participant elected early retirement at age 60 with 10 years of service and unreduced benefits if the participant elected early retirement at age 55 with 30 years of service. Benefits under the plan were not subject to offset for social security benefits. Pension expense for the fiscal year ended December 31, 1996 was $170,000. As of September 30, 1997, Messrs. Loughry and Knight had 30 and 26 years, respectively, of credited service under the plan.

     The following table illustrates annual pension benefits payable at normal retirement age, based on various levels of compensation and years of service.

Highest Five-Year
Average Annual                         Years of Service
                         ---------------------------------------------
Compensation               5        10        15        25       35
--------------           -----    ------    ------    ------    ------
$ 10,000...........       $600    $1,200    $1,800    $3,000    $3,000
  20,000...........      1,200     2,400     3,600     6,000     6,000
  30,000...........      1,800     3,600     5,400     9,000     9,000
  40,000...........      2,400     4,800     7,200    12,000    12,000
  60,000...........      3,600     7,200    10,800    18,000    18,000
  80,000...........      4,800     9,600    14,400    24,000    24,000
 100,000...........      6,000    12,000    18,000    30,000    30,000
 120,000...........      7,200    14,400    21,600    36,000    36,000

     401(K) SAVINGS PLAN. The Bank maintains the Cavalry Banking 401(k) Savings Plan ("401(k) Plan") for the benefit of eligible employees of the Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the 401(k) Plan. Participants may contribute from 1%-15% of their annual compensation to the 401(k) Plan through a salary reduction election. The Bank matches participant contributions on a discretionary basis to a maximum of 3% of compensation contributed by the participant. In addition to employer matching contributions, the Bank may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. To be eligible to receive a discretionary employer contribution, the participant must complete 1,000 hours of service during the plan year and remain employed by the Bank on the last day of the plan year. Participants are at all times 100% vested in all contributions. For the year ended December 31, 1996, the Bank incurred total contribution-related expenses of $143,000 in connection with the 401(k) Plan.

     Generally, the investment of 401(k) Plan assets is managed by the Bank's Trust Department which serves as the 401(k) Plan trustee. In connection with the Conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of their 401(k) Plan account balance to purchase shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

     EMPLOYEE STOCK OWNERSHIP PLAN. The Board of Directors has authorized the adoption by the Bank of an ESOP for employees of the Bank to become effective upon the completion of the Conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the ESOP.

     In order to fund the purchase of up to 8% of the Common Stock to be issued in the Conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the Common Stock. The loan to the ESOP will be repaid principally from the Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated 12-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the Conversion. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the Common Stock issued in the Conversion, such additional shares will be acquired following the Conversion through open market purchases.

     In any plan year, the Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by the Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

     Participants will vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of one year of participation. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     It is anticipated that members of the Board of Directors or officers of the Bank will be appointed by the Board of Directors to serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

     Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Comparison of Operating Results for the Nine Months Ended September 30, 1997 and 1996."

     If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

     The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Bank intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Bank expects that a favorable determination letter will be received by the ESOP.

     STOCK OPTION PLAN. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

     The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Bank, and to reward officers and key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Bank. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

     A number of authorized shares of Common Stock equal to 10% of the number of shares of Common Stock issued in connection with the Conversion will be reserved for future issuance under the Stock Option Plan (655,500 shares based on the issuance of 6,555,000 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

     The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

     Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan.

     It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option plan is implemented within the first year following consummation of the Conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that if the Stock Option Plan is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Bank.

     Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

     Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

     Although no specific award determinations have been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

     MANAGEMENT RECOGNITION PLAN. Following the Conversion, the Board of Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Bank, subject to shareholder approval. The MRP will enable the Holding Company and the Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Bank. The MRP will comply with all applicable regulatory requirements. However, the MRP will not be approved or endorsed by the OTS. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the Conversion.

     The MRP expects to acquire a number of shares of Common Stock equal to 4% of the Common Stock issued in connection with the Conversion (262,200 shares based on the issuance of 6,555,000 shares in the Conversion at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Bank to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment

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of all funds contributed by the Holding Company or the Bank to the MRP Trust.
The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

     Shares of Common Stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under OTS regulations, if the MRP is implemented within the first year following consummation of the Conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRP is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Bank.

     A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

TRANSACTIONS WITH THE BANK

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank's policy is not to make any new loans or extensions of credit to the Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by the Bank to its executive officers and directors was approximately $609,000 at September 30, 1997, or approximately 0.71% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).

     President and Chief Executive Officer Ed C. Loughry, Jr.'s wife is a principal partner in an insurance agency from which the Bank purchases some of its insurance coverage. Mr. Loughry has no ownership interest in

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the insurance agency and does not participate in its business affairs. Mrs.
Loughry is not paid any direct commissions on sales to the Bank. Premiums paid to the insurance agency by the Bank amounted to approximately $88,000 and $68,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     Director Cope's law firm provides periodic routine legal services to the Bank. The Bank paid legal fees to the firm of approximately $25,000 and $11,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Neither of these amounts represented more than 5% of the law firm's gross revenues for the law firm's last full fiscal year.

     Periodically, the Bank has used the services of Director Brown's heating and air conditioning company for maintenance and repair work to the Bank's office facilities. The Bank paid to Mr. Brown's company approximately $8,000 and $6,000 during the year ended December 31, 1996 and the nine months ended September 30, 1997 for work performed.

                                  REGULATION

GENERAL

     The Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended ("HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Bank's mortgage documents. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Holding Company, the Bank and their operations. The Holding Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the OTS and the Securities and Exchange Commission ("SEC").

FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

     OFFICE OF THRIFT SUPERVISION. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

     FEDERAL HOME LOAN BANK SYSTEM. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner. The Bank, as a member of the FHLB-Cincinnati, is required to acquire and hold shares of capital stock in the FHLB-Cincinnati in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential

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

mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (borrowings) from the FHLB-Cincinnati. The Bank is in compliance with this requirement with an investment in FHLB-Cincinnati stock of $1.6 million at September 30, 1997. Among other benefits, the FHLB-Cincinnati provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Cincinnati.

     FEDERAL DEPOSIT INSURANCE CORPORATION. The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The FDIC maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Bank's deposits, the FDIC has examination, supervisory and enforcement authority over all savings associations.

     The Bank's deposit accounts are insured by the FDIC under the SAIF to the maximum extent permitted by law. The Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital ("well capitalized," "adequately capitalized" or "undercapitalized"), which are defined in the same manner as the regulations establishing the prompt corrective action system under the FDIA as discussed below. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken. The Bank's assessments expensed for the year ended December 31, 1996 equaled $1.2 million.

     Pursuant to the DIF Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of 0.065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980's to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

     The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Bank.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Bank.

     LIQUIDITY REQUIREMENTS. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and

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

specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 5.0%) of its net withdrawable accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     PROMPT CORRECTIVE ACTION. Under Section 38 of the FDIA, as added by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be
(i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

     An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

     At September 30, 1997, the Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

     STANDARDS FOR SAFETY AND SOUNDNESS. The FDIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting;
(iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The federal banking agencies recently adopted final regulations and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

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

     QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either become a national bank or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

     Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Federal Home Loan Mortgage Corporation or FNMA. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At September 30, 1997, the qualified thrift investments of the Bank were approximately 70.6% of its portfolio assets.

     CAPITAL REQUIREMENTS. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. The Holding Company is not subject to any minimum capital requirements.

     OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. An institution that fails to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "--Federal Regulation of Savings Associations -- Prompt Corrective Action."

     As required by federal law, the OTS has proposed a rule revising its minimum core capital requirement to be no less stringent than that imposed on national banks. The OTS has proposed that only those savings associations rated a composite one (the highest rating) under the CAMEL rating system for savings associations will

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

be permitted to operate at or near the regulatory minimum leverage ratio of 3%. All other savings associations will be required to maintain a minimum leverage ratio of 4% to 5%. The OTS will assess each individual savings association through the supervisory process on a case-by-case basis to determine the applicable requirement. No assurance can be given as to the final form of any such regulation, the date of its effectiveness or the requirement applicable to the Bank.

     Savings associations also must maintain "tangible capital" not less than 1.5% of the Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

     Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

     The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

     The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and
                               ----
outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu

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

of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

     See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Bank's historical amounts and percentages at September 30, 1997 and pro forma amounts and percentages based upon the assumptions stated therein.

     LIMITATIONS ON CAPITAL DISTRIBUTIONS. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

     A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully
                           ----
phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. A Tier 3 savings association has capital below the minimum capital requirement (either before or after the proposed capital distribution). A Tier 3 savings association may not make any capital distributions without prior approval from the OTS.

     The Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

     LOANS TO ONE BORROWER. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At September 30, 1997, the Bank's limit on loans to one borrower was $9.7 million. At September 30, 1997, the Bank's largest aggregate amount of loans to one borrower was $6.1 million.

     ACTIVITIES OF ASSOCIATIONS AND THEIR SUBSIDIARIES. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

     The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the

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FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

     TRANSACTIONS WITH AFFILIATES. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Bank to an affiliate must be secured by collateral in accordance with Section 23A.

     Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all FDIC-insured banks. The Bank has not been significantly affected by the rules regarding transactions with affiliates.

     The Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations generally require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Generally, Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     COMMUNITY REINVESTMENT ACT. Under the federal CRA, all federally-insured financial institutions have a continuing and affirmative obligation consistent with safe and sound operations to help meet all the credit needs of its delineated community. The CRA does not establish specific lending requirements or programs nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to meet all the credit needs of its delineated community. The CRA requires the federal banking agencies, in connection with regulatory examinations, to assess an institution's record of meeting the credit needs of its delineated community and to take such record into account in evaluating regulatory applications to establish a new branch office that will accept deposits, relocate an existing office, or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution, among others. The CRA requires public disclosure of an institution's CRA rating. The Bank received a "satisfactory" rating as a result of its latest evaluation.

     REGULATORY AND CRIMINAL ENFORCEMENT PROVISIONS. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount

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to $27,500 per day, or $1.1 million per day in especially egregious cases. Under the FDIA, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

SAVINGS AND LOAN HOLDING COMPANY REGULATIONS

     HOLDING COMPANY ACQUISITIONS. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

     HOLDING COMPANY ACTIVITIES. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution,
(iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

     QUALIFIED THRIFT LENDER TEST. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

BANK HOLDING COMPANY REGULATION

     GENERAL. Upon consummation of the Bank Conversion, the Holding Company would become a bank holding company and would register as such with the Federal Reserve. Bank holding companies are subject to comprehensive regulation by the Federal Reserve under the BHCA and the regulations of the Federal Reserve. As a bank holding company, the Holding Company will be required to file with the Federal Reserve annual reports and such additional information as the Federal Reserve may require and will be subject to regular examinations by the Federal Reserve. The Federal Reserve also has extensive enforcement authority over bank holding companies, including, among other things, the ability to asses civil money penalties to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

     Under the BHCA, a bank holding company must obtain Federal Reserve approval before: (1) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the

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majority of such shares); (2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company.

     Any direct or indirect acquisition by a bank holding company or its subsidiaries of more than 5% of the voting shares of, or substantially all of the assets of, any bank located outside of the state in which the operations of the bank holding company's banking subsidiaries are principally conducted, may not be approved by the Federal Reserve unless the laws of the state in which the bank to be acquired is located specifically authorize such an acquisition. Most states have authorized interstate bank acquisitions by out-of-state bank holding companies on either a regional or a national basis, and most such statutes require the home state of the acquiring bank holding company to have enacted a reciprocal statute. Tennessee law permits on out-of-state bank holding company to acquire banks or bank holding companies located in Tennessee subject to the requirements that the laws of the state in which the acquiring bank holding company is located permit bank holding companies located in Tennessee to acquire banks or bank holding companies in the acquiror's state and that the Tennessee bank sought to be acquired has been in existence for at least five years.

     The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve includes, among other things, operating a savings institutions, mortgage company, finance company, credit card company or factoring company, performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Holding Company has no present plans to engage in any of these activities.

     DIVIDENDS. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality and overall financial condition. The Federal Reserve also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve pursuant to FDICIA, the Federal Reserve may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized." See "-- Federal Regulation of the Bank -- Prompt Corrective Action."

     Bank holding companies are required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption of it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve order, or any condition imposed by, or written agreement with, the Federal Reserve.

     CAPITAL REQUIREMENTS. The Federal Reserve has established capital requirements for bank holding companies that generally parallel the capital requirements for national banks under the Office of the Comptroller of the Currency's regulations. The Federal Reserve regulations provide that capital standards will generally be applied on a bank only (rather than on a consolidated) basis in the case of a bank holding company with less than $150 million in total consolidated assets. SEE "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE."

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                                   TAXATION

FEDERAL TAXATION

     GENERAL. The Holding Company and the Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Holding Company.

     BAD DEBT RESERVE. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

     In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

     DISTRIBUTIONS. To the extent that the Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Bank's taxable income. Nondividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the

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payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

     CORPORATE ALTERNATIVE MINIMUM TAX. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax is paid.

     DIVIDENDS-RECEIVED DEDUCTION. The Holding Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Bank will not file a consolidated tax return, except that if the Holding Company or the Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

     AUDITS. The Bank's federal income tax returns have not been audited within the past five years.

STATE TAXATION


     GENERAL. The following is a summary of certain Tennessee state tax considerations relating to the Stock Conversion and the Bank Conversion, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. Investors should consult their own tax advisors with respect to the application of Tennessee state tax laws to their particularly situations, as well as any consequences arising under the laws of any other state, local or foreign tax jurisdiction.

     TENNESSEE. Tennessee imposes franchise and excise taxes. The franchise tax ($0.25 per $100) is applied either to the Bank's apportioned net worth or the value of property owned and used in Tennessee, whichever is greater, as of the close of the Bank's fiscal year. The excise tax (6%) is applied to net earnings derived from business done in Tennessee. Under Tennessee regulations, bad debt deductions are deductible from the excise tax. There have not been any audits of the Bank's state tax returns during the past five years.


     Any cash dividends, in excess of a certain exempt amount, that are paid with respect to the Common Stock to a shareholder (including a partnership and certain other entities) who is a resident of the State of Tennessee will be subject to the Tennessee income tax which is levied at a rate of six percent. Any distribution by a corporation from earnings according to percentage ownership is considered a dividend, and the definition of a dividend for Tennessee income tax purposes may not be the same as the definition of a dividend for federal income tax purposes. A corporate distribution may be treated as a dividend for Tennessee tax purposes if it is made from funds that exceed the corporation's earned surplus and profits under certain circumstances.

                                THE CONVERSION

     THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO ITS APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE THEREON AND TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.

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

GENERAL


     On August 7, 1997, the Board of Directors of the Bank unanimously adopted, and on December 11, 1997 unanimously amended, the Plan of Conversion, pursuant to which the Bank will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank and, in the discretion of the Board of Directors, subsequently convert to a Tennessee-chartered commercial bank held by the Holding Company, a newly formed Tennessee corporation. THE FOLLOWING DISCUSSION OF THE PLAN OF CONVERSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF CONVERSION, WHICH IS ATTACHED AS EXHIBIT A TO THE BANK'S PROXY STATEMENT AND IS AVAILABLE TO MEMBERS OF THE BANK UPON REQUEST. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion subject to its approval by the members of the Bank entitled to vote on the matter at a Special Meeting called for that purpose to be held on ___________ __, 1998, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     If the Board of Directors of the Bank decides for any reason, such as possible delays resulting from overlapping regulatory processing or policies or conditions that could adversely affect the Bank's or the Holding Company's ability to consummate the Stock Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies, at any time prior to the issuance of the Common Stock, not to use the holding company form of organization in implementing the Stock Conversion, the Plan of Conversion will be amended to not use the holding company form of organization in the Stock Conversion. In the event that such a decision is made, the Bank will promptly refund all subscriptions or orders received together with accrued interest, will withdraw the Holding Company's registration statement from the SEC and will take all steps necessary to complete the Stock Conversion and proceed with a new offering without the Holding Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, the Bank will issue and sell the common stock of the Bank. There can be no assurance that the OTS would approve the Stock Conversion if the Bank decided to proceed without the Holding Company. The following description of the Plan of Conversion assumes that a holding company form of organization will be utilized in the Stock Conversion. In the event that a holding company form of organization is not utilized, all other pertinent terms of the Plan of Conversion as described below will apply to the conversion of the Bank from mutual to stock form of organization and the sale of the Bank's common stock.

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

     The Stock Conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Bank, the issuance of all the Bank's capital stock to be outstanding upon consummation of the Stock Conversion to the Holding Company, the offer and sale of the Common Stock of the Holding Company and, if undertaken, the Bank Conversion. Upon issuance of the Bank's shares of capital stock to the Holding Company, the Bank will be a wholly owned subsidiary of the Holding Company. If undertaken, the Bank Conversion, whereby the Bank would convert to a Tennessee-chartered commercial bank, would be undertaken after the Stock Conversion. Pursuant to the Plan of Conversion, 4,845,000 to 6,555,000 shares of Common Stock are being offered for sale by the Holding Company at the Purchase Price of $10.00 per share. As part of the Stock Conversion, the Bank will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of Common Stock by the Holding Company.

     The Plan of Conversion provides generally that: (i) the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription Offering will be offered in a Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community, and then to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; (iv) the Holding Company will purchase all of the capital stock of the Bank to be issued in connection with the Conversion; and (v) subject to the discretion of the Board of Directors, the Bank would convert to a Tennessee-chartered commercial bank. The Stock Conversion will be effected only upon completion of the sale of at least $48,450,000 of Common Stock to be issued pursuant to the Plan of Conversion.

     As part of the Stock Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of June 30, 1996); (ii) the Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1997); and (iv) Other Members (depositors of the Bank as of ____________ __, 1997 and borrowers of the Bank with loans outstanding as of January 24, 1991, which continue to be outstanding as of ___________ __, 1997).

     Shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given to natural persons and trusts of natural persons residing in the Local Community. The Direct Community Offering, if one is held, is expected to begin immediately after the Expiration Date, but may begin at any time during the Subscription Offering. Shares of Common Stock not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Stock Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Bank.

     No sales of Common Stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offerings unless the Plan of Conversion is approved by the members of the Bank.

     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Bank as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Stock

Conversion is terminated, the Bank would be required to charge all Stock Conversion expenses against current income.

     Orders for shares of Common Stock will not be filled until at least 4,845,000 shares of Common Stock have been subscribed for or sold and the OTS approves the final valuation and the Stock Conversion closes. If the Stock Conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Stock Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Stock Conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Bank's passbook rate from the date payment is received until the Stock Conversion is terminated.

PURPOSES OF CONVERSION

     The Board of Directors and management believe that the Conversion is in the best interests of the Bank, its members and the communities it serves. The Bank's Board of Directors has formed the Holding Company to serve as a holding company, with the Bank as its subsidiary, upon the consummation of the Conversion. By converting to the stock form of organization, the Holding Company and the Bank will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of the Bank believes that the Conversion offers a number of advantages which will be important to the future growth and performance of the Bank. The capital raised in the Conversion is intended to support the Bank's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Conversion is also expected to afford the Bank's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Bank. The Conversion will also enable the Holding Company and the Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. The Bank, as a mutual savings bank, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

EFFECTS OF CONVERSION TO STOCK FORM ON DEPOSITORS AND BORROWERS OF THE BANK

     VOTING RIGHTS. Savings members and borrowers will have no voting rights in the converted Bank or the Holding Company and therefore will not be able to elect directors of the Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Bank. Subsequent to the Stock Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     After the Bank Conversion, if undertaken, holders of savings accounts in and obligors on loans of the Bank will not have voting rights in the Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Common Stock, account holders and borrowers of the Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Bank's capital stock.

     SAVINGS ACCOUNTS AND LOANS. The Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect

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the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Bank.

     TAX EFFECTS. The Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Bank in its mutual or stock form by reason of the Stock Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Bank immediately after the Stock Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Bank immediately after the Stock Conversion will be the same as the tax basis of their accounts immediately prior to Stock Conversion;
(iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Stock Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below; and (vii) if the Bank Conversion is undertaken, the Bank (as a Tennessee-chartered commercial bank), will be required to restate its tax reserve for bad debt to a level generally based on its bad debt experience and the excess of the restated amount is required to be included in its taxable income ratably over a six year period. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. Ferguson, a financial consulting firm retained by the Bank, whose findings are not binding on the IRS, has issued a letter indicating that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

     The Bank has also received an opinion from Bass, Berry & Sims PLC, Nashville, Tennessee, that, assuming the Conversion does not result in any federal income tax liability to the Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Tennessee income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and Bass, Berry & Sims PLC and the letter from Ferguson are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor in the Bank would receive a pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in the Bank at the time of liquidation.

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

     After the Stock Conversion, holders of withdrawable deposit(s) in the Bank, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Bank. However, pursuant to OTS regulations, the Bank shall, at the time of the Stock Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Bank subsequent to the Stock Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Bank subsequent to June 30, 1996 or December 31, 1997 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to June 30, 1996 or December 31, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on June 30, 1996 or December 31, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Bank (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

     If undertaken, the Bank Conversion shall not be deemed to be a complete liquidation of the Bank for purposes of the distribution of the liquidation account. The liquidation account, and all rights and obligations of the Bank in connection therewith, would be assumed by the Bank as a Tennessee-chartered commercial bank.

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

     SUBSCRIPTION OFFERING. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Common Stock have been issued to persons and entities entitled to purchase the Common Stock in the Subscription Offering. The amount of the Common Stock which these parties may purchase will be subject to the availability of the Common Stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Common Stock is available. These priorities are as follows:


     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Bank as of June 30, 1996 will receive nontransferable Subscription Rights to subscribe for up to the greater of $655,500 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Bank in the one year period preceding June 30, 1996 are subordinated to the Subscription Rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 10% of the shares of Common Stock issued in the Stock Conversion. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Stock Conversion. In the event the number of shares offered in the Stock Conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock. However, the ESOP may purchase all or part of its shares in the open market after the consummation of the Conversion.


     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of December 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of $655,500 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.


     Category 4: Other Members. Each depositor of the Bank as of the Voting Record Date (_________ __, 1997) and each borrower with a loan outstanding on January 24, 1991, which continues to be outstanding as of the Voting Record Date will receive nontransferable Subscription Rights to purchase up to $655,500 of Common Stock in the Stock Conversion to the extent shares are available following subscriptions by Eligible Account Holders, the Bank's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SUCH SHARES SOLELY FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF SUCH SHARES. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY.

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     The Holding Company and the Bank will make reasonable attempts to provide a
Prospectus and related offering materials to holders of Subscription Rights. However, the Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at 12:00 Noon, Central Time, on the Expiration Date, whether or not the Bank has been able to locate each person entitled to such Subscription Rights. ORDERS FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING RECEIVED IN HAND BY THE BANK AFTER THE EXPIRATION DATE WILL NOT BE ACCEPTED.
The Subscription Offering may be extended by the Holding Company and the Bank up to __________ __, 1998 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed by ___________ __, 1998 (or ___________ __, 1998, if the Subscription Offering is fully extended), all funds received will be promptly returned with interest at the Bank's passbook rate and all withdrawal authorizations will be canceled or, if regulatory approval of an extension of the time period has been granted, all subscribers and purchasers will be given the right to increase, decrease or rescind their orders. If an extension of time is obtained, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding
Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.


     DIRECT COMMUNITY OFFERING. Any shares of Common Stock which remain unsubscribed for in the Subscription Offering will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in the Local Community (Rutherford and Bedford Counties of Tennessee). Purchasers in the Direct Community Offering are eligible to purchase up to $655,500 of Common Stock in the Stock Conversion. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering, if held, is expected to commence immediately subsequent to the Expiration Date, but may begin at anytime during the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Bank, with approval of the OTS. Any extensions beyond 45 days after the close of the fully extended Subscription Offering would require a resolicitation of orders, wherein subscribers for the maximum numbers of shares of Common Stock would be, and certain other large Subscribers in the discretion of the Holding Company and the Bank may be, given the opportunity to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate, or be permitted to modify or cancel their orders. THE RIGHT OF ANY PERSON TO PURCHASE SHARES IN THE DIRECT COMMUNITY OFFERING IS SUBJECT TO THE ABSOLUTE RIGHT OF THE HOLDING COMPANY AND THE BANK TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART. IF AN ORDER IS REJECTED IN PART, THE PURCHASER DOES NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF THE ORDER. THE HOLDING COMPANY PRESENTLY INTENDS TO TERMINATE THE DIRECT COMMUNITY OFFERING AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE STOCK CONVERSION.

     If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

     SYNDICATED COMMUNITY OFFERING. The Plan of Conversion provides that, if necessary, all shares of Common Stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Trident Securities acting as agent of the Holding Company. THE HOLDING COMPANY AND THE BANK HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering also will be sold at the $10.00 Purchase Price. See "--Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for shares of Common Stock with an aggregate purchase price of more than $655,500. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Trident Securities.

     Trident Securities may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock.
When and if Trident Securities and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Stock Conversion, Trident Securities will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Bank's passbook rate until the completion of the Offerings. At the completion of the Stock Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Stock Conversion cannot and will not be insured by the FDIC or any other government agency. In the event the Stock Conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Bank, with approval of the OTS.

     In the event the Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the Stock Conversion is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     PERSONS IN NON-QUALIFIED STATES. The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state or (ii) the Holding Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

PLAN OF DISTRIBUTION FOR THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

     The Bank and the Holding Company have retained Trident Securities to consult with and advise the Bank and to assist the Bank and the Holding Company, on a best efforts basis, in the distribution of shares in the Offerings.
Trident Securities is a broker-dealer registered with the SEC and a member of the NASD. Trident Securities will assist the Bank in the Stock Conversion as follows: (i) it will act as marketing advisor with respect to the Subscription Offering and will represent the Bank as placement agent on a best efforts basis in the sale of the Common Stock in the Direct Community Offering if one is held;
(ii) it will conduct training sessions with directors, officers and employees of the Bank regarding the Stock Conversion process; and (iii) it will assist in the establishment and supervision of the Stock Information Center and, with management's input, will train the Bank's staff to record properly and tabulate orders for the purchase of Common Stock and to respond appropriately to customer inquiries.

     Based upon negotiations between Trident Securities on the one hand and the Holding Company and the Bank on the other hand concerning fee structure, Trident Securities will receive a commission equal to 1.5% of the aggregate amount of Common Stock sold in the Subscription and Community Offerings to persons other than the Bank's directors, executive officers and, in each case, their associates and to the ESOP. Trident Securities and selected dealers participating in the Syndicated Community Offering may receive a commission in the Syndicated Community Offering in an amount to be agreed upon by the Holding Company and the Bank. Fees and commissions paid to Trident Securities and to any selected dealers may be deemed to be underwriting fees, and Trident Securities and such selected dealers may be deemed to be underwriters. Trident Securities will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $10,000 and its legal fees not to exceed $30,000. Trident Securities has received an advance of $10,000 towards its reimbursable expenses. For additional information, see "-- Stock Pricing and Number of Shares to be Issued" and "USE OF PROCEEDS."

     Subject to certain limitations, the Holding Company and the Bank have also agreed to indemnify Trident Securities against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Common Stock or with regard to allocations of shares (in the event of oversubscription) or determinations of eligibility to purchase shares.

DESCRIPTION OF SALES ACTIVITIES

     The Common Stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this Prospectus and through activities conducted at the Bank's Stock Information Center at its main office facility. The Stock Information Center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Trident Securities employees will be working at the Stock Information Center. Such employees of Trident Securities will be responsible for mailing materials relating to the Offerings, responding to questions regarding the Conversion and the Offerings and processing stock orders.

     Sales of Common Stock will be made by registered representatives affiliated with Trident Securities or by the selected dealers managed by Trident Securities. The management and employees of the Bank may participate in the Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Bank may answer questions regarding the business of the Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Bank have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock.

     No officer, director or employee of the Bank or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Stock Conversion.

     None of the Bank's personnel participating in the Offerings is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Bank's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND DIRECT COMMUNITY
OFFERINGS

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Bank will accept for processing only orders submitted on original Order Forms. The Bank is not obligated to accept orders submitted on photocopied or telecopied Order Forms. ORDERS CANNOT AND WILL NOT BE ACCEPTED WITHOUT THE EXECUTION OF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE ORDER FORM.

     To purchase shares in the Subscription Offering, an executed Order Form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Bank (which may be given by completing the appropriate blanks in the Order Form), must be received by the Bank by 12:00 Noon, Central Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. In order to purchase shares in the Direct Community Offering, the Order Form, accompanied by the required payment for each share subscribed for, must be received by the Bank prior to the time the Direct Community Offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Bank unless the Stock Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (June 30, 1996) and/or the Supplemental Eligibility Record Date (December 31, 1997) and/or the Voting Record Date

(_________ __, 1998) must list all accounts on the Order Form giving all names in each account, the account number and the approximate account balance as of such date.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Stock Information Center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate from the date payment is received until the completion or termination of the Stock Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Stock Conversion (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Stock Conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Stock Conversion. At the completion of the Stock Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. THE SHARES OF COMMON STOCK ISSUED IN THE STOCK CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. In the event that the Stock Conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Bank to withdraw the amount of the aggregate Purchase Price from his deposit account, the Bank will do so as of the effective date of the Stock Conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

     The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Stock Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     IRAs maintained in the Bank do not permit investment in the Common Stock. A depositor interested in using his IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's Common Stock in the Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Bank IRA to purchase Common Stock should contact the Stock Information Center so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

     Certificates representing shares of Common Stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed Order Forms or to the last address of such persons appearing on the records of the Bank as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. PURCHASERS MAY NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK WHICH THEY PURCHASED UNTIL CERTIFICATES FOR

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

THE COMMON STOCK ARE AVAILABLE AND DELIVERED TO THEM, EVEN THOUGH TRADING OF THE COMMON STOCK MAY HAVE COMMENCED.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the Stock Conversion be based upon an estimated pro forma value of the Holding Company and the Bank as converted (i.e., taking into account the expected receipt of proceeds from the sale of
 ----
securities in the Stock Conversion), as determined by an independent appraisal. The Bank and the Holding Company have retained Ferguson to prepare an appraisal of the pro forma market value of the Holding Company and the Bank as converted, as well as a business plan. Ferguson will receive a fee expected to total approximately $25,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. The Bank has agreed to indemnify Ferguson under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

     Ferguson has prepared an appraisal of the estimated pro forma market value of the Holding Company and the Bank as converted taking into account the formation of the Holding Company as the holding company for the Bank. For its analysis, Ferguson undertook substantial investigations to learn about the Bank's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Ferguson reviewed the Bank's Form AC Application for Approval of Conversion and the Holding Company's Form S-1 Registration Statement. Furthermore, Ferguson visited the Bank's facilities and had discussions with the Bank's management and its special conversion legal counsel, Breyer & Aguggia.
No detailed individual analysis of the separate components of the Holding Company's or the Bank's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of the Holding Company and the Bank as converted, as required by applicable regulatory guidelines, Ferguson's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. Ferguson placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, Ferguson reviewed, among other factors, the economic make-up of the Bank's primary market area, the Bank's financial performance and condition in relation to publicly-traded institutions that Ferguson deemed comparable to the Bank, the specific terms of the offering of the Holding Company's Common Stock, the pro forma impact of the additional capital raised in the Stock Conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. Ferguson's analysis provides an approximation of the pro forma market value of the Holding Company and the Bank as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the Stock Conversion that were utilized in determining the appraised value. These assumptions included expenses of $1,120,000 at the midpoint of the Estimated Valuation Range, an assumed after-tax rate of return on the net Stock Conversion proceeds of 3.41%, purchases by the ESOP of 8% of the Common Stock sold in the Stock Conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the Common Stock sold in the Stock Conversion at the Purchase Price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the foregoing, Ferguson has advised the Holding Company and the Bank that, in its opinion, as of November 7, 1997, the aggregate estimated pro forma market value of the Holding Company and the Bank as converted and, therefore, the Common Stock was within the valuation range of $48,450,000 to $65,550,000 with a midpoint of $57,000,000. After reviewing the methodology and the assumptions used by Ferguson in the preparation of the appraisal, the Board of Directors established the Estimated Valuation Range which is equal to the valuation range of $48,450,000 to $65,550,000 with a midpoint of $57,000,000.
Assuming that the shares are sold at $10.00 per share in the Stock Conversion, the estimated number of shares would be between 4,845,000 and 6,555,000 with a midpoint of 5,700,000. The Purchase Price of $10.00 was determined by discussion among the Boards of Directors of the Bank and the Holding Company and Trident Securities, taking into account, among other factors (i) the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock, (ii) desired liquidity in the Common Stock subsequent to the Conversion, and (iii) the expense of issuing shares for purposes of Tennessee franchise taxes. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Bank, regulatory guidelines or national or local economic conditions.

     Ferguson's appraisal report is filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION."

     If, upon completion of the Subscription Offering, at least the minimum number of shares are subscribed for, Ferguson, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Bank as converted, as of the close of the Subscription Offering.

     No sale of the shares will take place unless prior thereto Ferguson confirms to the OTS that, to the best of Ferguson's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Bank as converted at the time of the sale. If, however, the facts do not justify such a statement, the Offerings or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares discussed herein. In the event the total amount of shares issued is less than 4,845,000 or more than 7,538,250 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $48,450,000 or more than $75,382,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by Ferguson, such new range will be subject to approval by the OTS.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     In formulating its appraisal, Ferguson relied upon the truthfulness, accuracy and completeness of all documents the Bank furnished to it. Ferguson also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Ferguson believes this information to be reliable, Ferguson does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Bank and the Holding Company or independently value the assets or liabilities of the Holding Company and the Bank. THE APPRAISAL BY FERGUSON IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE PLAN OF CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE

APPRAISAL IS NECESSARILY BASED ON MANY FACTORS WHICH CHANGE FROM TIME TO TIME, THERE IS NO ASSURANCE THAT PERSONS WHO PURCHASE SUCH SHARES IN THE STOCK CONVERSION WILL LATER BE ABLE TO SELL SHARES THEREAFTER AT PRICES AT OR ABOVE THE PURCHASE PRICE.

LIMITATIONS ON PURCHASES OF SHARES


     The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Stock by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Stock Conversion, the Plan of Conversion provides that no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the Stock Conversion shares of Common Stock with an aggregate purchase price of more than $655,500. For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Bank's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Stock Conversion, provided that orders for shares which exceed 5% of the shares of Common Stock sold in the Stock Conversion may not exceed, in the aggregate, 10% of the shares sold in the Stock Conversion. The Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of Common Stock will be, and other large subscribers in the discretion of the Holding Company and the Bank may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common Stock purchased pursuant to the Stock Conversion will be freely transferable, except for shares purchased by directors and officers of the Bank and the Holding Company and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

RESTRICTIONS ON REPURCHASE OF STOCK

     Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the association. Any repurchases of common stock by the Holding Company would be subject to these regulatory restrictions unless the OTS would provide otherwise.

RESTRICTIONS ON TRANSFERABILITY BY DIRECTORS AND OFFICERS AND NASD MEMBERS

     Shares of Common Stock purchased in the Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Stock Conversion, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the Stock Conversion are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers.
Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

     Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following the Stock Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act of 1933, as amended ("Securities Act") for the registration of the Common Stock to be issued pursuant to the Stock Conversion. The registration under the Securities Act of shares of the Common Stock to be issued in the Stock Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Tennessee corporate law, as well as the Charter and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Charter and Bylaws of the Holding Company contained in the Registration Statement filed with the SEC. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

CONVERSION REGULATIONS

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

CHANGE OF CONTROL REGULATIONS

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

TENNESSEE ANTI-TAKEOVER STATUTES

     The TBCA contains several provisions, described below, which may be applicable to the Holding Company upon consummation of the Stock Conversion.

     BUSINESS COMBINATION ACT. The TBCA generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities and similar transactions) by a "resident domestic corporation" (as defined below) or a subsidiary with an "Interested Shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of the corporation's stock then outstanding) for a period of five years after the date the person becomes an Interested Shareholder unless, prior to such date, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Shareholder and the business combination satisfies any other applicable requirements imposed by law or by the corporation's charter or bylaws. The Business Combination Act also limits the extent to which a "resident domestic corporation" which has a class of voting stock traded on any national securities exchange or registered pursuant to Section 12(g) of the Exchange Act or any of its officers or directors could be held liable for resisting any business combination.

     For purposes of the Business Combination Act, the term "resident domestic corporation" is defined as an issuer of voting stock which, as of the share acquisition date in question, is organized under the laws of Tennessee and meets two or more of the following requirements: (i) the corporation has more than 10,000 stockholders or 10% of its stockholders resident in Tennessee or more than 10% of its shares held by stockholders who are Tennessee residents; (ii) the corporation has its principal office or place of business located in Tennessee; (iii) the corporation has the principal office or place of business of a significant subsidiary, representing not less than 25% of the corporation's consolidated net sales located in Tennessee; (iv) the corporation employs more than 250 individuals in Tennessee or has a combined annual payroll paid to Tennessee residents which is in excess of $5.0 million; (v) the corporation produces goods and services in Tennessee which result in annual gross receipts in excess of $10.0 million; or (vi) the corporation has physical assets and/or deposits, including those of any subsidiary located within Tennessee which exceed $10.0 million in value.

     CONTROL SHARE ACQUISITION ACT. The Tennessee Control Share Acquisition Act generally provides that any person or group that acquires the power to vote more than certain specified levels (one-fifth, one-third or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation and employees and directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional stockholder approval is required when a stockholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the stockholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The statutory provisions will only apply to a Tennessee corporation if its charter or bylaws so provides and which has: (i) 100 or more stockholders; (ii) its principal place of business, its principal office or substantial assets within Tennessee; and (iii) either (A) more than 10% of its stockholders resident in Tennessee,
(B) more than 10% of its shares owned by stockholders resident in Tennessee, or
(C) 10,000 or more stockholders resident in Tennessee. Neither the Holding Company's Charter nor its Bylaws contains a provision declaring that the Holding Company will be subject to the provisions of the Control Share Acquisition Act, although the Holding Company could amend its Charter or Bylaws in the future to include such a provision. At this time, the Holding Company has cannot determine whether it would otherwise meet the requirements to be subject to its provisions.

     GREENMAIL ACT. The Tennessee Greenmail Act prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless: (i) such purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or (ii) the corporation makes an offer, at least equal value per share, to al holders of shares of such class. Market value is defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation.

     The Common Stock will be registered pursuant to Section 12(g) of the Exchange Act. As such, the Holding Company will be subject to the restrictions of the Greenmail Act upon consummation of the Stock Conversion.

     INVESTOR PROTECTION ACT. The Tennessee Investor Protection Act prohibits any party owning, directly or indirectly, 5% or more of any class of equity securities of an "offeree company" (as defined below), any of which were purchased within one year before the proposed takeover offer, unless the offeror: (i) before making such purchase, had made a public announcement of his intention or change or influence the management or control of the "offeree company;" (ii) has made a full, fair and effective disclosure of such intention to the persons from whom he acquired such securities; and (iii) has filed with the Tennessee Commissioner of Commerce and Insurance and with the "offeree company" a statement signifying such intentions and containing such additional information as the Commissioner may require. An "offeree company" is defined as a corporation or other issuer of equity securities which is incorporated or organized under the laws of Tennessee or has its principal office in Tennessee, has substantial assets located in Tennessee and which is or may be involved in a takeover offer relating to any class of its equity securities.

     The Investor Protection Act also prohibits any offeror from making a takeover offer which is not made to the holders of record or beneficial owners of the equity securities of an offeree company who reside in Tennessee on substantially the same terms as the offer is made to holders residing elsewhere.

ANTI-TAKEOVER PROVISIONS IN THE HOLDING COMPANY'S CHARTER AND BYLAWS AND TENNESSEE LAW

     Several provisions of the Holding Company's Charter and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Charter and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Charter and Bylaws of the Holding

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

Company is necessarily general, and reference should be made in each case to such Charter and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

     LIMITATION ON VOTING RIGHTS. Article XII of the Holding Company's Charter provides that, if at any time following the consummation of the Conversion, any person acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of two-thirds of the "Continuing Directors" (as defined below), then the record holders of the voting stock of the Holding Company beneficially owned by such acquiring person shall have only voting rights, with respect to each share in excess of 10%, equal to one -hundredth (1/100th) of a vote. The aggregate voting power of such record holders will be allocated proportionately among such record holders by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Holding Company beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented the shares of voting stock of the Holding Company owned of record by such person (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Holding Company that are beneficially owned by such acquiring person. A person who is the record owner of shares of voting stock of the Holding Company that are beneficially and simultaneously owned by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under Article XII. "Continuing Directors" are defined in the Holding Company's Charter to be those members of the board of directors who are unaffiliated with any "Related Person" (as defined below) and who were members of the board of directors prior to the time that a "Related Person" (as defined below) became a "Related Person" and any successor to such directors who are recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. The term "Related Person" is defined as any individual, corporation, partnership or other person or entity which, together with its affiliates, beneficially owns in the aggregate 10% or more of the outstanding shares of Common Stock and any affiliate of such individual, corporation, partnership or other person or entity.

     BOARD OF DIRECTORS. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Holding Company's Charter provides that the size of the Board shall be as set forth in the Bylaws. The Bylaws currently set the number of directors at nine. The Charter provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Charter of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of at least 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

     CUMULATIVE VOTING, SPECIAL MEETINGS AND ACTION BY WRITTEN CONSENT. The Charter does not provide for cumulative voting for any purpose. Moreover, the Charter provides that special meetings of stockholders of the Holding Company may be called only by the Board of Directors of the Holding Company and that stockholders may take action only at a meeting and not by written consent.

     AUTHORIZED SHARES. The Charter authorizes the issuance of 49,750,000 shares of Common Stock and 250,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of Common Stock upon exercise of stock options and in connection with the MRP.

     STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS. To approve mergers and similar transactions, the TBCA generally requires the approval of the Board of Directors of the corporation and of the holders of a majority of all the votes entitled to be cast, unless the Charter or the Board of Directors requires a greater vote. The TBCA permits a corporation to merge with another corporation without obtaining the approval of its stockholders (unless the Charter provides otherwise) if: (i) the corporation's separate corporate existence will not cease as a result of the merger and, except for certain types of amendments, its charter will not differ from its charter before the merger;
(ii) each stockholder of the corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the effective date of the merger; (iii) the voting power of the shares outstanding immediately after the merger, plus the voting power of the shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20% the voting power of the total shares of the corporation outstanding immediately before the merger or exchange; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger) will not exceed more than 20% the total number of participating shares outstanding immediately before the merger.

     The TBCA also provides that any sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets not made in the usual and regular course of business may be made in the following manner: (i) the board of directors may adopt a resolution recommending that such a transaction be approved by stockholders, unless the board of directors for any reason determines that it should not make such a recommendation, in which case the board may adopt a resolution directing that the transaction be submitted to stockholders without a recommendation, (ii) the board of directors may submit the proposed transaction for authorization by the company's stockholders at an annual or special meeting of stockholders, (iii) written notice of such meeting shall be given to stockholders of record, stating that the purpose, or one of the purposes of the meeting is to propose the transaction, (iv) at such meeting the stockholders may authorize the transaction, upon the affirmative vote of a majority of all the votes entitled to be cast on the transaction, unless the board of directors or the corporation's charter requires a greater vote or voting by voting groups, (v) after such authorization by vote of the stockholders, the board of directors may nevertheless abandon such transaction, subject to the rights of third parties under any contract, without further action or approval by the stockholders.

     As holder of all the outstanding common stock of the Bank after consummation of the Stock Conversion, the Holding Company generally will be able to authorize a merger, consolidation or other business combination involving the Bank without the approval of the stockholders of the Holding Company. In addition to the provisions of Tennessee law, the Holding Company's Charter requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock, and a majority of such shares not including shares deemed beneficially owned by a Related Person, to approve certain "Business Combinations," as defined therein. The Charter requires the approval of the stockholders in accordance with the increased voting requirements in connection with any such transactions except in cases where the proposed transaction has been approved in advance by at least two-thirds of the Holding Company's Continuing Directors. These provisions of the Charter apply to any "Business Combination" which generally is defined to include: (i) any merger, share exchange or consolidation of the Holding Company with or into a Related Person; (ii) any sale, lease, exchange, transfer or other disposition of, including without limitation, the granting of any mortgage, or any other security interest in, all or any substantial part of the assets of the Holding Company (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person or proposed by or on behalf of a Related Person; (iii) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, pledge or any other security interest in, all or any substantial part of the assets of a Related Person to the Holding Company or a subsidiary; (iv) the issuance or transfer of any securities of the Holding Company or a subsidiary to a Related Person other than pursuant to a dividend or distribution made pro rata to all stockholders of the Holding Company; (v) the acquisition by the Holding Company or a subsidiary of any securities of a Related Person or of any securities convertible into securities of a Related Person; (vi) any transaction proposed by or on behalf of a Related Person or pursuant to an agreement, arrangement or understanding with a Related Person which has the effect, directly or indirectly, of increasing the Related Person's proportionate ownership of voting securities of the Holding Company or a subsidiary thereof or of securities that are convertible to, exchangeable for or carry the right to acquire such voting securities; (vii) the adoption of any plan or proposal of liquidation or dissolution of the Holding Company any reincorporation of the Holding Company in another state or jurisdiction, any reclassification of the Common Stock, or any recapitalization involving the Common Stock proposed by or on behalf of a Related Person; (viii) any loans, advances, guarantees, pledges, financial assistance, security arrangements, restrictive covenants or any tax credits or other tax advantages provided by, through or to the Holding Company or any subsidiary thereof as a result of which a Related Person receives a benefit, directly or indirectly, other than proportionately as a stockholder; and (ix) any agreement, contract or other arrangement providing for any of the transactions described in (i) -
(viii) above.

     AMENDMENT OF CHARTER AND BYLAWS. No amendment of the Holding Company's Charter may be made unless it is first approved by the Board of Directors of the Holding Company, recommended to the stockholders for approval and thereafter is approved by the holders of a majority of the shares of the Holding Company entitled to be cast. An 80% vote of the shares of the Holding Company is required to amend, adopt, alter, change or repeal any provision inconsistent with Article VI (setting quorum and voting requirements), Article VII (setting the requirements for the Board of Directors, including classification of the Board and vacancies), Article VIII (setting the procedures for nomination of directors and stockholder proposals), Article IX (removal of directors), Article X (elimination of director liability), Article XI (indemnification), Article XII (restrictions on voting rights of certain holders), Article XIII (approval of Business Combinations), Article XIV (evaluation of business combinations),
Article XVII (amendment of Bylaws) and Article XVIII (amendment of Charter).

     STOCKHOLDER NOMINATIONS AND PROPOSALS. The Charter of the Holding Company requires a stockholder who intends to nominate a candidate for election to the Board of Directors or to raise new business at a stockholder meeting to give advance written notice to the Secretary of the Holding Company 120 calendar days in advance of the month and day of the Holding Company's proxy statement to shareholders was mailed to shareholders the preceding year; provided, however, that if notice of the meeting is effective fewer than 40 calendar days before the meeting, such written notice shall be delivered to the Secretary of the Holding Company not later than the close of the tenth calendar day following the day on which notice of the meeting was mailed to shareholders. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF THE HOLDING COMPANY'S CHARTER AND BYLAWS. The Board of Directors of the Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Bank and the Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders.

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

Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and which is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objective may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for Exchange Act deregistration.

     Despite the belief of the Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Charter and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders after the Conversion, the Holding Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted for a Tennessee business corporation. The Holding Company and the Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.

     The cumulative effect of the restrictions on acquisition of the Holding Company contained in the Charter and Bylaws and Holding Company, federal law and Tennessee law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

              DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

GENERAL

     The Holding Company is authorized to issue 49,750,000 shares of Common Stock having no par value per share and 250,000 shares of preferred stock having no par value per share. The Holding Company currently expects to issue up to 6,555,000 shares of Common Stock and no shares of preferred stock in the Stock Conversion. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     THE COMMON STOCK OF THE HOLDING COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF ANY TYPE, AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK

     DIVIDENDS. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     STOCK REPURCHASES. The Plan of Conversion and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

     VOTING RIGHTS. Upon consummation of the Stock Conversion, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Tennessee law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federal mutual savings bank, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to the Stock Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Bank, the Holding Company, as holder of the Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     PREEMPTIVE RIGHTS. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

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

PREFERRED STOCK

     None of the shares of the authorized Holding Company preferred stock will be issued in the Conversion and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

RESTRICTIONS ON ACQUISITION

     Acquisitions of the Holding Company are restricted by provisions in its Charter and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                           REGISTRATION REQUIREMENTS

     The Holding Company will register the Common Stock with the SEC pursuant to
Section 12(g) of the Exchange Act upon the completion of the Stock Conversion and will not deregister its Common Stock for a period of at least three years following the completion of the Stock Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.

                             LEGAL AND TAX OPINIONS

     The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Offerings have been opined upon by Breyer & Aguggia and the Tennessee tax consequences of the Offerings have been opined upon by Bass, Berry & Sims PLC, Nashville, Tennessee. Breyer & Aguggia and Bass, Berry & Sims PLC have consented to the references herein to their opinions. Certain legal matters will be passed upon for Trident Securities by Peabody & Brown, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements of the Bank as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in this Prospectus have been audited by Rayburn, Betts & Bates, P.C., independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Ferguson has consented to the publication herein of the summary of its report to the Bank setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Bank as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                             ADDITIONAL INFORMATION


     The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-40057) under the Securities Act with respect to the Common Stock offered in the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450

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

Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the SEC's World Wide Web site on the Internet
(http://www.sec.gov).

     The Bank has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Bank's Special Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Regional Director of the OTS at the Central Regional Office of the OTS, Madison Plaza, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       CAVALRY BANKING AND SUBSIDIARIES



                                                                   Page
                                                                   ----

Independent Auditors' Report......................................  F-1

Consolidated Balance Sheets as of September 30, 1997 (unaudited)
 and December 31, 1996 and 1995...................................  F-2

Consolidated Statements of Earnings for the
 Nine Months Ended September 30, 1997 and 1996 (unaudited)
 and the Years Ended December 31, 1996, 1995 and 1994.............   23

Consolidated Statements of Equity for the Nine Months Ended
 September 30, 1997 and 1996 (unaudited) and for the Years
 Ended December 31, 1996, 1995 and 1994...........................  F-3

Consolidated Statements of Cash Flows for the
 Nine Months Ended September 30, 1997 and 1996 (unaudited)
 and the Years Ended December 31, 1996, 1995 and 1994.............  F-4

Notes to Consolidated Financial Statements........................  F-6

                                   *   *   *


     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

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

           [LETTERHEAD OF RAYBURN, BETTS & BATES, P.C. APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



Board of Directors
Cavalry Banking and Subsidiaries


We have audited the consolidated balance sheets of Cavalry Banking and Subsidiaries (the Bank) as of December 31, 1996 and 1995 and the related consolidated statements of earnings, changes in equity and cash flows for each of the years in the three year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cavalry Banking and Subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                               /s/ Rayburn, Betts & Bates, P.C.
                                               --------------------------------

RAYBURN, BETTS & BATES, P.C.
Nashville, Tennessee
September 25, 1997

                       CAVALRY BANKING AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1996 AND 1995
                        SEPTEMBER 30, 1997 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                                                                 September 30          December
                                                                                                 ------------          --------
         Assets                                                                                     1997           1996       1995
         --------                                                                                  -------        -------    -------

                                                                                                 (Unaudited)
Cash (note 2)                                                                                    $  9,691         9,497      7,420
Interest-bearing deposits with other financial institutions                                        17,000        10,022      6,515
                                                                                                 --------       -------    -------
   Cash and cash equivalents                                                                       26,691        19,519     13,935
Investment securities available for sale (note 3)                                                  10,107          -          -
Investment securities held to maturity (note 3)                                                     3,700         7,705     35,550
Mortgage-backed securities held to maturity (note 4)                                                1,333         1,419      1,541
Loans held for sale, at estimated fair value (note 5)                                               4,149         5,253      3,689
Loans receivable, net (notes 5 and 10)                                                            216,410       200,600    159,943
Accrued interest receivable:
  Loans, net of allowance for delinquent interest of
   $2, $5 and $9 in 1997, 1996
 and 1995, respectively                                                                             1,485         1,280      1,092
  Investment securities                                                                               374           155        509
  Mortgage-backed securities                                                                           11            11         13
Office properties and equipment, net (note 6)                                                       7,864         6,203      5,286
Required investment in stock of Federal Home Loan Bank,
  at cost (note 7)                                                                                  1,602         1,519      1,418
Deferred tax asset, net (note 11)                                                                   1,185           755        523
Other assets (note 12)                                                                              1,014           545        383
                                                                                                 --------       -------    -------

                                                                                                 $275,925       244,964    223,882
                                                                                                 ========       =======    =======

     Liabilities and Retained Earnings
     ---------------------------------
Liabilities:
  Deposits (note 9)                                                                              $241,950       214,533    196,734
  Accrued interest payable                                                                            353           264        271
  Advance payments by borrowers for property
   taxes and insurance                                                                              1,120           328        487
  Income taxes payable (note 11)                                                                    1,211         1,089        620
  Accrued expenses and other liabilities                                                            1,790         1,500      1,334
                                                                                                 --------       -------    -------
    Total liabilities                                                                             246,424       217,714    199,446
                                                                                                 --------       -------    -------
  Equity: Retained earnings, substantially restricted
   (notes 13 and 14)                                                                               29,508        27,250     24,436
  Net unrealized loss on investment securities
   available-for-sale, net of taxes                                                                    (7)         -          -
                                                                                                 --------       -------    -------
    Total equity                                                                                   29,501        27,250     24,436
                                                                                                 --------       -------    -------
      Total liabilities and equity                                                               $275,925       244,964    223,882
                                                                                                 ========       =======    =======

Commitments and contingencies (notes 2, 12 and 16)

See accompanying notes to consolidated financial statements.

                        CAVALRY BANKING AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                          Unrealized
                                                           Loss on
                                                          Investment
                                                          Securities
                                             Retained   Available-for
                                             Earnings        Sale        Total
                                             --------        ----        -----

Balance at December 31, 1993                  $18,777              -   18,777

  Net earnings                                  2,458              -    2,458
                                              -------  -------------   ------

Balance at December 31, 1994                   21,235              -   21,235

  Net earnings                                  3,201              -    3,201
                                              -------  -------------   ------

Balance at December 31, 1995                   24,436              -   24,436

  Net earnings                                  2,814              -    2,814
                                              -------  -------------   ------

Balance at December 31, 1996                   27,250              -   27,250

  Net earnings (unaudited)                      2,258              -    2,258

Change in valuation allowance for
  securities available-for-sale, net of
  income taxes of $4 (unaudited)                    -             (7)      (7)
                                              -------  -------------   ------

Balance at September 30, 1997 (unaudited)     $29,508             (7)  29,501
                                              =======  =============   ======



See accompanying notes to consolidated financial statements.

                       CAVALRY BANKING AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                      Nine months ended                 Years ended
                                                         September 30,                  December 31,
                                                      -----------------      --------------------------------
                                                      1997         1996      1996          1995          1994
                                                      ----         ----      ----          ----          ----
                                                         (Unaudited)
Operating activities:
 Net earnings                                     $  2,258        1,840     2,814         3,201         2,458
 Adjustments to reconcile net earnings
  to net cash provided by operating
  activities:
   Provision for loan losses                           700           90       120            80           113
   Gain on sales of real estate acquired
     in settlement of loans, net                         -           (7)      (11)          (23)          (18)
   Gain on sales of loans, net                        (674)        (733)     (890)         (882)         (530)
   Gain on sale of office properties
     and equipment                                       -            -       (40)            -             -
   Depreciation and amortization on
     office properties and equipment                   780          535       733           538           525
   Net amortization (accretion) of
     investment and mortgage-backed
     securities premiums, net                           10           95       102           (37)          189
   Accretion of discount on loans
     acquired through merger                             -            -         -             -           (60)
   Amortization of deferred loan
     origination fees                                 (820)        (836)   (1,152)         (918)       (1,157)
   Loan fees collected                                 867          978     1,294           946         1,160
   Deferred income tax benefit                        (430)        (253)     (231)          (40)          (73)
   Proceeds from sales of loans                     48,684       52,278    71,235        67,136        48,939
   Origination of loans held for sale              (46,907)     (50,660)  (71,909)      (68,491)      (45,056)
   Decrease (increase) in accrued
     interest receivable                              (423)           5       167          (255)         (263)
   Decrease (increase) in other assets                (464)        (210)     (162)         (169)          493
   Increase (decrease) in accrued
     interest payable                                   88           (5)       (7)           78            23
   Stock dividends on Federal Home
     Loan Bank stock                                   (83)         (50)     (102)         (114)          (66)
   Increase in accrued expenses
     and other liabilities                             290        1,382       170           301           162
   Increase (decrease) in current
     income taxes payable                              123         (158)      469           151            36
                                                  --------      -------   -------      --------      --------
      Net cash provided by
       operating activities                          3,999        4,291     2,600         1,502         6,875
                                                  --------      -------   -------      --------      --------
Investing activities:
 Increase (decrease) in loans
  receivable, net                                  (16,557)     (36,578)  (40,962)        5,420       (11,585)
 Principal payments on mortgage
  backed securities                                     83           63       116           118           427

See accompanying notes to conslidated statements.

                       CAVALRY BANKING AND SUBSIDIARIES

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)



                                           Nine months ended              Years ended
                                              September 30,               December 31,
                                          ------------------   -----------------------------------
                                              1997      1996      1996      1995           1994
                                          --------   -------      ----      ----           ----
                                             (Unaudited)
Investing activities: (Continued)
 Proceeds from the sales of branch and
  office properties and equipment                -         -       153         3              -
 Purchases of investment securities
  available for sale                       (10,120)        -         -         -              -
 Purchases of investment securities
  held to maturity                               -    (2,000)   (2,002)  (32,609)       (16,036)
 Proceeds from maturities of
  investment securities                      4,000    20,000    29,750    17,000          9,500
 Purchases of office properties
  and equipment                             (2,441)     (807)   (1,763)     (913)          (770)
 Proceeds from sale of real estate
  acquired through foreclosure                   -        51        51       129            820
                                          --------   -------   -------   -------        -------
     Net cash used in investing
      activities                           (25,035)  (19,271)  (14,657)  (10,852)       (17,644)
                                                               -------   -------
Financing activities:
 Net increase in deposits                   27,416    12,555    17,800    16,450         (4,891)
 Advance from (repayment to)
  Federal Home Loan Bank                         -         -         -    (5,000)         5,000
 Net increase (decrease) in advance
  payments by borrowers for
  property taxes and insurance                 792       711      (159)     (143)           (22)
                                          --------   -------   -------   -------        -------
      Net cash provided by
       financing activities                 28,208    13,266    17,641    11,307             87
                                          --------   -------   -------   -------        -------
Increase (decrease) in cash and
 cash equivalents                            7,172    (1,714)    5,584     1,957        (10,682)
Cash and cash equivalents,
 beginning of year                          19,519    13,935    13,935    11,978         22,660
                                          --------   -------   -------   -------        -------
Cash and cash equivalents, end of year    $ 26,691    12,221    19,519    13,935         11,978
                                          ========   =======   =======   =======        =======
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION:
Payments during the period for:
  Interest                                $  4,648     4,076     5,500     5,185          4,272
                                          ========   =======   =======   =======        =======
  Income taxes                            $  1,920     1,526     1,591     1,771          1,453
                                          ========   =======   =======   =======        =======
SUPPLEMENTAL DISCLOSURES OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
Foreclosures and in substance
 foreclosures of loans during year        $      -        44        44        22            232
                                          ========   =======   =======   =======        =======
Interest credited to deposits             $  2,079     2,046     2,775     2,433          2,004
                                          ========   =======   =======   =======        =======
Net unrealized losses on investment
 securities available for sale            $     11         -         -         -              -
                                          ========   =======   =======   =======        =======
Increase in deferred tax asset related
 to unrealized loss on investments        $      4         -         -         -              -
                                          ========   =======   =======   =======        =======

See accompanying notes to conslidated statements.

                       CAVALRY BANKING AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)

(1)  Summary of Significant Accounting Policies:
     ------------------------------------------
     Business
     --------
     Cavalry Banking and Subsidiaries and its wholly-owned subsidiaries' (the
       Bank) primary business activities include attracting deposits from the general public and originating residential property loans (one-to-four family home mortgage, cooperative apartment and multi-family property loans). The Bank also makes commercial real estate loans and consumer loans. The Bank is subject to competition from other financial institutions. Deposits at the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank is a federally chartered savings bank and is subject to comprehensive regulation, examination and supervision by the OTS and the FDIC.

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and revenues and expenses for the year. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

     A substantial portion of the Bank's loans are secured by real estate in the Middle Tennessee market. In addition, foreclosed real estate, is located in this same market. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate is susceptible to changes in local market conditions.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     As more fully discussed in note 19, the Bank plans to convert from a mutual to capital stock form of ownership. As a stock institution and as a result of the public offering of the stock of the holding company intended to be formed by the Bank, the Bank will be subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, in connection with the conversion, the Bank performed a comprehensive review of its accounting policies and practices, and made a determination that certain of such policies and practices should be changed to adopt preferable accounting practices. The accompanying consolidated financial statements

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Business (Continued)
     --------
       have been prepared to reflect such preferred accounting policies, which are referred to in the paragraphs below and relate principally to the timing of loan loss provisions.

     Certain reclassifications have been made to prior periods amounts to conform to the current period presentation.

     Cash Equivalents
     ----------------
     Cash equivalents include cash and demand and time deposits at other financial institutions with remaining maturities of three months or less.

     Investment Securities
     ---------------------
     In accordance with Statement of Financial Accounting Standards No. (SFAS)
       115, Accounting for Certain Investments in Debt and Equity Securities, which the Bank adopted effective January 1, 1994, the Bank is required to report debt, readily-marketable equity, mortgage-backed and mortgage related securities in one of the following categories: (i) "held-to-maturity" (management has a positive intent and ability to hold to maturity) which are to be reported at amortized cost adjusted, in the case of debt securities, for the amortization of premiums and accretion of discounts; (ii) "trading" (held for current resale) which are to be reported at fair value, with unrealized gains and losses included in earnings; and (iii) "available for-sale" (all other debt, equity, mortgage-backed and mortgage related securities) which are to be reported at fair value, with unrealized gains and losses reported net of tax as a separate component of retained earnings. The Bank classified all of its holdings of debt, readily-marketable equity, mortgage-backed and mortgage related securities at January 1, 1994 as either "held-to-maturity" or "available-for-sale," thereafter, at the time of new securities purchases, a determination is made as to the appropriate classification. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in retained earnings, net of any tax effect. Cost of securities sold is recognized using the specific identification method.

     Mortgage-backed Securities
     --------------------------
     Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at the unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Management intends and has the ability to hold such securities to maturity. The Bank has classified all mortgage-backed securities in its portfolio as held to maturity. Should any be sold, cost of securities sold is determined using the specific identification method.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)

(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Loans Held for Sale
     -------------------
     Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or market value determined on an aggregate basis. Net unrealized losses are recognized in a valuation allowance through charges to income. Gains and losses on the sale of loans held for sale are determined using the specific identification method.

     Real Estate Acquired in Settlement of Loans
     -------------------------------------------
     Real estate acquired in settlement of loans includes property acquired through foreclosure and deeds in lieu of foreclosure. Property acquired by deed in lieu of foreclosure results when a borrower voluntarily transfers title to the Bank in full settlement of the related debt in an attempt to avoid foreclosure. Real estate acquired in settlement of loans is valued at the date of acquisition and thereafter at the lower of fair value less costs to sell or the Bank's net investment in the loan and subsequent improvements to the property. Certain costs relating to holding the properties, and gains or losses resulting from the disposition of properties are recognized in the current period's operations.

     Office Properties and Equipment
     -------------------------------
     Depreciation and amortization are provided over the estimated useful lives of the respective assets which range from 3 to 40 years. All office properties and equipment are recorded at cost and are depreciated on the straight-line method.

     Income Taxes
     ------------
       Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Bank files a consolidated federal income and combined state franchise and excise tax return. Each of the members of the consolidated group accrues tax expense on a separate entity basis.

     Pension and Savings Plans
     -------------------------
     The Bank has a noncontributory, defined benefit employee pension plan and a 401(k) savings plan covering substantially all employees upon attainment of age 21 and completion of one year of service. The Bank contributes actuarially determined amounts necessary to fund defined plan benefits of at least the minimum amount required by the Employee Retirement Income Security Act of 1974, as amended.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Loans Receivable
     ----------------

     Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts. Unearned discounts on installment loans are recognized as income over the term of the loans using the sum-of-the-months digits method that approximates the interest method.

     Loan origination and commitment fees, as well as certain origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans adjusted for estimated prepayments based on the Bank's historical prepayment experience, using the interest method. Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on these loans is reversed from income and an allowance for accrued interest is recorded.

     The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

     In May 1993, SFAS 114, Accounting by Creditors for Impairment of a Loan was issued. The statement is effective for financial statements for fiscal years beginning after December 15, 1994. According to SFAS 114, impairment is measured based upon the present value of expected future cash flows or fair value of the loan's collateral, if collateral dependent.

     In October 1994, SFAS 118, Accounting by Creditors for Impairment of a
       Loan-Income Recognition and Disclosures was issued. SFAS 118 is also effective for fiscal years beginning after December 15, 1994 and amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. This statement also amends the disclosure requirements of SFAS 114 to require information about the recorded investment in certain impaired loans and about how a creditor recognizes interest income related to those impaired loans. The Bank adopted SFAS 114 and SFAS 118 on January 1, 1995. The adoption of SFAS 114 and SFAS 118 did not have a significant effect on the Bank's consolidated financial statements.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)

(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Fair Values of Financial Instruments
     ------------------------------------

     Statement of Financial Accounting Standards No. 107, Disclosures about Fair
       Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheets for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Fair value estimates are made at a point in time, based on relevant market information and information about the financial instrument. Accordingly, such estimates involve uncertainties and matters of judgment and therefore cannot be determined with precision. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

     The following are the more significant methods and assumptions used by the Bank in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values, because they mature within 90 days or less and do not present credit risk concerns.

     Investment securities and mortgage-backed securities: Fair values for investment securities and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans receivable: The fair values for loans receivable are estimated using discounted cash flow analysis which considers future repricing dates and estimated repayment dates, and further using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

     Loans held for sale: Fair value is based on investor commitments, or in the absence of such commitments, on current investor yield requirements.

     Accrued interest receivable: Fair value is estimated to approximate the carrying amount because such amounts are expected to be received within 90 days or less and any credit concerns have been previously considered in the carrying value.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)

(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Fair Values of Financial Instruments (Continued)
     ------------------------------------

     Deposits: The fair values disclosed for deposits with no stated maturity such as demand deposits, interest-bearing checking accounts and passbook savings accounts are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit and other fixed maturity time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on such type accounts to a schedule of aggregated contractual maturities on such time deposits.

     Advance from Federal Home Loan Bank: This advance matures within 90 days of the balance sheet date; therefore, the carrying value will approximate fair value.

     Accrued interest payable: The carrying amount will approximate fair value as the majority of such interest will be paid within 90 days or less.

     Commitments to extend credit: Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

     Sale and Servicing of Mortgage Loans
     ------------------------------------
     The Bank sells mortgage loans for cash proceeds equal to the principal amount of the loans sold but with yield rates which reflect the current market rate. Gain or loss is recorded at the time of sale in an amount reflecting the difference between the contractual interest rates of the loans sold and the current market rate. Certain loans are sold with the servicing retained by the Bank. Servicing income is recognized as collected and is based on the normal agency servicing fee as defined by GNMA, FNMA, or FHLMC. In May 1994, SFAS 122, Accounting for Mortgage Servicing Rights was issued. SFAS 122 is effective for fiscal years beginning after December 15, 1995, with earlier adoption permitted. The statement amends SFAS 65, Accounting for Certain Mortgage Banking Activities, to require that a mortgage banking enterprise recognize, as separate assets, rights to service mortgage loans for others, however acquired. For mortgage servicing rights that are created through the origination of mortgage loans, and where the loans are subsequently sold or securitized with servicing rights retained, the statement requires that the total cost of the mortgage loans should be allocated to the mortgage servicing rights and the loans based on their relative fair values. The statement also requires the assessment of capitalized mortgage servicing rights for impairment to be based on the current fair value of those rights and recognized through a valuation allowance. The Bank adopted SFAS 122 effective January 1, 1996, the impact of which was not material to its financial statements.

     Fees earned for servicing loans are reported as income when the related mortgage loan payments are collected. Mortgage servicing rights (MSRs) are amortized, as a reduction to loan service fee income, using the interest method over the estimated remaining life of the underlying mortgage loans. MSR assets are carried at fair value and impairment, if any, is recognized through a valuation allowance. The Bank primarily sells its mortgage loans on a non-recourse basis.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Effect of New Accounting Pronouncements
     ---------------------------------------
     In June 1996, the FASB issued SFAS No. 125, Accounting for Transfers and
          Servicing of Financial Assets and Extinguishments of Liabilities. This statement supersedes SFAS No. 122, Accounting for Mortgage Servicing Rights. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

     This Statement requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of the transfer. This Statement requires that servicing assets and liabilities be subsequently measured by (a) amortization in proportion to and over the period of estimated net servicing income or loss and (b) assessment for asset impairment or increased obligation based on their fair values. This Statement requires that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets.

     This Statement requires that a liability be derecognized if and only if either (a) the debtor pays the creditor and is relieved of its obligation for the liability or (b) the debtor is legally released from being the primary obligor under the liability either judicially or by the creditor. Therefore, a liability is not considered extinguished by an in-substance defeasance.

     This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after January 1, 1998 as deferred by SFAS 127, and is to be applied prospectively. The impact on the financial statements for implementation of the Statement is not expected to be material.

     In February 1997, the FASB issued SFAS No. 128, Earnings Per Share. The statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. This statement is effective for financial statements issued for periods ending after December 15, 1997 including interim periods; earlier applications not permitted. This statement requires restatement of all prior period EPS data presented.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Effect of New Accounting Pronouncements (Continued)
     ---------------------------------------

     In February 1997, the FASB issued SFAS No. 129, Disclosure of Information about Capital Structure. The statement establishes standards for disclosing information about an entity's capital structure and applies to all entities. This statement continues the previous requirements to disclose certain information about an entity's capital structure found in Accounting Principles Board ("APB") Opinions No. 10, Omnibus Opinion - 1966, and No. 15, Earnings Per Share, and SFAS No. 47, Disclosure of Long-Term Obligations, for entities that were subject to those standards. This statement is effective for financial statements for periods ending after December 15, 1997. This statement contains no change in disclosure requirements for entities that were previously subject to the requirements of APB Opinions Nos. 10 and 15 and SFAS No. 47. The adoption of the provisions of this statement is not expected to have a material impact on the Bank.

     In July 1997, the FASB issued SFAS No. 130, Comprehensive Income. The statement establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. This statement requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

     In June 1997, the FASB issued SFAS No. 131, Disclosure about Segments of an
          Enterprise and Related Information. The statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. This statement becomes effective for the Bank's fiscal year ending December 31, 1998, and requires that comparative information from earlier years be restated to conform to its requirements. The adoption of the provisions of this statement is not expected to have a material impact on the Bank.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(1)  Summary of Significant Accounting Policies: (Continued)
     ------------------------------------------
     Unaudited Financial Information
     -------------------------------

     Information as of September 30, 1997 and for the nine month periods ended
          September 30, 1997 and 1996 is unaudited. The unaudited information furnished reflects all adjustments, which consist solely of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position at September 30, 1997 and the results of operations and cash flows for the nine-month periods ended September 30, 1997 and 1996. The results of the nine-month periods are not necessarily indicative of the results of the Bank which may be expected for the entire year.

     Reclassification:
     -----------------
     Certain amounts in the December 31, 1995 financial statements have been reclassified to conform with December 31, 1996 financial statement presentation.

(2)  Cash:
     ----

     The Bank is required to maintain cash on hand or in the Federal Reserve
          Bank account for various regulatory purposes. During 1997 and 1996, such required cash averaged approximately $1,400,000 and $2,000,000, respectively.

(3)  Investment Securities Held to Maturity and Investment Securities Available
     --------------------------------------------------------------------------
     for Sale:
     --------

     The amortized cost and estimated fair values of investment securities held to maturity and available for sale at September 30, 1997, December 31, 1996 and 1995, are as follows:

Investment securities held to maturity:

                                                                             September 30, 1997 (Unaudited)
                                                                 ----------------------------------------------------
                                                                                    Gross          Gross    Estimated
                                                                   Amortized     Unrealized     Unrealized     Fair
                                                                     Cost           Gains         Losses       Value
                                                                     ----           -----         ------       -----
U.S. Treasury securities and obligations
 of U.S. Government agencies                                            $3,700              5              2    3,703
                                                                 =============  =============  =============  =======
                                                                                     December 31, 1996
                                                                 --------------------------------------------------------
                                                                                    Gross         Gross        Estimated
                                                                   Amortized     Unrealized     Unrealized        Fair
                                                                      Cost          Gains         Losses          Value
                                                                      ----          -----         ------          -----
U.S. Treasury securities and obligations
 of U.S. Government agencies                                            $7,705             12             15      7,702
                                                                   ===========   ============   ============   ========

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(3)  Investment Securities Held to Maturity and Available-for-Sale: (Continued)
     --------------------------------------------------------------------------
     Investment securities held to maturity: (Continued)

                                                                                      December 31, 1995
                                                                 ----------------------------------------------------------
                                                                                    Gross           Gross       Estimated
                                                                   Amortized      Unrealized     Unrealized        Fair
                                                                     Cost           Gains          Losses          Value
                                                                     ----           -----          ------          -----
U.S. Treasury securities and obligations
  of U.S. Government agencies                                          $35,550             104             31        35,623
                                                                 =============  ==============  =============  ============



Investment securities available for sale:

                                                                            September 30, 1997 (Unaudited)
                                                                 -----------------------------------------------------
                                                                    Gross          Gross        Estimated
                                                                  Amortized     Unrealized     Unrealized      Fair
                                                                     Cost          Gains         Losses        Value
                                                                     ----          -----         ------        -----
U.S. Treasury securities and obligations
  of U.S. Government agencies                                         $10,118              -             11     10,107
                                                                 ============  =============  =============  =========

The amortized cost and estimated market value of investment securities held to maturity and available-for-sale at September 30, 1997, by contractual maturity, are shown below.

Investment securities held to maturity:


                                                                                         Estimated
                                                                         Amortized          Fair
                                                                           Cost             Value
                                                                           ----             -----
U.S. Treasury securities and obligations
  of U.S. Government agencies:
     Maturing within one year                                              $3,000           3,005
     Maturing from one to five years                                          700             698
                                                                          -------         -------
                                                                           $3,700           3,703
                                                                          =======         =======

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(3)  Investment Securities Held to Maturity and Available-for-Sale: (Continued)
     -------------------------------------------------------------
     Investment securities available-for-sale:

                                                                                          Estimated
                                                                      Amortized             Fair
                                                                         Cost               Value
                                                                         ----               -----
                                                                                (Unaudited)
U.S. Treasury securities and obligations
 of U.S. Government agencies:
   Maturing within one year                                             $ 5,040               5,034
   Maturing from one to five years                                        5,078               5,073
                                                                        -------           ---------
                                                                        $10,118              10,107
                                                                        =======           =========

The amortized cost and estimated market value of investment securities held to maturity at December 31, 1996, by contractual maturity, are shown below.

                                                                                          Estimated
                                                                      Amortized              Fair
                                                                        Cost                 Value
                                                                        ----                 -----
U.S. Treasury securities and obligations
  of U.S. Government agencies:
     Maturing within one year                                            $6,004                6,011
     Maturing from one to five years                                      1,701                1,691
                                                                         ------            ---------
                                                                         $7,705                7,702
                                                                         ======            =========

The amortized cost and estimated market value of investment securities held to maturity at December 31, 1995, by contractual maturity, are shown below.


                                                                                          Estimated
                                                                       Amortized             Fair
                                                                         Cost                Value
                                                                         ----                -----
U.S. Treasury securities and obligations
  of U.S. Government agencies:
     Maturing within one year                                            $15,047             15,052
     Maturing from one to five years                                      20,503             20,571
                                                                         -------             ------
                                                                         $35,550             35,623
                                                                         =======             ======

At September 30, 1997, December 31, 1996 and 1995, investment securities with amortized cost values of $2,000,529, $2,000,000 and $9,032,217, respectively, were pledged as collateral as permitted or required by law.

There were no sales of investment securities available-for-sale in the years ended December 31, 1996, 1995, and 1994, or in the unaudited nine months ended September 30, 1997 and 1996.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(4)  Mortgage-backed Securities:
     --------------------------
     The amortized cost and estimated fair values of mortgage-backed securities at September 30, 1997, December 31, 1996 and 1995, are as follows:

                                                                                September 30, 1997 (Unaudited)
                                                                  -------------------------------------------------------
                                                                                    Gross          Gross      Estimated
                                                                    Amortized    Unrealized     Unrealized       Fair
                                                                       Cost         Gains         Losses         Value
                                                                       ----         -----         ------         -----
Mortgage-backed securities:
 FHLMC                                                                  $  430           9            -           439

 FNMA                                                                      903          12            5           910
                                                                        ------       -----        -----        ------
  Total mortgage-backed securities                                      $1,333          21            5         1,349
                                                                        ======       =====        =====        ======

                                                                                          December 31, 1996
                                                                  -------------------------------------------------------
                                                                                    Gross         Gross       Estimated
                                                                    Amortized    Unrealized     Unrealized      Fair
                                                                       Cost         Gains         Losses        Value
                                                                       ----         -----         ------        -----
Mortgage-backed securities:
 FHLMC                                                                $  459          3                2           460
 FNMA                                                                    960          4                7           957
                                                                      ------      -----            -----         -----
  Total mortgage-backed securities                                    $1,419          7                9         1,417
                                                                      ======      =====            =====         =====
                                                                                          December 31, 1995
                                                                  -------------------------------------------------------
                                                                                   Gross           Gross      Estimated
                                                                    Amortized    Unrealized     Unrealized       Fair
                                                                       Cost        Gains          Losses         Value
                                                                       ----        -----          ------         -----
Mortgage-backed securities:
 FHLMC                                                               $  520           1                2           519
 FNMA                                                                 1,021           -                6         1,015
                                                                     ------       -----            -----         -----
  Total mortgage-backed securities                                   $1,541           1                8         1,534
                                                                     ======       =====            =====         =====

There were no sales of mortgage-backed securities in the years ended December
  31, 1996, 1995, and 1994 or in the unaudited nine months ended September 30, 1997 and 1996.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(5)  Loans Held-for-Sale, Net and Loans Receivable Held for Investment, Net:
     ----------------------------------------------------------------------
     Loans held for sale, net are summarized as follows:

                                                  September 30,        December 31,
                                                  -------------        ------------
                                                      1997           1996      1995
                                                      ----           ----      ----
                                                  (Unaudited)

          One-to-four family loans                  $4,149          5,253     3,689
                                                    ------          -----     -----

               Total loans held for sale, net       $4,149          5,253     3,689
                                                    ======          =====     =====

     The Bank originates most fixed rate loans for immediate sale to the Federal National Mortgage Association (FNMA) or other investors. Generally, the sale of such loans is arranged at the time the loan application is received through commitments.

     Loans receivable at September 30, 1997 and December 31, 1996 and 1995, consisted of the following:

                                                         September 30,     December 31,
                                                         --------------  ----------------
                                                              1997        1996     1995
                                                         --------------  -------  -------
                                                           (Unaudited)
     Loans secured by first mortgages on real estate:
       One-to-four family                                     $ 84,036    81,279   72,302
       Multi-family                                              1,385     2,847    1,705
       Land                                                     10,634    18,799   13,816
       Commercial real estate                                   37,104    30,099   22,140
       Construction and development                             68,794    61,032   47,416
                                                              --------   -------  -------
          Total first mortgage loans                           201,953   194,056  157,379

     Second mortgage loans                                       2,829     1,964      941
     Commercial loans                                           22,136    20,698   14,771
     Consumer loans                                             30,405    28,533   25,713
                                                              --------   -------  -------
                                                               257,323   245,251  198,804
     Less:
       Loans in process                                         33,201    36,573   32,615
       Allowance for loan losses                                 2,801     2,123    1,997
       Deferred loan fees, net                                     762       702      560
       Loans held for sale                                       4,149     5,253    3,689
                                                              --------   -------  -------
          Loans receivable, net                               $216,410   200,600  159,943
                                                              ========   =======  =======

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(5)  Loans Held-for-Sale, Net and Loans Receivable Held for Investment, Net:
     ----------------------------------------------------------------------
     (Continued)

     Loans are presented net of loans serviced for the benefit of others totaling approximately $116.7 million, $120.5 million, $123.3 million, $132.8 million and $139.2 million at September 30, 1997 and 1996 and December 31, 1996, 1995 and 1994, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow amounts, disbursing payments to investors and foreclosure processing.

     Impaired loans and related allowances for loan losses have been identified and calculated in accordance with the provisions of SFAS 114. The total allowance for loan losses has been determined in accordance with the provisions of SFAS 5, Accounting for Contingencies. As such, the Bank has provided amounts for anticipated losses that exceed the immediately identified losses associated with loans that have been deemed impaired. Provisions have been made and established accordingly, based upon experience and expectations, for losses associated with the general population of loans, specific industry and loan types, including residential and consumer loans which are not subject to the provisions of SFAS 114.

     No loans were considered impaired at September 30, 1997 and December 31, 1996.

     Activity in the allowance for loan losses, consisted of the following:

                                          Nine months ended              Years ended
                                            September 30,                December 31,
                                          ----------------        -------------------------
                                          1997        1996         1996      1995      1994
                                          ----        ----         ----      ----      ----
                                              (Unaudited)
     Balance at beginning of period        $2,123    1,997        1,997     1,776     1,681
     Provision for loan losses                700       90          120        80       113
     Recoveries                                14      211          218       192        59
     Charge-offs                              (36)    (212)        (212)      (51)      (77)
                                           ------    -----        -----     -----     -----
      Balance at end of period              2,801    2,086        2,123     1,997     1,776
                                           ======    =====        =====     =====     =====

     Nonaccrual loans totaled approximately $59,000, $51,000 and $107,000 at September 30, 1997, December 31, 1996 and 1995, respectively. Interest income foregone on such loans was approximately $8,700, $7,725, $10,300, $21,100 and $45,300 during the nine month periods ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively. The Bank is not committed to lend additional funds to borrowers whose loans have been placed on a nonaccrual basis.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)



(5)  Loans Held-for-Sale, Net and Loans Receivable Held for Investment, Net:
     ----------------------------------------------------------------------
     (Continued)

     Loans in arrears three months or more were as follows:

                                                   Amount  % of loans
                                                   ------  ----------
                September 30, 1997 (unaudited)      $108        0.05%
                                                    ====        ====
                December 31, 1996                   $ 25        0.01%
                                                    ====        ====
                December 31, 1995                   $ 97        0.06%
                                                    ====        ====

     The Bank's policy is to make consumer and mortgage loans to directors, officers, and employees pursuant to board of directors' approval.

     The following summarizes the activity of these loans:

                                           September 30,        December 31,
                                          -------------       ---------------
                                             1997             1996       1995
                                            -----             ----       ----
                                          (Unaudited)
     Balance at beginning of period         $ 542              104        122
     New loans                                320              645        121
     Principal repayments                    (253)            (207)      (139)
                                            -----             ----       ----
     Balance at end of period               $ 609              542        104
                                            =====             ====       ====

     In the opinion of management, such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not involve more than the normal risk of collectibility or present other unfavorable features.

(6)  Office Properties and Equipment, Net:
     ------------------------------------
     Office properties and equipment, less accumulated depreciation and amortization, consisted of the following at September 30, 1997 and December 31, 1996 and 1995:


                                                      September 30,       December 31,
                                                         1997          1996         1995
                                                         ----          ----         ----
                                                     (Unaudited)
     Land                                              $ 2,525         2,088        1,543
     Office buildings                                    3,759         3,363        3,125
     Furniture, fixtures, and equipment                  5,760         4,422        3,425
     Leasehold improvements                                150           150          150
     Automobiles                                           102            96          106
     Construction in process                               144             8          165
                                                       -------        ------        -----
                                                        12,440        10,127        8,514
     Less accumulated depreciation and amortization      4,576         3,924        3,228
                                                       -------        ------        -----
      Office properties and equipment, net             $ 7,864         6,203        5,286
                                                       =======        ======        =====

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(7)  Required Investment in Stock of Federal Home Loan Bank:
     ------------------------------------------------------

     The Bank is a member of the Federal Home Loan Bank (FHLB). As a member of this system, the Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank of Cincinnati in an amount equal to the greater of 1% of residential mortgage loans and mortgage-backed securities, or .3% of total assets of the Bank. At December 31, 1996, no additional investments are required. No ready market exists for the stock, and it has no quoted market value, but may be redeemed for face value by the FHLB if the Bank withdraws its membership. Accordingly, this investment is carried at the Bank's historical cost.

(8)  Mortgage Servicing Rights:
     --------------------------

     An analysis of the activity for originated mortgage servicing rights is as follows:

     Balance of adoption of Statement of
     Financial Accounting Standards
      No. 122 on January 1, 1996                                                $      -
     Originations                                                                     29
     Amortization                                                                     (6)
                                                                              ----------

     Balance, December 31, 1996                                                       23
     Originations (unaudited)                                                        176
     Amortization (unaudited)                                                        (34)
                                                                              ----------

     Balance, September 30, 1997 (unaudited)                                    $    165
                                                                              ==========

(9)  Deposits:
     --------

     Savings, demand, and time deposit account balances are summarized as follows:

                                                                   September 30, 1997
                                                                ------------------------
                                                                       (Unaudited)
                                                                   Weighted
        Type of Account                                          Average Rate     Amount
        ---------------                                         -------------     ------
     Personal accounts                                               -  %       $ 24,757
     NOW accounts                                                   1.70          29,981
     Savings accounts                                               2.00          15,202
     Certificates of deposit                                        5.52         132,108
     Money market accounts                                          4.34          39,902
                                                                               ---------
                                                                                $241,950
                                                                               =========

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994

                   SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)

(9)  Deposits: (Continued)
     ---------------------

                                                December 31, 1996
                                              ---------------------
                                              Weighted
         Type of Account                     Average Rate     Amount
         ---------------                     ------------     ------
     Personal accounts                             -  %     $ 19,844
     NOW accounts                                 1.69        27,735
     Savings accounts                             1.99        15,806
     Certificates of deposit                      5.38       122,649
     Money market accounts                        4.32        28,499
                                                            --------
                                                            $214,533
                                                            ========


                                                December 31, 1995
                                             -----------------------
                                              Weighted
         Type of Account                     Average Rate     Amount
         ---------------                     ------------     ------
     Personal accounts                             -  %     $ 19,877
     NOW accounts                                 2.10%       24,325
     Savings accounts                             2.20%       17,228
     Certificates of deposit                      5.51%      114,859
     Money market accounts                        4.04%       20,445
                                                            --------
                                                            $196,734
                                                            ========

     Scheduled maturities of certificates of deposit are as follows:

                                                      September 30, 1997
                                                  --------------------------
                                                          (Unaudited)
                                              Weighted
         Type of Account                     Average Rate      Amount    Percent
         ---------------                     ------------      ------    -------
     1 year or less                               5.51%      $112,254      84.97%
     Greater than 1 year through 2 years          5.51         14,155      10.72
     Greater than 2 years through 3 years         6.32          3,254       2.46
     Greater than 3 years through 4 years         5.59            996       0.75
     Greater than 4 years through 5 years         5.66          1,449       1.10
     Over 5 years                                    -              -          -
                                                             --------   --------
                                                             $132,108     100.00%
                                                             ========   ========

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)

(9)  Deposits: (Continued)
     --------

                                                             December 31, 1996
                                                 ------------------------------------------
                                                   Weighted
         Type of Account                         Average Rate     Amount          Percent
         ---------------                         ------------     -------         -------
     1 year or less                                  3.77%       $ 92,104          75.10%
     Greater than 1 year through 2 years             5.58          22,487          18.33
     Greater than 2 years through 3 years            5.82           4,902           4.00
     Greater than 3 years through 4 years            6.06           3,153           2.57
     Greater than 4 years through 5 years            6.24               3            -
     Over 5 years                                     -                -             -
                                                                  -------         --------
                                                                 $122,649         100.00%
                                                                  =======         ========

                                                            December 31, 1995
                                                 ---------------------------------------
                                                   Weighted
         Type of Account                         Average Rate      Amount         Percent
         ---------------                         ------------      ------         -------
     1 year or less                                  3.91%       $ 87,650          76.31%
     Greater than 1 year through 2 years             5.66%         13,832          12.04
     Greater than 2 years through 3 years            5.74%          6,528           5.68
     Greater than 3 years through 4 years            6.03%          6,816           5.93
     Greater than 4 years through 5 years            5.59%             33           0.04
     Over 5 years                                     -  %             -            -
                                                                 --------        -------
                                                                 $114,859         100.00%
                                                                 ========        =======

     Certificates of deposit in excess of $100,000 were approximately $25.9 million, $20.9 million and $18.8 million at September 30, 1997 (unaudited) and at December 31, 1996 and 1995, respectively.

     The FDIC insures deposits of account holders up to $100,000 per insured depositor. To provide for this insurance, the Bank must pay a risk-based annual assessment which considers the financial soundness of the institution and capitalization level (note 17). At December 31, 1996, the Bank was assessed at the FDIC's lowest assessment level, as a well capitalized institution.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(9)  Deposits: (Continued)
     --------

     Interest expense on deposit balances is summarized as follows:


                                          Nine months          Years ended
                                         ended September 30,   December 31,
                                         -------------------   ------------
                                            (Unaudited)
                                           1997   1996   1996   1995   1994
                                         ------  -----  -----  -----  -----
        Savings accounts                 $  227    272    351    398    353
        Money market and NOW accounts     1,396  1,181  1,595  1,145    800
        Certificates of deposit           5,192  4,664  6,322  6,153  5,027
                                         ------  -----  -----  -----  -----
                                         $6,815  6,117  8,268  7,696  6,180
                                         ======  =====  =====  =====  =====

(10) Advance from the Federal Home Loan Bank:
     ---------------------------------------

     As of September 30, 1997, December 31, 1996 and 1995, no funds are owed to the Federal Home Loan Bank of Cincinnati (FHLB). Available advances were $10,000,000 at December 31, 1996 and $12,100,000 at September 30, 1997
      (unaudited) and are secured by a blanket agreement to maintain residential first mortgage loans with a principal value of 150% of the outstanding advances and has a variable interest rate. At September 30, 1997 and December 31, 1996, there were no draws outstanding against advance line.

     By pledging additional residential first mortgage loans, the Bank can increase its borrowings from the FHLB to $45,254,666 (unaudited) at September 30, 1997.

(11) Income Taxes:
     -------------

     The components of income tax expense (benefit) are as follows:

                                                       Nine months                 Years ended
                                                    ended September 30,             December 31,
                                                  ----------------------     --------------------------
                                                       (Unaudited)
                                                     1997       1996          1996      1995      1994
                                                     ----       ----          ----      ----      ----
     Current income tax expense:
       Federal                                      $1,640     1,238         1,775     1,541      1,428
       State                                           337       144           210       210        183
                                                    ------     -----         -----     -----      -----
          Total current income tax expense           1,977     1,382         1,985     1,751      1,611
                                                    ------     -----         -----     -----      -----

     Deferred income tax expense (benefit):
       Federal                                        (385)     (235)         (215)      (35)       (64)
       State                                           (45)      (18)          (16)       (5)        (9)
                                                    ------     -----         -----     -----      -----
          Total deferred income tax benefit           (430)     (253)         (231)      (40)       (73)
                                                    ------     -----         -----     -----      -----
       Income tax expense                           $1,547     1,129         1,754     1,711      1,538
                                                    ======     =====         =====     =====      =====

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(11) Income Taxes: (Continued)
     ------------
     The following table presents a reconciliation of the provision for income taxes as shown in the consolidated statements of earnings with that which would be computed by applying the statutory federal income tax rate of 34% to earnings before income taxes.


                                                         Nine months                         Years ended
                                                     ended September 30,                     December 31,
                                                 ---------------------------   -----------------------------------------
                                                     (Unaudited)

                                                     1997            1996           1996          1995          1994
                                                --------------   ------------  -------------  ------------   -----------
Tax expense at statutory rates                  $1,294   34.0%   1,009   34.0   1,553   34.0  1,670   34.0   1,359  34.0
Increases (decrease) in taxes
 resulting from:
  State income tax, net of
    federal effect                                 193    5.0       83    2.8     128    2.8    136    2.8     115   2.9
  Other, net                                        60    1.7       37    1.2      73    1.6    (95)  (2.0)     64   1.6
                                                 -----  -----    -----  -----   -----  -----  -----  -----   ----- -----

   Total income tax expense                     $1,547   40.7%   1,129   38.0   1,754   38.4  1,711   34.8   1,538  38.5
                                                 =====  =====   ======  =====   =====   ====  =====   ====   =====  ====

     During 1996, legislation was passed which repealed the percentage of taxable income reserve method of accounting for bad debts being utilized by the Bank, effective for tax years beginning after 1995. The new law required that, prospectively, the Bank account for bad debts utilizing the experience reserve method beginning in tax year 1996.

     The law also required that the Bank would be taxed on "applicable excess reserves" which is determined by calculating the difference between the balance of reserves as of the tax year ended 1995 and pre-1988 reserves. These "applicable excess reserves" will be taxed over a six-taxable year period beginning in 1996 unless a residential loan requirement is met. If the residential loan requirement is met in 1996 and 1997, the payment of the tax will commence in 1998. The Bank met the requirement in 1996.

     The Bank's computed "applicable excess reserves" totaled $1,956,670 and, based on an effective tax rate of 34%, would render additional tax of $665,268. This computed tax is recorded as income taxes payable as of December 31, 1996 and September 30, 1997 (unaudited).

     The tax effects of temporary differences that give rise to the significant portions of deferred tax asset and liabilities at September 30, 1997 (unaudited) and December 31, 1996 and 1995, are as follows:

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)



(11) Income Taxes: (Continued)
     -------------

                                                   September 30,  December 31,
                                                      1997      1996      1995
                                                     -----     -----     -----
                                                     (Unaudited)
     Deferred tax assets:
      Loans receivable, allowance for loan losses   $1,063       806       680
      Deferred loan fees                               289       266       192
      Office properties and equipment                  188         -         -
      Excess mortgage servicing asset                    9        18        26
      Other                                              2         2         4
                                                     -----     -----     -----

          Total deferred tax asset                   1,551     1,092       902
                                                     -----     -----     -----

     Deferred tax liabilities:
      FHLB stock                                       306       275       212
      Office properties and equipment                    -         8        55
      Tax bad debt reserve                               -         -        60
      Other                                             60        54        52
                                                     -----     -----     -----

          Total deferred tax liability                 366       337       379
                                                     -----     -----     -----

   Net deferred tax asset                           $1,185       755       523
                                                     =====     =====     =====

     SFAS No. 109, Accounting for Income Taxes, requires that the tax benefit of deductible temporary differences be recorded as an asset to the extent that management assesses the utilization of such temporary differences to be "more likely than not." In accordance with SFAS No. 109, the realization of tax benefits of deductible temporary differences depends on whether the Bank has sufficient taxable income within the carryback and carryforward period permitted by tax law to allow for utilization of the deductible amounts. Taxable income in the carryback period and estimates of taxable income in the carryforward period were expected to be sufficient to utilize such differences. As such, no valuation allowance was established at September 30, 1997 (unaudited), December 31, 1996 or December 31, 1995.

(12) Pension Plan:
     ------------

     The Bank sponsors a defined benefit pension plan and a 401(k) savings plan to provide employees income at retirement. All employees of the Bank are eligible to participate in both plans upon attainment of age 21 and completion of one year of service. Both plans are administered by a pension committee appointed by the Board of Directors of the Bank.

     Under the defined benefit pension plan, the Bank contributes actuarially determined amounts necessary to fund plan benefits of at least the minimum amount required by the Employee Retirement Income Security Act of 1974, as amended. No contributions are required or allowed by employees.

                        CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(12)  Pension Plan: (Continued)
      ------------
     Net pension expense included the following components for the years ended December 31, 1996 and 1995 (the latest valuation dates):

                                                           December 31,
                                                      ----------------------
                                                       1996    1995    1994
                                                      ------  ------  ------
Service cost for benefits earned during the period    $ 151     111     140
Interest cost on projected benefit obligation           104      86      86
Actual net return on plan assets                        (84)   (169)     12
Net amortization and deferrals                           (1)     99     (56)
                                                      -----    ----    ----

Net periodic pension expense                          $ 170     127     182
                                                      =====    ====    ====

The following table sets forth the defined benefit pension plan's funded status and amounts recognized in the Bank's consolidated balance sheets for December 31, 1996 and 1995 (the latest valuation dates).

                                                         December 31,
                                                        ---------------
                                                         1996     1995
                                                        -------  ------
Plan assets at fair value, primarily bonds              $1,312   1,144
                                                        ======   =====
Actuarial present value of benefit for service
 rendered to date:
  Accumulated benefit obligation, including vested
   benefits of $714,198 and $660,838, respectively      $  812     739
  Additional benefits based on projected future
   compensation                                            832     844
                                                        ------   -----

     Projected benefit obligation                        1,644   1,583
                                                        ======   =====

Plan assets less than projected benefit obligation        (332)   (439)
Unrecognized prior service cost                             39      43
Unrecognized net loss from past experience,
 different from that assumed and effects of changes
 in assumptions                                            521     631
Unrecognized net transition asset at January 1, 1989      (109)   (120)
                                                        ------   -----

Prepaid pension benefit                                 $  119     115
                                                        ======   =====

The weighted average discount rate used in determining the actuarial present value was 7% for the years ended December 31, 1996 and 1995, respectively. The rate of increase in future compensation levels used in determining the actuarial present value was 5% for the years ended December 31, 1996 and 1995, respectively. The expected long-term rate of return on plan assets was 8% in 1996 and 1995.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(12)  Pension Plan: (Continued)
      ------------

      On January 1, 1993, management adopted the 401(k) savings plan (the Plan) for employees of the Bank. Employees may enter the plan on January 1 or July 1, whichever occurs first, after completion of eligibility requirements. Management has contributed 2% of employees' earnings to the Plan on the employees' behalf. Employees are allowed to contribute up to 15% of earnings and, in addition, management will match employee contributions up to 3%. The expense incurred by the Plan for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 was $126,795, $115,530 and $142,584,$141,523,
      and $148,847 respectively.

(13)  Retained Earnings:
      -----------------

      The Bank has been allowed a special bad debt deduction for Federal income tax purposes, limited generally to 8% of otherwise taxable income and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. The Bank could use each year for Federal income tax purposes the greater of this percentage deduction or actual charge-offs of loans. If the amounts that qualify as deductions under the percentage method for Federal income tax purposes are later used for purposes other than for bad debt losses, they would be subject to Federal income tax at the then current corporate rate. During 1996, legislation was passed prohibiting the utilization of percentage of taxable income reserve method (see note 11). Retained earnings at September 30, 1997, December 31, 1996 and 1995, include approximately $2,800,000, $2,800,000 and $4,800,000, respectively, for which Federal income tax has not been provided.

(14)  Regulatory Matters:
      ------------------

      The amounts for retained earnings and net earnings reported to the Office of Thrift Supervision (OTS) agree to the amounts per the accompanying consolidated financial statements at December 31, 1996 and 1995, and for the years then ended.

      The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) established a capital based supervisory system of Prompt Corrective Action
      (PCA) for all insured depository institutions. The regulations adopted pursuant to FDICIA and effective December 19, 1992, established capital categories that determine the degree of supervisory PCA to which a depository institution could be subjected. The categories consist of "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized". An institution is deemed to be "well capitalized" if (a) its risk-based capital ratio is 10% or greater, (b) its Tier 1 risk-based capital ratio is 6% or greater, and
      (c) its leverage ratio is 5% or greater. At September 30, 1997 (unaudited), the Bank was "well-capitalized."

      When an insured depository institution's capital ratios fall below the "well-capitalized" level it becomes subject to a series of increasingly restrictive supervisory actions, to the point where a conservator or receiver must be designated for a "critically undercapitalized" institution unless certain certifications are made by the appropriate regulatory agencies. An institution is deemed to be "critically undercapitalized" if its ratio of Tier 1 capital to total assets is 2% or less.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(14) Regulatory Matters: (Continued)
     ------------------
     The following table presents the Bank's retained earnings (equity capital) and regulatory capital ratios as of September 30, 1997 (unaudited) and
      December 31, 1996 and 1995:


                                                                         September 30, 1997 (unaudited and rounded)
                              -----------------------------------------------------------------------------------------------------
                                                                                                         Tier 1     Total
                                                                                         Core 1           risk-     risk-
                                  Equity         Tangible          Tangible            leverage           based     based
                                 capital          capital            equity             capital         capital   capital
                                ----------       ---------         --------            --------        --------  --------
     Equity capital              $ 29,500          29,500            29,500              29,500          29,500    29,500
     Nonincludable subsidiaries         -               -                 -                   -               -         -
     Unrealized loss on
      available for sale
      securities                        -               7                 7                   7               7         7
     General valuation
     allowances                         -               -                 -                   -               -     2,801
                                 --------        --------          --------             -------         -------   -------

     Regulatory capital measure  $ 29,500          29,507            29,507              29,507          29,507    32,308
                                 ========        ========          ========             =======         =======   =======

     Total assets                $275,925
                                 ========

     Adjusted total assets      $ 275,925         272,604           272,604
                                  =======         =======           =======

     Risk-weighted assets                                                                              $246,830   246,830
                                                                                                       ========   =======

     Capital ratio                  10.69%          10.69%            10.82%              10.82%          11.95%    13.09%
                                 ========         =======            ======             =======         =======   =======

                                                             December 31, 1996 (rounded)
                                         --------------------------------------------------------------------------
                                                                                                         Tier 1     Total
                                                                                        Core 1            risk-     risk-
                                    Equity       Tangible          Tangible           leverage            based     based
                                   capital        capital            equity            capital          capital   capital
                                ----------       --------          --------            -------          -------  --------
     Equity capital              $ 27,250          27,250            27,250             27,250           27,250    27,250
     Nonincludable
      subsidiaries                      -              (2)               (2)                (2)              (2)       (4)
     General valuation
      allowances                        -               -                 -                  -                -     2,123
                                 --------         -------            ------           --------         --------   -------

     Regulatory capital measure  $ 27,250          27,248            27,248             27,248           27,248    29,369
                                 ========        ========           =======           ========         ========   =======

     Total assets               $ 244,964
                                 ========

     Adjusted total assets                       $ 244,962          242,748            242,748
                                                  ========          =======            =======

     Risk-weighted assets                                                                              $227,556   227,748
                                                                                                       ========   =======

     Capital ratio                  11.12%           11.12%           11.22%             11.22%           11.97%    12.91%
                                  =======         ========           ======           ========         ========   =======

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(14)  Regulatory Matters: (Continued)
      ------------------

                                                            December 31, 1995 (rounded)
                                   -------------------------------------------------------------------------
                                                                                        Tier 1      Total
                                                                           Core 1        risk-       risk-
                                    Equity     Tangible      Tangible     leverage       based       based
                                    capital     capital       equity       capital      capital     capital
                                    -------     -------       ------       -------      -------     -------
      Equity capital                $ 24,436     24,436       24,436        24,436       24,436      24,436
      Nonincludable
       subsidiaries                     -            (2)          (2)           (2)          (2)         (4)
      General valuation
       allowances                       -          -            -             -            -          1,997
                                    --------    -------      -------       -------      -------     -------

      Regulatory capital measure    $ 24,436     24,434       24,434        24,434       24,434      26,429
                                    ========    =======      =======       =======      =======     =======

      Total assets                  $223,882
                                    ========

      Adjusted total assets                    $223,880      223,841       223,841
                                               ========      =======       =======

      Risk-weighted assets                                                             $184,669     184,669
                                                                                       ========     =======

      Capital ratio                    10.91%     10.91%       10.91%        10.91%       13.23%      14.31%
                                       ======     ======       ======        ======       ======      ======

      The Bank's management believes that at December 31, 1996, that the Bank meets all capital requirements to which it is subject.


(15)  Financial Instruments with Off-Balance-Sheet Risk:
      -------------------------------------------------

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

      The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(15)  Financial Instruments with Off-Balance-Sheet Risk: (Continued)
      -------------------------------------------------

      At December 31, 1996 and 1995, unused lines of credit were approximately
          $16,770,000 and $10,992,000, respectively, with the majority having terms of one year for commercial and two to five years for consumer; outstanding letter of credit balances were approximately $8,804,000 and $5,648,000, respectively; and commitments to originate or purchase loans were approximately $44,715,000 and $20,651,000, respectively. The commitments to originate loans at December 31, 1996 were composed of variable rate loans of approximately $36,850,000 and fixed rate loans of approximately $7,865,000. The fixed rate loans had interest rates ranging from 7.92% to 9.33%. The commitments to originate loans at December 31, 1995 were composed of variable rate loans of approximately $13,044,000 and fixed rate loans of approximately $7,607,000. The fixed rate loans had interest rates ranging from 7.5% to 9.0%.

      At September 30, 1997 (unaudited), unused lines of credit totaled approximately $22,692,000 with the majority having terms of one year for commercial and two to five years for consumer; the outstanding letter of credit balance was approximately $8,131,000 and commitments to originate or purchase loans was approximately 3,789,190. The commitments to originate loans at September 30, 1997 (unaudited) was composed of variable rate loans of approximately $770,165 and fixed rate loans of approximately $3,019,025. The fixed rate loans had interest rates ranging from 5.75% to 9.50%.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include property, plant, and equipment and income-producing commercial properties.

      Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend from one to two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(16)  Fair Value of Financial Instruments:
      -----------------------------------

      Information about the fair value of the financial instruments in the consolidated balance sheets, which should be read in conjunction with note 1 and certain other notes to the consolidated financial statements presented elsewhere herein, is set forth as follows:

                                                       September 30,             December 31,             December 31,
                                                           1997                      1996                     1995
                                                  ----------------------     ---------------------     ---------------------
                                                          (Unaudited)
                                                              Estimated                  Estimated                 Estimated
                                                  Carrying      Fair         Carrying       Fair       Carrying       Fair
                                                   Amount      Value          Amount       Value        Amount       Value
                                                   ------      -----          ------       -----        ------       -----
      Financial assets:
        Cash and cash equivalents                 $ 26,691     26,691         19,519      19,519        13,935        13,935
        Investment securities available
         for sale                                   10,107     10,107           -           -             -             -
        Investment securities held to maturity       3,700      3,703          7,705       7,702        35,550        35,623
        Mortgage-backed securities                   1,333      1,349          1,419       1,417         1,541         1,534
        Loans receivable, net                      216,410    212,175        200,600     202,792       159,943       162,452
        Loans available for sale                     4,149      4,149          5,253       5,253         3,689         3,689
        Accrued interest receivable                  1,870      1,870          1,446       1,446         1,614         1,614
        Required investment in stock of
         the Federal Home Loan Bank                  1,602      1,602          1,519       1,519         1,418         1,418

        Financial liabilities:
        Deposits with no stated maturity           109,842    109,842         91,884      91,884        81,875        81,875
        Certificates of deposits                   132,108    132,556        122,649     112,808       114,859       107,934

    Off-balance sheet assets (liabilities):
      Unused lines of credit                          -                                     -                           -
      Standby letters of credit                       -                                     -                           -
      Commitments to extend credit                    -                                     -                           -

(17)  Federal Insurance Premiums:
      --------------------------

      During 1996, all Savings Association Insurance Fund (SAIF) members were required to pay a one-time special assessment to the FDIC on SAIF-assessable deposits to capitalize the SAIF at its target Designated Reserve Ratio of 1.25% of insured deposits effective October 1, 1996. The assessment was required to be applied against SAIF-assessable deposits as of March 31, 1995 with an assessment rate of 67.5 basis points. The expense incurred by the Bank for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $76,184. $1,536,641 and $1,653,727, $417,731 and
          $422,768 respectively.

(18)  Commitments and Contingencies:
      -----------------------------

      In the normal course of the Bank's business, there are outstanding various commitments and contingent liabilities that have not been reflected in the consolidated statements. In the opinion of management, the financial position of the Bank will not be affected materially as a result of such commitments and contingent liabilities.

                       CAVALRY BANKING AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         (TABLE AMOUNTS IN THOUSANDS)


(18)  Commitments and Contingencies: (Continued)
      -----------------------------

      In the normal course of business, there are various outstanding legal proceedings. In the opinion of management, after consultation with legal counsel, the financial position of the Bank will not be affected materially by the outcome of such legal proceedings.

      The Bank's profitability depends to a large extent on its net interest income, which is the difference between interest income on loans and investments and interest expense on deposits. Like most financial institutions, the Bank's interest income and interest expense are significantly affected by changes in market interest rates and other economic factors beyond its control. The Bank's interest earning assets consist primarily of mortgage loans and investments which adjust more slowly to changes in interest rates than its interest-bearing savings deposits. Accordingly, the Bank's earnings would be adversely affected during periods of rising interest rates.

(19)  Conversion to Capital Stock Form of Ownership:
      ---------------------------------------------

      On August 7, 1997, the Board of Directors of the Bank adopted a Plan of
          Conversion (Plan), to convert from a federally chartered mutual savings bank to a federally chartered capital stock savings bank with the concurrent formation of a holding company, Cavalry Bancorp, Inc. (Company), subject to the approval by regulatory authorities and depositors of the Bank. The conversion is expected to be accomplished through amendment of the Bank's state charter and the sale of the holding company's common stock in an amount equal to the consolidated pro forma market value of the holding company and the Bank after giving effect to the conversion. A subscription offering of the shares of common stock will be offered initially to eligible account holders, employee benefit plans of the Bank, supplemental eligible account holders and other members of the Bank. Any shares of common stock not sold in the offering are expected to be sold to the general public in a community offering.

      At the time of conversion, the Bank will establish a liquidation account in an amount equal to its capital as of the date of the latest consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

      Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholder's equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

     Conversion costs will be deferred and reduce the proceeds from the shares sold in conversion. If the conversion is not completed, all costs will be charged as expense. As of September 30, 1997, conversion costs of $23,244 have been incurred.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Cavalry Bancorp, Inc. or Cavalry Banking. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Cavalry Bancorp, Inc. or Cavalry Banking since any of the dates as of which information is furnished herein or since the date hereof.


                          Table of Contents                                Page
                          -----------------                                ----
Prospectus Summary......................................................
Selected Consolidated Financial Information.............................
Risk Factors............................................................
Cavalry Bancorp, Inc....................................................
Cavalry Banking.........................................................
Use of Proceeds.........................................................
Dividend Policy.........................................................
Market for Common Stock.................................................
Capitalization..........................................................
Historical and Pro Forma Regulatory Capital Compliance..................
Pro Forma Data..........................................................
Shares to be Purchased by Management Pursuant...........................
to Subscription Rights..................................................
Cavalry Banking and Subsidiaries........................................
Consolidated Statements of Earnings.....................................
Management's Discussion and Analysis of Financial.......................
Condition and Results of Operations.....................................
Recent Developments.....................................................
Business of the Holding Company.........................................
Business of the Bank....................................................
Management of the Holding Company.......................................
Management of the Bank..................................................
Regulation..............................................................
Taxation................................................................
The Conversion..........................................................
Restrictions on Acquisition of the Holding Company......................
Description of Capital Stock of the Holding Company.....................
Registration Requirements...............................................
Legal and Tax Opinions..................................................
Experts.................................................................
Additional Information..................................................
Index to Consolidated Financial Statements..............................



UNTIL THE LATER OF ____________ __, 1998, OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING OF COMMON STOCK, IF ANY, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                             CAVALRY BANCORP, INC.

                                    [Logo]

                         (Proposed Holding Company for
                               Cavalry Banking)



                       4,845,000 to 6,555,000 Shares of
                                 Common Stock


                                ---------------

                                  PROSPECTUS

                               ----------------



                           TRIDENT SECURITIES, INC.



                            _____________ __, 1998

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution(1)

  Legal fees and expenses..................  $  140,000
  Securities marketing legal fees..........      30,000
  Printing, postage and mailing............     130,000
  Appraisal and business plan preparation..      30,000
  Accounting fees..........................      60,000
  Securities marketing fees and expenses...     531,600
  Data processing fees.....................      15,000
  SEC registration fee.....................      22,844
  Blue Sky filing fees and expenses........      15,000
  OTS filing fees..........................       8,400
  Other expenses...........................     137,156
                                             ----------
       Total...............................  $1,120,000
                                             ==========

________________
     (1) Based on the midpoint of the Estimated Valuation Range, Trident Securities, Inc. will receive a fee of 1.5% of the aggregate dollar amount of stock sold (excluding shares purchased by officers and directors of the Registrant and its affiliates, including the ESOP).

Item 14.  Indemnification of Officers and Directors

          Article XI of the Charter of Cavalry Bancorp, Inc. requires indemnification of directors, officers and employees to the fullest extent permitted by Tennessee law.

          Section 48-18-502 through Section 48-18-508 of the Tennessee Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

     48-18-502 AUTHORITY TO INDEMNIFY. - (a)  Except as provided in subsection
(d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

     (1)  He conducted himself in good faith; and

     (2)  He reasonably believed:

     (A) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and

     (B) In all other cases, that his conduct was at least not opposed to its best interests; and


     (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subdivision (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d)  A corporation may not indemnify a director under this section:
     (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     48-18-503 MANDATORY INDEMNIFICATION. - Unless limited by its charter, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     48-18-504 ADVANCE FOR EXPENSES. - (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in (S)48-18-502;

     (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and

     (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

     (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) Determinations and authorizations of payments under this section shall be made in the manner specified in (S)48-18-506.

     48-18-505 COURT ORDERED INDEMNIFICATION. - Unless a corporation's charter provides otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines:

     (1) The director is entitled to mandatory indemnification under (S)48-18-503, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

     (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in (S)48-18-502 or was adjudged liable as described in (S)48-18-502(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     48-18-506 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. - (a) A corporation may not indemnify a director under (S)48-18-502 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in (S)48-18-502.

     (b)  The determination shall be made:

     (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

     (3)  By independent special legal counsel;

     (A) Selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or

     (B) If a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

     (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation to reasonableness of expenses shall be made by those entitled under subdivision
(b)(3) to select counsel.

     48-18-507 INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. - Unless a corporation's charter provides otherwise:

     (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under (S)48-18-503, and is entitled to apply for court-ordered indemnification under (S)48-18-505, in each case to the same extent as a director;

     (2) The corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

     (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

     48-18-508 INSURANCE. - A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify him against the same liability under (S)48-18-502 or (S)48-18-503.

Item 15.  Recent Sales of Unregistered Securities.

          Not Applicable

Item 16.  Exhibits and Financial Statement Schedules:

          The financial statements and exhibits filed as part of this Registration Statement are as follows:

(a)       List of Exhibits


                               INDEX TO EXHIBITS


 1.1     -   Form of proposed Agency Agreement among Cavalry Bancorp, Inc., Cavalry Banking and Trident Securities,
             Inc.

 1.2     -   Engagement Letter between Cavalry Banking and Trident Securities, Inc. (a)

 2       -   Plan of Conversion of Cavalry Banking (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)

 3.1     -   Charter of Cavalry Bancorp, Inc. (a)

 3.2     -   Bylaws of Cavalry Bancorp, Inc. (a)

 4       -   Form of Certificate for Common Stock (a)

 5       -   Opinion of Breyer & Aguggia regarding legality of securities registered (a)

 8.1     -   Federal Tax Opinion of Breyer & Aguggia

 8.2     -   State Tax Opinion of Bass, Berry & Sims PLC

 8.3     -   Opinion of Ferguson & Company as to the value of subscription rights (a)

10.1     -   Proposed Form of Employment Agreement For Certain Executive Officers (a)

10.2     -   Proposed Form of Severance Agreement For Certain Senior Officers (a)

10.3     -   Proposed Form of Severance Compensation Plan For Employees (a)

10.4     -   Proposed Form of Employee Stock Ownership Plan (a)

10.5     -   Cavalry Banking 401(k) Plan

21       -   Subsidiaries of Cavalry Bancorp, Inc. (a)

23.1     -   Consent of Rayburn, Betts & Bates, P.C.

23.2     -   Consent of Breyer & Aguggia (contained in opinion included as Exhibit 5) (a)

23.3     -   Consent of Breyer & Aguggia as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

23.4     -   Consent of Bass, Berry & Sims PLC as to its State Tax Opinion (contained in opinion included as Exhibit 8.2)

23.5     -   Consent of Ferguson & Company (a)

24       -   Power of Attorney (contained in signature page to the Registration Statement) (a)

99.1     -   Order and Acknowledgement Form (a)

99.2     -   Solicitation and Marketing Materials (a)

99.3     -   Agreement with Ferguson & Company (a)

99.4     -   Appraisal Report of Ferguson & Company

99.5     -   Proxy Statement for Special Meeting of Members of Cavalry Banking


_____________________

(a) Previously filed.


Financial Statements and Schedules

                                CAVALRY BANKING


                                                                  Pages
Independent Auditors' Report......................................  F-1

Consolidated Balance Sheets as of September 30, 1997 (unaudited)
 and December 31, 1996 and 1995...................................  F-2

Consolidated Statements of Income for the
 Nine Months Ended September 30, 1997 and 1996 (unaudited)
 and the Years Ended December 31, 1996, 1995 and 1994.............   23

Consolidated Statements of Equity for the Nine Months Ended
 September 30, 1997 and 1996 (unaudited) and for the Years
 Ended December 31, 1996, 1995 and 1994...........................  F-3

Consolidated Statements of Cash Flows for the
 Nine Months Ended September 30, 1997 and 1996 (unaudited)
 and the Years Ended December 31, 1996, 1995 and 1994.............  F-4

Notes to Financial Statements.....................................  F-6


     All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murfreesboro, Tennessee on the 5th day of January 1998.

                                   CAVALRY BANCORP, INC.



                                   By: /s/Ed C. Loughry, Jr.
                                       -------------------------------
                                       Ed C. Loughry, Jr.
                                       President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                                  Title                                             Date
----------                                                  -----                                             ----
/s/Ed C. Loughry, Jr.                                  President, Chief Executive Officer                   January 5, 1998
-------------------------
Ed C. Loughry, Jr.                                     and Director (Principal Executive Officer)



/s/Ronald R. Knight*                                   Director, Chief Operating Officer                    January 5, 1998
-------------------------
Ronald R. Knight                                       and Executive Vice President



/s/Hillard C. "Bud" Gardner*                           Senior Vice President and Chief Financial
--------------------------------------------
Hillard C. "Bud" Gardner                               Officer (Principal Financial and                     January 5, 1998
                                                       Accounting Officer)


/s/William H. Huddleston, III*                        Chairman of the Board                                 January 5, 1998
-------------------------------------------
William H. Huddleston, III



/s/Gary Brown*                                        Vice Chairman of the Board                            January 5, 1998
--------------------------------------------
Gary Brown



/s/Frank E. Crosslin, Jr.*                            Director                                              January 5,C1998
--------------------------------------------
Frank E. Crosslin, Jr.



/s/Tim J. Durham*                                     Director                                              January 5, 1998
------------------------------------------
Tim J. Durham



/s/Ed Elam*                                           Director                                              January 5, 1998
--------------------------------------------
Ed Elam

/s/James C. Cope*                                     Director                                              January 5, 1998
-------------------------------------------
James C. Cope



/s/Terry G. Haynes*                                   Director                                              January 5, 1998
------------------------------------------
Terry G. Haynes

* By power of attorney dated November 12, 1997.

    As filed with the Securities and Exchange Commission on January 5, 1998


                                                  Registration No. 333-40057

________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   EXHIBITS
                                      TO


                               AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                             CAVALRY BANCORP, INC.
            ------------------------------------------------------
              (Exact name of registrant as specified in charter)



          Tennessee                          6035                62-1721072
-------------------------------     --------------------     -------------------
(State or other jurisdiction of      (Primary SICC No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)


                            114 WEST COLLEGE STREET
                         MURFREESBORO, TENNESSEE 37130
                                (615) 893-1234
        ---------------------------------------------------------------
         (Address and telephone number of principal executive offices)




                         John F. Breyer, Jr., Esquire
                         Victor L. Cangelosi, Esquire
                               BREYER & AGUGGIA
                                Suite 470 East
                              1300 I Street, N.W.
                            Washington, D.C.  20005
                       ---------------------------------
                    (Name and address of agent for service)

                               INDEX TO EXHIBITS


 1.1     -   Form of proposed Agency Agreement among Cavalry Bancorp, Inc., Cavalry Banking and Trident Securities,
             Inc.

 1.2     -   Engagement Letter between Cavalry Banking and Trident Securities, Inc. (a)

 2       -   Plan of Conversion of Cavalry Banking (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)

 3.1     -   Charter of Cavalry Bancorp, Inc. (a)

 3.2     -   Bylaws of Cavalry Bancorp, Inc. (a)

 4       -   Form of Certificate for Common Stock (a)

 5       -   Opinion of Breyer & Aguggia regarding legality of securities registered (a)

 8.1     -   Federal Tax Opinion of Breyer & Aguggia

 8.2     -   State Tax Opinion of Bass, Berry & Sims PLC

 8.3     -   Opinion of Ferguson & Company as to the value of subscription rights (a)

10.1     -   Proposed Form of Employment Agreement For Certain Executive Officers (a)

10.2     -   Proposed Form of Severance Agreement For Certain Senior Officers (a)

10.3     -   Proposed Form of Severance Compensation Plan For Employees (a)

10.4     -   Proposed Form of Employee Stock Ownership Plan (a)

10.5     -   Cavalry Banking 401(k) Plan

21       -   Subsidiaries of Cavalry Bancorp, Inc. (a)

23.1     -   Consent of Rayburn, Betts & Bates, P.C.

23.2     -   Consent of Breyer & Aguggia (contained in opinion included as Exhibit 5) (a)

23.3     -   Consent of Breyer & Aguggia as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

23.4     -   Consent of Bass, Berry & Sims PLC as to its State Tax Opinion (contained in opinion included as Exhibit 8.2)

23.5     -   Consent of Ferguson & Company (a)

24       -   Power of Attorney (contained in signature page to the Registration Statement) (a)

99.1     -   Order and Acknowledgement Form (a)

99.2     -   Solicitation and Marketing Materials (a)

99.3     -   Agreement with Ferguson & Company (a)

99.4     -   Appraisal Report of Ferguson & Company

99.5     -   Proxy Statement for Special Meeting of Members of Cavalry Banking



______________________
(a) Previously filed.